As filed with the Securities and Exchange Commission on March 21, 1997
                                                Registration No. 333-_______
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                 (Name of Small Business Issuer in its Charter)


         Delaware                      7812                     94-3261987
     (State or other             (Primary Standard           (I.R.S. Employer
     jurisdiction of        Industrial Classification       Identification No.)
     incorporation or              Code Number)
       organization)

                        26203 PRODUCTION AVENUE, SUITE 5
                            HAYWARD, CALIFORNIA 94545
                                 (510) 782-8168
                   (Address and telephone number of principal
               executive offices and principal place of business)

COPIES TO:                    ANTHONY K. CHAN              COPIES TO:
ANTHONY J. BISHOP, ESQUIRE    CHIEF EXECUTIVE OFFICER      GREGORY SICHENZIA,
SHEPPARD, MULLIN, RICHTER &   26203 PRODUCTION AVENUE,     ESQUIRE
HAMPTON LLP                   SUITE 5                      SINGER ZAMANSKY LLP
333 SOUTH HOPE STREET,        HAYWARD, CALIFORNIA 94545    40 EXCHANGE PLACE
48TH FLOOR                    (510) 782-8168               20TH FLOOR
LOS ANGELES, CALIFORNIA       (Name and address and        NEW YORK, NEW YORK
90071                         telephone number of agent    10005
(213) 620-1780                for service)                 (212) 809-8550

           APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE


 TITLE OF EACH CLASS OF                      PROPOSED        PROPOSED
    SECURITIES TO BE       AMOUNT TO BE       MAXIMUM         MAXIMUM       AMOUNT OF
       REGISTERED           REGISTERED       OFFERING        AGGREGATE     REGISTRATION
                                               PRICE         OFFERING          FEE
                                           PER UNIT (1)      PRICE (1)

Common Stock               1,265,000(2)        $5.00        $ 6,325,000      $ 1,917

Warrants to purchase
Common Stock               2,070,000(3)        $0.10        $   207,000         $ 63
Shares of Common Stock
issuable upon exercise     2,070,000           $5.00        $10,350,000      $ 3,137
of the Warrants


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(2) Includes 165,000 shares of Common Stock which may be purchased by the Underwriters pursuant to an over-allotment option.
(3) Includes 270,000 Warrants which may be purchased by the Underwriters pursuant to an over-allotment option.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.













                            EXHIBIT INDEX ON PAGE 96

                                       -2-

------------------------------------------------------------------------------

                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                               -------------------

                              CROSS REFERENCE SHEET
                  Showing Location in Prospectus of Information
                         Required by Items of Form SB-2

                               -------------------



FORM SB-2 ITEM NUMBER AND CAPTION    Prospectus Caption
---------------------------------    ------------------

1.    Front of Registration          Outside Front Cover Page of
      Statement and Outside Front    Prospectus
      Cover of Prospectus

2.    Inside Front and Outside       Inside Front Cover Page of
      Back Cover Pages of            Prospectus; Outside Back Cover
      Prospectus.                    Page of Prospectus; Additional
                                     Information

3.    Summary Information and        Prospectus Summary; Risk
      Risk Factors                   Factors

4.    Use of Proceeds                Prospectus Summary; Use of
                                     Proceeds; Rescission Offer

5.    Determination of Offering      Outside Front Cover Page of
      Price.                         Prospectus; Underwriting

6.    Dilution                       Dilution

7.    Selling Security Holders       Not Applicable

8.    Plan of Distribution           Outside Front Cover Page of
                                     Prospectus; Underwriting

9.    Legal Proceedings              Business

10.   Directors, Executive           Management
      Officers, Promoters and
      Control Persons





                                      -3-

11.   Security Ownership of          Principal Stockholders
      Certain Beneficial Owners
      and Management

12.   Description of Securities      Prospectus Summary; Dividend
                                     Policy; Capitalization;
                                     Description of Securities

13.   Interest of Named Experts      Not Applicable
      and Counsel

14.   Disclosure of Commission       Management; Underwriting
      Position on Indemnification
      for Securities Act
      Liabilities

15.   Organization Within Last       Certain Transactions
      Five Years

16.   Description of Business        Prospectus Summary; Risk
                                     Factors; Management's
                                     Discussion and Analysis of
                                     Financial Condition and Results
                                     of Operations; Business

17.   Management's Discussion        Management's Discussion and
      and Analysis or Plan of        Analysis of Financial Condition
      Operation                      and Results of Operations

18.   Description of Property        Business

19.   Certain Relationship and       Certain Transactions
      Related Transactions

20.   Market for Common Equity       Outside Front Cover Page of
      and Related Stockholder        Prospectus; Dividend Policy;
      Matters                        Capitalization; Description of
                                     Securities; Principal
                                     Stockholders; Shares Eligible
                                     for Future Sale

21.   Executive Compensation         Management

22.   Financial Statements           Financial Statements

23.   Changes in and Disagreements   Not Applicable
      with Accountants on
      Accounting and Financial
      Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 21, 1997

PROSPECTUS

                      AMERICAN CHAMPION ENTERTAINMENT, INC.

                        1,100,000 SHARES OF COMMON STOCK
               1,800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
      This Prospectus relates to an offering (the "Offering") by American
Champion Entertainment, Inc. (the "Company") of 1,100,000 shares of common stock, $.0001 par value (the "Common Stock"), and 1,800,000 redeemable Common Stock purchase warrants (the "Warrants") through a group of underwriters (the "Underwriters") represented by Dalton Kent Securities Group, Inc. (the "Representative"). The Common Stock and the Warrants may be purchased separately and will be transferable separately after issuance. The Common Stock is being offered at $5.00 per share and the Warrants are being offered at $.10 per Warrant.

      Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing from the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.10 per Warrant at any time commencing 12 months after the date hereof upon certain terms and conditions. See "Description of Securities -- Warrants."

      Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of the Offering or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Underwriting." The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market ("NASDAQ") under the trading symbols "ACEI" and "ACEIW," respectively.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

THE REPORT OF THE COMPANY'S INDEPENDENT AUDITORS INDICATES THAT THE COMPANY HAS INCURRED RECURRING OPERATING LOSSES, HAS A WORKING CAPITAL DEFICIENCY AND, AS A RESULT OF THESE CONDITIONS, EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. SEE "FINANCIAL STATEMENTS."

THE COMPANY MAY ALSO HAVE FAILED TO COMPLY WITH CERTAIN FEDERAL AND/OR STATE SECURITIES LAWS WITH RESPECT TO CERTAIN PRIOR SALES OF THE COMPANY'S SECURITIES. THE COMPANY INTENDS TO MAKE A RESCISSION OFFER TO THE PURCHASERS OF SUCH SECURITIES AFTER THE CLOSING OF THIS OFFERING. SEE "RESCISSION OFFER."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                       UNDERWRITING DISCOUNTS    PROCEEDS TO
                     PRICE TO PUBLIC     AND COMMISSIONS (1)     COMPANY (2)
Per Share...........      $5.00                 $.50                $4.50
Per Warrant.........       $.10                 $.01                $ .09
Total (3)...........    $5,680,000            $568,000           $5,112,000


(1) Does not include additional compensation to the Underwriters consisting of (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering (excluding any proceeds from the exercise of any Warrants or Underwriters' Warrants (as defined below)), of which approximately $20,000 has been paid by the Company to date; (ii) warrants (the "Underwriters' Warrants") entitling the Underwriters to purchase up to 110,000 shares of Common Stock and 180,000 Warrants, at a price of $6.00 per share of Common Stock and $0.12 per Warrant; (iii) a two-year preferential right to the Representative in connection with certain future public and private offerings of the Company's securities; and (iv) a three-year consulting agreement pursuant to which the Representative will receive an aggregate fee of $108,000, payable upon the completion of this Offering. The Company has agreed to indemnify the Underwriters against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the Offering, other than the Underwriters' discounts and commissions, payable by the Company, estimated to be approximately $700,000. See "Underwriting."

(3) The Company has granted the Underwriters an option, exercisable for 45 days from the closing of the Offering, to purchase up to an additional 165,000 shares of Common Stock and/or 270,000 Warrants, upon the same terms and conditions solely for the purpose of covering over-allotments, if any (the "Underwriters' Over-allotment Option"). If the Underwriters' Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,532,000, $653,200 and $5,878,800, respectively. See "Underwriting."

      The Common Stock and Warrants are being severally offered by the Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by the Underwriters under certain other conditions. The Underwriters reserve the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that certificates representing the shares of Common Stock and Warrants offered hereby will be made available for delivery in New York, New York on or about ____________, 1997.


                                -----------------

                       DALTON KENT SECURITIES GROUP, INC.
                                -----------------



               The date of this Prospectus is _____________, 1997.























                                       -7-

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      As a result of this Offering, the Company will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent public accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.



                                   [Pictures]

































                                       -8-

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO THE COMPANY ARE REFERENCES TO THE COMPANY AND ITS SUBSIDIARIES, AMERICAN CHAMPION MEDIA, INC. ("AC MEDIA") AND AMERICA'S BEST KARATE. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THE PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE UNDERWRITERS' OVER-ALLOTMENT OPTION, THE UNDERWRITERS' WARRANTS OR OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK.

      The Company is in the development stage with respect to various media projects, including (i) the development, production and marketing of "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children (the "Kanga Roddy Series"), (ii) the licensing of merchandising rights related to the Kanga Roddy Series, and (iii) the development, production and marketing of various video tapes, audio tapes and workbooks that specialize in fitness information.

      The Company also operates a chain of karate schools with eight locations in the San Francisco Bay area and two locations in Las Vegas. The co-founders of the Company, George Chung and Anthony Chan, are both members of the Karate Black Belt Hall of Fame. The experiences of Messrs. Chung and Chan with the martial arts, and the values and disciplines they promote, were the inspiration for the Company's decision to pursue its media projects, all of which are based on such martial arts values and disciplines.

"ADVENTURES WITH KANGA RODDY"

      The Company is developing and producing "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children. The Kanga Roddy Series will use martial arts values such as humility, discipline and respect, with the added elements of song, contemporary music, dance, vibrant colors and exciting movements to attempt to capture the young audience's attention. The Kanga Roddy Series features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other television shows which feature violence, Kanga Roddy never fights because he understands that conflict can always be resolved with knowledge, compassion, humility, respect and an open mind.

      Each episode of the Kanga Roddy Series will open with the Kanga Roddy theme song which is anticipated to be easily memorized by young children much in the same way as the popular theme song from the "BARNEY" television show. After the theme song, each show will focus on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players Joe Montana and Ronnie Lott) who will be working on activities such as reading, physical fitness and arts and crafts. During these activities, the children will encounter an ethical or social problem which causes uneasiness or unhappiness amongst some of the


                                      -9-
children. Their teachers will sense the problem and suggest that the children seek help from their friend, Uncle Pat, the proprietor of a rare book bookstore played by Pat Morita of KARATE KID fame. Uncle Pat, with the assistance of his pet bookworm Shakespeare, magically transport the children to the land of Hi-Yah where Kanga Roddy lives.

Once in the land of Hi-Yah, Kanga Roddy and his friend Bantu, a female African snake, help the children solve their problem by giving examples presented through songs. Kanga Roddy gets inspiration for the proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi, a wise old snow monkey. The children also learn one physical activity each time they visit Kanga Roddy such as balance, jumping, or kicking. Kanga Roddy is particularly capable of teaching such activities since the actor inside the Kanga Roddy costume is a black belt karate instructor at one of the Company's karate studios. When the children return to the community center, they review what they have learned with their teachers.

      The Company completed the pilot episode of the Kanga Roddy Series in January 1997 and intends to use a portion of the proceeds from the Offering to finance the production of the next 12 episodes. Thirteen episodes of a television series is the standard number of episodes for a television season.

      The Company is vigorously pursuing various avenues for broadcasting the Kanga Roddy Series, primarily public and cable television. The Company has received an offer from KTEH, the public broadcasting system ("PBS") station serving the San Jose, California area, to purchase the exclusive right to distribute the Kanga Roddy Series throughout the United States for a two-year period. If the Company accepts this proposal, the Company would receive certain funds for the sale of this exclusive distribution right and would be committed to sharing with KTEH a percentage of the profits received from sales of certain video tapes and other merchandise related to the Kanga Roddy Series. KTEH has informed the Company that it believes it can convince other PBS stations covering at least 40% of the U.S. broadcast market to also air the program.

      The Company is also pursuing broadcasting of the Kanga Roddy Series on cable television but has not received any proposals to date. There is no assurance that the Company will be able to achieve the broadcasting of the Kanga Roddy Series on either public or cable television.

      The Company's strategy with respect to ADVENTURES WITH KANGA RODDY also includes pursuing licensing and merchandising opportunities. Characters developed in a popular series, and often the series itself, achieve a high level of recognition and popularity, making them valuable assets for the licensing and merchandising market. However, if the Kanga Roddy Series does not attain and maintain widespread distribution on television, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained.

      The Company also hopes to realize revenues through the distribution of the Kanga Roddy Series in the home video market, although there is no assurance that the Company will be able to do so.

"FITNESS PRODUCTS"

      The Company is also in the business of developing, producing and marketing various video tapes, audio tapes and workbooks that specialize in fitness information and education ("Fitness Products"). The Company's first Fitness Product, entitled "STRONG MIND FIT BODY," consists of video tapes, audio tapes and a workbook, and teaches motivational techniques to start and stay with an exercise program in order to lose weight. "STRONG MIND FIT BODY" targets the large number of overweight individuals in the United States between the ages of 25 to 55 who are 15 to 100 pounds over their ideal weight, and utilizes celebrity testimonials from former superstar football players Ronnie Lott and Dwight Clark to endorse the product.

      In June 1996, the Company entered into an exclusive distribution agreement with respect to "STRONG MIND FIT BODY." The distributor has the exclusive right for one year (ending June 1997) to sell such product to health, fitness, exercise and nutrition related companies, and the exclusive right for five years to sell such product to, or together with products sold by, Health Rider, Nordic Trak and ICON (major fitness equipment manufacturers). Notwithstanding the above contract, the Company has not recognized any significant revenues from the "STRONG MIND FIT BODY" product and there can be no assurance that any significant revenues will be generated from such product in the future.

      The Company's second Fitness Product, entitled the "Joe Montana Exercise Video", is a cardio kick-boxing video starring former superstar quarterback Joe Montana and his wife Jennifer, both of whom have been training in the Company's karate schools for approximately three years. This 50-minute video exercise program enables viewers to exercise without the need to buy expensive machinery. The Company hopes to enter into an exclusive distribution agreement with, or sell the rights to such video program to, a third party although there is no assurance that the Company will be able to do so.

KARATE STUDIOS

      The Company also manages and operates a chain of karate "studios" with eight locations in the San Francisco Bay area and two locations in Las Vegas. All of the Company's karate studios operate under the name "America's Best Karate". George Chung, the Company's Chairman of the Board, and Anthony Chan, the Company's President and Chief Executive Officer, are both members of the Karate Black Belt Hall of Fame.

      The Company has a close relationship with the five-time Superbowl Champion San Francisco 49ers. During the football season, as many as 30 players from the team take instruction from Mr. Chung. Mr. Chung also serves as a fitness consultant to the San Francisco 49ers football team, and assists the team with the mental and physical preparation of certain players before games.

      Each of the Company's instructors, all of whom are black belts, has undergone a rigorous training program conducted by Messrs. Chung and Chan and/or other instructors of America's Best Karate. Generally speaking, instructors are prior students of America's Best Karate who have "graduated" to become instructors. Each karate studio conducts approximately 40 classes per week, each for a 45 minute period. Each class is generally comprised of 10 to 15 students and taught by one to three instructors. Generally, students are initially enrolled in a black belt course requiring approximately thirty-six months of study; however, many students eventually convert to the more intensive and longer (48 months) second degree black belt program. Classes are organized by skill level and age group. Students may take as many classes as are available each week without additional charge. Fees, if paid in advance, are generally $1,800 and $2,400 for the black belt and second degree black belt programs, respectively. An installment payment plan is available at higher rates. At each karate studio, the Company also sells martial arts related products, such as uniforms, other clothing and safety equipment. See "Business."

      The Company's strategy with respect to its karate studios is to provide an environment where students can study martial arts disciplines in a clean and attractive setting and have fun. Unlike many traditional studios, the Company utilizes music to enhance the enjoyment level of its martial arts instruction.

      The Company was incorporated in Delaware in February 1997 to serve as a holding company for AC Media, a Delaware corporation formed in February 1997, and America's Best Karate, a California corporation formed in June 1991. This Prospectus assumes that the reorganization transaction giving effect to this holding company structure will be completed prior to the closing of the Offering, and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company. The Company's executive offices are located at 26203 Production Avenue, Suite 5, Hayward, California 94545, and its telephone number is (510) 782-8168.

                                THE OFFERING

SECURITIES OFFERED. . . . . .          1,100,000 shares of Common Stock and
                                       1,800,000 Warrants.  Each Warrant
                                       entitles the registered holder thereof
                                       to purchase one share of Common Stock
                                       at an exercise price of $5.00 per
                                       share, subject to adjustment, at any
                                       time through the fifth anniversary of
                                       the date hereof.  The shares of Common
                                       Stock and the Warrants may be
                                       purchased separately and are
                                       separately tradeable and transferable
                                       immediately upon issuance.  See
                                       "Description of Securities" and
                                       "Underwriting."

OFFERING PRICE. . . . . . . .          $5.00 per share of Common Stock and
                                       $.10 per Warrant.

Common Stock Outstanding:
      Prior to the Offering (1).       2,444,671 shares of Common Stock
      AFTER THE OFFERING (1)(2).       3,544,671 shares of Common Stock

WARRANTS OUTSTANDING:
      PRIOR TO THE OFFERING. . .       None
      AFTER THE OFFERING  (3). .       1,800,000 Warrants

EXERCISE PERIOD OF WARRANTS
      OFFERED HEREBY. . . . . .        The five year period commencing from
                                       the date hereof.

REDEMPTION OF WARRANTS. . . . .        Redeemable by the Company at any time
                                       commencing 12 months after the date
                                       hereof, at a price of $.10 per
                                       Warrant, upon not less than 30 days'
                                       prior written notice to the holders of
                                       the Warrants, provided the average
                                       closing bid quotation of the Common
                                       Stock as reported on NASDAQ or the OTC
                                       Bulletin Board, if traded thereon, or
                                       if not traded thereon, the average
                                       closing sale price of the Common Stock
                                       if listed on a national securities
                                       exchange (or other reporting system
                                       that provides last sale prices), has
                                       been at least 120% of the then current
                                       exercise price of the Warrants
                                      (initially, $6.00 per share), for a
                                       period of 20 consecutive trading days
                                       ending on the third day prior to the
                                       date on which the Company gives notice
                                       of redemption.  The Warrants will be
                                       exercisable until the close of
                                       business on the day immediately
                                       preceding the date fixed for
                                       redemption.  See "Description of
                                       Securities -- Warrants."

USE OF PROCEEDS . . . . . . .          The net proceeds from the Offering,
                                       aggregating approximately $4,412,000,
                                       will be used approximately as follows:
                                       (i) $2,200,000 to complete production
                                       of the next 12 episodes of the Kanga
                                       Roddy Series, (ii) $525,000 to repay
                                       debt, and (iii) the remainder to be
                                       used for working capital purposes,
                                       including the funding of the Company's
                                       rescission offer, the hiring of
                                       additional management personnel,
                                       relocation of the Company's
                                       headquarters and other general
                                       corporate purposes.  See "Use of
                                       Proceeds" and "Rescission Offer."

RISK FACTORS. . . . . . . . .          The securities offered hereby involve
                                       a high degree of risk.  Only investors
                                       who can bear the risk of loss of their
                                       entire investment should invest.  See
                                       "Risk Factors."


PROPOSED NASDAQ SYMBOLS:
      COMMON STOCK . . . . . .         ACEI

      WARRANTS . . . . . . . .         ACEIW
-------------------
(1) Excludes (i) 54,328 shares which the Company intends to issue to employees of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, and (ii) 250,000 shares subject to options granted under the Company's stock options plans which the Company intends to grant upon completion of this Offering. See "Management - Stock Plans."

(2) Excludes, subject to adjustment, if any, a maximum of (i) 1,800,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) 290,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (including shares issuable upon exercise of the 180,000 Warrants constituting part of the Underwriters' Warrants), and (iii) 435,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-allotment Option (including shares of Common Stock issuable upon exercise of the 270,000 Warrants constituting part of the Underwriters' Over-allotment Option.) See "Description of Securities" and "Underwriting."

(3) Excludes 270,000 Warrants issuable upon the exercise of the Underwriters' Over-allotment Option and 180,000 Warrants issuable upon exercise of the Underwriters' Warrants. See "Description of Securities" and
      "Underwriting."


















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



                             SUMMARY FINANCIAL DATA
               (in thousands, except share and per share amounts)



                                                      Year Ended December 31,
                                                      -----------------------
                                                      1996            1995
                                                      ----            ----

STATEMENTS OF OPERATIONS DATA (1):
Net revenues..................................     $    1,051      $    1,119
(Loss) from operations........................           (640)           (452)
Net income (loss).............................           (640)             75
Pro-forma earnings (loss) per share ..........     $     (.26)     $      .03
Pro-forma shares outstanding .................       2,444,671      2,444,671



                                                        December 31, 1996
                                                        -----------------
BALANCE SHEET DATA (1):                            Actual    As Adjusted(2)(3)
-----------------------                            ------    -----------------

Cash........................................      $    29        $ 3,916
Current assets..............................          139          4,026
Current liabilities.........................        1,410            885
Working capital (deficiency)................       (1,271)         3,141
Total assets................................          970          4,857
Total liabilities...........................        1,968          1,443
Stockholders' equity (deficiency)...........         (998)         3,414


----------------------


(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

(2) Gives effect to the receipt by the Company of the net proceeds from the sale of the 1,100,000 shares of Common Stock and 1,800,000 Warrants offered hereby and the use of a portion of the proceeds to repay certain debt. See "Use of Proceeds" and "Capitalization."

(3) Assumes that no security holders accept the rescission offer which the Company intends to make to certain of its security holders after the closing of this offering. See "Rescission Offer."



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                                RISK FACTORS

      An investment in the securities being offered hereby involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing securities offered hereby.

      1. HISTORY OF LOSSES AND DEFICITS; GOING CONCERN QUALIFICATION. The Company sustained operating losses of $451,540 and $639,799, in 1995 and 1996, respectively. As of December 31, 1996, the Company had a working capital deficit of $1,271,410 and stockholders' deficiency of $998,350. The Company's Financial Statements included herein were prepared on the assumption that the Company will continue as a going concern. The report of the Company's independent auditors expresses doubt about the Company's ability to do so. The Company's ability to continue as a going concern is dependent on its receipt of the net proceeds of this Offering and, thereafter, on attaining profitability. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      2. UNCERTAINTY OF ATTAINING PROFITABILITY. The Company expects to incur significant additional operating losses for the foreseeable future as it continues to develop, produce and market its media projects, including the Kanga Roddy Series. There can be no assurance that the Company will ever achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      3. LIQUIDITY AND FINANCING REQUIREMENTS; DEPENDENCE ON OFFERING PROCEEDS. The Company's venture into media projects, including the development and production of the Kanga Roddy Series, requires substantial amounts of capital. Although the Company was able to finance the production of the pilot episode of the Kanga Roddy Series with its own funds, the Company is dependent on the proceeds of this Offering to produce the next 12 episodes of the Kanga Roddy Series. The Company believes that the net proceeds of this Offering allocated to the development and production of the Kanga Roddy Series, together with funds generated from operations, if any, will be sufficient to produce these next 12 episodes. In the event that production costs are higher than expected, or the Company is forced to use funds earmarked for production for other purposes, the Company could be required to modify its operations or to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing will be available at all or on terms acceptable to the Company. See "Use of Proceeds."










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      4. DEPENDENCE ON THE SUCCESS OF THE KANGA RODDY SERIES. The Company is
dependent on the success of the Kanga Roddy Series, which in turn is dependent upon unpredictable and volatile factors beyond the Company's control, such as children's preferences, competing programming and the availability of other entertainment activities for children. The failure of the Company to attract a significant television audience for the Kanga Roddy Series over a long period of time would have a material adverse effect on the Company's financial condition and results of operations, and in all likelihood on the market price of the Company's securities. There is no assurance that the Kanga Roddy Series will be successful or that, if successful initially, that television viewership of the Kanga Roddy Series will be maintained.

      5. LICENSING AND MERCHANDISING. The Company's strategy in producing the Kanga Roddy Series includes the licensing of its characters to others for the merchandising of a variety of products ranging from toys to apparel. The ability of the Company to successfully exploit the merchandising opportunities afforded by the Kanga Roddy Series is dependent on the popularity of the Kanga Roddy Series and the ability of the Company's characters to provide attractive merchandising features to its customers. If the Company is unable to attract a significant television audience for the Kanga Roddy Series, it is doubtful that any significant licensing or merchandising opportunities will arise. Even if the Kanga Roddy Series is popular with television audiences, there is no assurance that licensing opportunities will materialize as the Company must compete with hundreds of owners of creative content who seek to license their characters and properties to a limited number of manufacturers and distributors. See "Business-- Licensing and Merchandising."

      6. ABSENCE OF SIGNIFICANT EXPERIENCE WITH TELEVISION PROGRAMMING OR LICENSING AND MERCHANDISING. Prior to this date, the Company has had no significant experience with the development and production of television programming or with the licensing and merchandising of products. As a result, the Company could enter into contracts or make other agreements that are on less than optimal terms. The television and licensing and merchandising businesses are complicated and the absence of experience in such businesses could materially and adversely affect the financial condition and results of operations of the Company.

      7. DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts and abilities of Anthony Chan and George Chung, the Company's founders and principal executive officers, and certain other members of senior management. The Company has entered into employment agreements, effective as of the closing of this Offering, with each George Chung, Anthony Chan, Don Berryessa and Jan Hutchins, President of the Company's subsidiary AC Media. See "Management - Employment Agreements." The loss of the services of either Messrs. Chung or Chan, or of other key personnel, could have a material adverse effect on the business of the Company.

      8. DEPENDENCE ON ASSOCIATION WITH JOE MONTANA, RONNIE LOTT AND THE SAN FRANCISCO 49ERS. The success of the Kanga Roddy Series depends in part on the Company's continued association with former 49ers Joe Montana and Ronnie Lott, and their wives, and the San Francisco 49ers. The failure of Joe Montana, Ronnie Lott, or their wives, or the San Francisco 49ers, to continue to actively support the Kanga Roddy Series could have a material adverse impact on the ability to market the Kanga Roddy Series. None of Joe Montana, Ronnie Lott, or their wives, or the San Francisco 49ers are obligated to engage in any business transactions or jointly participate in any opportunities with the Company, and the possibility exists that the current relationships between the parties could materially change in the future.

     9. COMPETITION. Each of the industries in which the Company competes is highly competitive and most of the companies with which the Company competes have greater financial and other resources than the Company. With respect to the Company's television production activities, the Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. If the Company is successful at getting the Kanga Roddy Series aired on television, the Company will compete for time slots, ratings and related advertising revenues and for the licensing and merchandising of products related to the Kanga Roddy Series. The Company's Fitness Products compete with many other products aimed at the fitness and weight loss markets, including other video tapes, audio tapes and workbooks, and various types of exercise machinery. Many of these competing products are sponsored or endorsed by celebrities and sports figures, and are marketed by companies having significantly greater resources than the Company. The martial arts industry is also highly competitive. The Company's competitors include a variety of small to medium sized martial arts instructional centers, many of which may be better established and better financed than the Company. See "Business--Competition."

      10. GOVERNMENT REGULATION AND POTENTIAL RETURN OF MEMBERSHIP FEES. In the event that the Company elects to close a given Karate studio, state or local laws may require that the Company return the "unearned" portion of membership fees to Karate studio members. Some states require that health and other fitness clubs register with an appropriate regulatory authority and post a bond in order to secure payment of such "unearned" membership fees. The Company is not aware of any existing or pending legislation in the states in which it operates which would require the Company to post a bond. Conceivably, in the event such laws are in effect, or are enacted in states where the Company operates Karate studios, the cost associated with posting such bonds or returning "unearned" membership fees could in the aggregate be substantial and may adversely affect the Company's financial condition and its future prospects. Pursuant to the terms of its standard contract with its students, America's Best Karate is required to refund (i) all funds received if a student cancels within three (3) days of signing a membership contract and (ii) all "unearned" funds received in the event the student dies, becomes permanently disabled, moves more than twenty-five (25) miles away from America's Best Karate or America's Best Karate closes for more than thirty (30) consecutive days. The Company does not currently maintain nor does it anticipate maintaining a reserve account for return of membership fees. As a consequence, the Company may be unable to refund membership fees which could have a material adverse effect on the Company's business and its prospects.

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



      11. CONTROL BY MESSRS. CHAN AND CHUNG; ANTI-TAKEOVER EFFECTS OF DELAWARE LAW. Anthony Chan and George Chung, the Company's founders and principal executive officers, collectively beneficially own 951,750 shares of the Company's outstanding Common Stock, representing approximately 38.93% of the outstanding shares prior to this offering and approximately 26.85% of the outstanding shares of Common Stock after this offering. Since holders of Common Stock do not have any cumulative voting rights and directors are elected by a majority vote, Messrs. Chan and Chung are in a position to strongly influence the election of directors as well as the affairs of the Company. See "Management" and "Principal Stockholders." In addition, Section 203 of the General Corporation Law of Delaware prohibits the Company from engaging in certain business combinations with interested stockholders, as defined by statute. These provisions may have the effect of delaying or preventing a change of control of the Company without action by the stockholders, and therefore could adversely affect the price of the Company's Common Stock. See "Description of Securities."

     12. BROAD DISCRETION IN APPLICATION OF PROCEEDS. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Warrants, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in short-term, interest bearing obligations. See "Use of Proceeds."

      13. DILUTION. The net tangible book value of the Company as of December 31, 1996 was ($1,064,894), or $(.44) per share. Purchasers of shares of Common Stock in this Offering will suffer an immediate and substantial dilution in the net tangible book value of the common stock from the initial public offering price. See "Dilution."

      14. LIABILITY INSURANCE. The Company has purchased liability insurance for each of its karate studios in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate which the Company believes is sufficient for its current level of business operations. There is no assurance, however, that the present coverage will continue to be available in the future or that the Company will be able to retain such coverage at a reasonable cost. Further, there can be no assurance that such insurance will be sufficient to cover potential claims, including without limitation, claims brought by students or instructors injured during karate classes, or that adequate, affordable insurance coverage will be available to the Company in the future as the Company expands its operations. A successful claim against the Company in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company.

      15. NO INTENTION TO PAY DIVIDENDS. The Company has no present intention to declare or pay cash dividends. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company.

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                                  Page 19 of 209

      16. ARBITRARY DETERMINATION OF OFFERING PRICE AND WARRANT EXERCISE PRICE. Prior to the Offering, there has been no public market for the Common Stock or the Warrants. The initial public offering price of the Common Stock and the Warrants as well as the exercise price and terms of the Warrants have been determined by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. See "Description of Securities" and "Underwriting."

      17. NO ASSURANCE OF PUBLIC MARKET. The Company has applied for quotation of the Common Stock and the Warrants on Nasdaq. There can be no assurance that such listing will be obtained, will be maintained, that an adequate trading market for the Common Stock or the Warrants will develop after this Offering or, if any such market develops, that it will be maintained. There can be no assurance that, in subsequent trading, the Company's securities will not trade at a level below the price being offered hereby.

      18. POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET. While the Company's Common Stock and Warrants meet the current Nasdaq listing requirements and are expected to be initially included on the Nasdaq SmallCap Market, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in stockholders' equity, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders. Nasdaq has recently proposed more stringent financial requirements for listing on Nasdaq. If adopted, the Company will have to meet and maintain such new requirements.
If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

      19. RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from Nasdaq, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell in the secondary market any of the securities acquired hereby. Commission

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



regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules related to penny stocks, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

      20. SHARES AVAILABLE FOR FUTURE SALE. Sale of substantial amounts of shares in the public market or the prospect of such sales could adversely affect the market price of the Common Stock or the Warrants. See "Shares Eligible for Future Sale."

      21. CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS. Purchasers of the Warrants will be able to exercise the Warrants only if a current prospectus relating to the securities underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. The Company will be unable to issue the Common Stock to those persons desiring to exercise their Warrants if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the




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



Warrants reside. In addition, the Warrants may not be called for redemption unless a current prospectus relating to the underlying securities is then in effect. Although the Company will use its best efforts to maintain a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so.

      22. POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN COMPANY'S SECURITIES. The Underwriters may act in a brokerage capacity with respect to the purchase or sale of Common Stock or Warrants in the over-the-counter market where each will trade. Under Rule 10b-6 promulgated under the Exchange Act, except as described below, the Underwriters and any soliciting broker-dealer will be prohibited from engaging in any market-making activities or soliciting brokerage activities with regard to the Company's securities during a period beginning nine business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriters and soliciting broker-dealers may have to receive a fee for soliciting the exercise of the Warrants. As a result, the Underwriters and soliciting broker-dealers may be unable to continue to make a market for the Company's securities during certain periods while the Warrants are exercisable except for passive market making allowed in accordance with Rule 10b-6A promulgated by the Commission under the Exchange Act. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities. See "Underwriting."

      23. UNDERWRITERS WARRANTS. The Company has agreed to sell to the Underwriters, for nominal consideration, the right to purchase up to an aggregate of 110,000 shares of Common Stock and 180,000 Warrants (the "Underwriters' Warrants"). The Underwriters' Warrants will be exercisable for a four-year period commencing one year after the date of the Prospectus, at exercise prices equal to 120% of the initial public offering prices of the Common Stock and the Warrants. For the life of the Underwriters' Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock or the Warrants, which may result in a dilution of the interests of the other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for its business while such Underwriters' Warrants are outstanding.

      24. POSSIBLE ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company, at a redemption price of $.10 per Warrant, upon at least 30 days' prior written notice, at any time after twelve months from the date hereof (or earlier with the prior written consent of the Representative), if the last sales price of the Common Stock as reported on Nasdaq or the OTC Bulletin Board (or the last sale prices if listed on a national securities exchange) exceeds 120% of the then exercise price of the








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



Warrants (initially $6.00) for 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period, after which they will be forced to accept the redemption price. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then market value of the Warrants at the time of redemption. See "Description of Securities-- Warrants."

      25. UNDERWRITERS' INFLUENCE ON THE MARKET. A significant amount of the Common Stock and Warrants offered hereby may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such Common Stock and Warrants and may otherwise effect transactions in such securities. If they participate in the market, the Underwriters may exert substantial influence on the market, if one develops, for the Common Stock and Warrants. Such market making activity may be discontinued at any time. The price and liquidity of the Common Stock and Warrants may be significantly affected by the degree, if any, of the Underwriters' participation in such market. See "Underwriting."

      26. RIGHT OF RESCISSION. Commencing after the closing of this Offering and subject to compliance with Federal and state securities laws, the Company intends to offer to certain stockholders of the Company who previously purchased equity or debt securities of America's Best Karate, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to determined by the state of residence of the subject holder ("Rescission Offer"). The Company is making the Rescission Offer, because, among other things, certain sales of its securities may have failed to qualify for an exemption under the registration requirements of Federal and state securities laws. Notwithstanding the Rescission Offer, under Federal and state securities laws, holders of such securities may continue to have a right to rescind and recover the purchase price paid for such securities. Moreover, the Company may be subject to enforcement actions by the Securities and Exchange Commission.

      The holders of securities who will be offered rescission include 42 shareholders who were issued a total of 878,118 shares of common stock of America's Best Karate during the period November 1995 to February 1997 for an aggregate purchase price of $1,198,200, and 10 debt holders who were issued an aggregate principal amount of $455,000 of debt of America's Best Karate during the period October 1996 to January 1997. If every holder to whom the Rescission Offer is made elects to rescind its original purchase of equity or debt securities, the Company would be required to pay approximately $1,648,200 (excluding interest). The Company's obligation to purchase such securities, if any, will be paid out of the net proceeds of this Offering which the Company would otherwise utilize in furtherance of its business objectives. Although the Company does not anticipate that any or many holders will accept the Rescission




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                                  Page 23 of 209

Offer due to the fact that the rescission price per share of Common Stock will be less than the public offering price of the Common Stock in this Offering, and due to the fact that substantially all equity and debt securities of the Company eligible for the Rescission Offer were sold to personal or business acquaintances of the Company and its management, if a material portion of the net proceeds of the Offering were used by the Company to purchase securities in the Rescission Offer, the Rescission Offer would have a material adverse effect on the Company and on its ability to pursue its business objectives. See "Use of Proceeds" and "Rescission Offer."

      27. POTENTIAL VOLATILITY OF STOCK PRICE; RISK OF SECURITIES CLASS ACTION LITIGATION. The market price of the Common Stock following this Offering may be highly volatile. Factors affecting the market price include variations in the Company's revenue, earnings and cash flow, and announcements of developments with respect to the Company's business. In addition, the securities markets have recently experienced significant price and volume fluctuations that have resulted in changes in the market prices of the stocks of many companies that have not been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this Offering. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has sometimes been instituted against the company. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a diversion of management's attention and resources , which could have a material adverse effect on the Company's business, financial condition and results in operations. Any adverse determination in such litigation could also subject the Company to substantial liabilities.

      28. LIMITED EXPERIENCE OF REPRESENTATIVE. The Representative has had limited experience in acting as an underwriter in public offerings of securities which may adversely affect the proposed public offering of the Shares offered hereby and the subsequent development of a trading market, if any, for the Company's Common Stock and Warrants.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

      This Prospectus contains certain forward-looking statements, including among others (i) anticipated trends in the Company's financial condition and results of operations and (ii) the Company's business strategy for developing, producing, distributing, licensing and merchandising the Kanga Roddy Series and its Fitness Products. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in the Company's internal budgeting process which might impact trends in the Company's results of operations; (ii) unanticipated working capital or



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other cash requirements; (iii) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated change in the industries in which it operates; and (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will in fact transpire.


                               USE OF PROCEEDS

      The net proceeds to the Company from the sale of the 1,100,000 shares of Common Stock and the 1,800,000 Warrants offered hereby, after deduction of underwriting discounts and commissions and other estimated Offering expenses will be approximately $4,412,000 ($5,178,800 if the Underwriters' Over-allotment Option is exercised in full). The Company anticipates that the net proceeds from the Offering will be used approximately as follows: (i) $2,200,000 to complete production of the next 12 episodes of the Kanga Roddy Series, (ii) $525,000 to repay debt, and (iii) the remainder to be used for working capital purposes, including the funding of the Rescission Offer, the hiring of additional management personnel, relocation of the Company's headquarters and other general corporate purposes. See "Capitalization," "Business" and "Rescission Offer." The $525,000 of debt to be repaid consists of (i) $455,000 owed to certain shareholders of the Company which bears interest at 15% per annum and is due and payable on the earlier of three days after the Company receives the net proceeds of the Offering or July 1, 1997, and
(ii) approximately $70,000 owed to a shareholder of the Company which bears interest at 12% per annum and is due and payable on the earlier of consummation of the Offering or December 15, 1999.

      The foregoing allocations are estimates only and are subject to revision from time to time to meet the Company's requirements. Furthermore, allocations may be changed in response to unanticipated developments in the Company's business. The Company may re-allocate such amounts from time to time among the categories shown above or to new categories if it believes such to be in its best interest. In the event that the Underwriters' over-allotment option is exercised or to the extent that the Warrants are exercised, the Company will realize additional net proceeds, which will be added to working capital. Pending full utilization of the net proceeds of this Offering, the Company intends to invest such net proceeds in short-term interest bearing accounts. The Company believes that the net proceeds from this Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for at least the next 12 months.

                                 DIVIDEND POLICY

      The Company intends to retain future earnings, if any, that may be generated from the Company's operations to help finance the operations and expansion of the Company and, accordingly, does not plan, for the reasonably foreseeable future, to pay dividends to holders of the Common Stock. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.


                                 CAPITALIZATION

      The following table sets forth (i) the actual capitalization of the Company as of December 31, 1996 (See Footnote (1)), and (ii) the pro forma capitalization adjusted to reflect the sale by the Company of the 1,100,000 shares of Common Stock and 1,800,000 Warrants offered hereby at an assumed initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant and the application of the net proceeds to repay certain short-term debt.

                                                 December 31, 1996
                                                 -----------------
                                              Actual(1)     As Adjusted(1)(2)
                                              ---------     -----------------
Short-term debt:
    Short-term loans....................     $    531,288       $       --
    Current portion of long term
       obligations .....................           82,740           82,740
    Current obligations under a capital
       leases...........................           26,459           26,459
                                              -----------       ----------
          Total short-term debt.........     $    640,487       $  109,199
Long-term debt:
    Long-term obligations, less current
       portion..........................     $     71,392       $   71,392
    Long-term obligations under capital
       leases...........................            20,641          20,641
                                             -------------      -----------
         Total long-term debt  .........     $     92,033       $   92,033
Stockholders' equity:
  Common Stock, $.0001 par value, 10,000,000
   shares authorized; 2,444,671 shares
   outstanding, actual; 3,544,671 shares
   outstanding, as adjusted (3)(4)......     $    738,547       $      355
  Paid-in capital (deficit).............      (1,203,731)        3,946,461
  Accumulated deficit ..................        (533,166)        (533,166)
   Total stockholders' equity
        (deficit).......................        (998,350)        3,413,650
   Total capitalization and
        short-term debt.................     $  (265,830)       $3,614,882
----------------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company

(2) Assumes that no holders of the Company's equity or debt securities accept the Rescission Offer. See "Rescission Offer."

(3) Excludes (i) 54,328 shares which the Company intends to issue to employees of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, and (ii) 250,000 shares subject to options granted under the Company's stock option plans which the Company intends to grant upon completion of this Offering. See "Management -
    Stock Plans."





                                      -27-

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



(4) Excludes subject to adjustment, if any, a maximum of (i) 1,800,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) 290,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (including shares issuable upon exercise of the 180,000 Warrants constituting part of the Underwriters' Warrants), and (iii) 435,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-allotment Option, (including shares of Common Stock issuable upon exercise of the 270,000 Warrants constituting part of the Underwriters' Over-allotment Option). See "Description of Securities" and "Underwriting."


                                  DILUTION

      The net tangible book value of the Company at December 31, 1996 was $(1,064,894) or $(.44) per share of Common Stock, determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock at that date. The pro forma as adjusted net tangible book value at February 28, 1997, giving effect to the sale by the Company of 1,100,000 shares of Common Stock and 1,800,000 Warrants offered hereby (at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, and after deduction of underwriting discounts and commissions and estimated Offering expenses), would have been approximately $3,347,106, or $.94 per share of Common Stock. This represents an immediate increase in net tangible book value per share of $1.38 to the Company's existing stockholders and an immediate dilution of $4.06 per share (or approximately 81%) to the purchasers of the shares of Common Stock in the Offering. The following table illustrates this dilution on a per share basis:


Assumed public offering price per share
     of Common Stock......................                     $5.00
Net tangible book value per share of
     Common Stock before Offering.........     $(.44)
           Increase in net tangible book
           value per share of Common Stock
           attributable to the Offering...       1.38
                                                -----
Pro forma net tangible book value per
share of Common Stock after Offering......                       .94
                                                               -----
Dilution per share of Common Stock to new
purchasers of Common Stock (1) ...........                     $4.06
                                                               =====

----------------

(1) The computations set forth in this table assume that none of the Underwriters' Over-allotment Option, the Underwriters' Warrants or the Warrants issued in this Offering are exercised, and that no security holder accept the Rescission Offer. This table also assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.


      The following table compares the number of shares of Common Stock acquired from the Company from inception through the date of this Prospectus by all of the Company's holders of Common Stock, the total consideration and the average price per share in connection with such acquisitions to the price to be paid by purchasers of Common Stock in the Offering:


                                      PERCENTAGE
                                           OF                                          AVERAGE PRICE
                    SHARES OF         OUTSTANDING                      PERCENTAGE        PER SHARE
                      COMMON           SHARES OF          TOTAL         OF TOTAL             OF
                      STOCK          COMMON STOCK     CONSIDERATION   CONSIDERATION     COMMON STOCK
                    ---------        ------------     -------------   -------------     -------------


Existing Holders..    2,444,671       68.97%           $ 1,175,520        17.6%            $ .48
New Investors.....    1,100,000       31.03%           $ 5,500,000        82.4%            $5.00
                      ---------       ------           -----------        -----            -----

                      3,544,671      100.00%           $ 6,675,520        100%             $1.88
                     ==========      =======           ============       ====             =====


                           SELECTED FINANCIAL DATA
              (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

      The following selected financial data are derived from the consolidated financial statements of the Company. The date should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference herein.

STATEMENTS OF OPERATIONS DATA (1):
----------------------------------
                                                    YEARS ENDED DECEMBER 31,
                                                    ------------------------
                                                        1996             1995
                                                        ----             ----
NET REVENUES                                          $1,051           $1,119
(LOSS) FROM OPERATIONS                                  (640)            (452)
NET INCOME (LOSS).............................          (640)              75
PRO-FORMA EARNINGS (LOSS) PER SHARE...........         $(.26)           $ .03
PRO-FORMA SHARES OUTSTANDING..................     2,444,671        2,444,671


BALANCE SHEET DATA (1):
-----------------------
                                                        DECEMBER 31, 1996
                                                        -----------------


Cash.............................................          $       29
Current assets                                                    139
Current liabilities                                             1,410
Working capital (deficiency).....................              (1,271)
Total assets.....................................                 970
Total liabilities................................               1,968
Stockholders' equity (deficiency)................                (998)


---------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.









                                      -30-

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



         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

      The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

      The Company was incorporated in Delaware in February 1997, to serve as a holding company for America's Best Karate and AC Media. Prior to such time, the Company's operations were conducted exclusively by its America's Best Karate subsidiary.

RESULTS OF OPERATIONS

      The following table sets forth, for the fiscal years indicated, the percentages which items in the Statements of Operations included in the Financial Statements of the Company bear to revenues of the fiscal years indicated:

                                                            Percentage
                                                            Net Revenues
                                                          for the Year
                                                        Ended December 31,
                                                        ------------------
                                                        1996         1995
                                                        ----         ----

Revenues..........................................       100.0%      100.0%
Costs and expenses:
       Cost of sales..............................         8.5%        7.2%
       Salaries and payroll taxes.................        67.8%       55.9%
       Rent.......................................        47.1%       35.2%
       Selling, general and administrative........        30.9%       37.2%
       Interest...................................         6.6%        4.9%
            Total costs and expenses..............       160.9%      140.4%
(Loss) from operations............................       (60.9%)     (40.4%)
Other income......................................          --        47.1%
Net income (loss).................................        60.9%       (6.7%)

YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

      The Company's revenues for the year ended December 31, 1996 were $1,050,553 a decrease of 6.1% from revenues in 1995 of $1,118,892. The 1996 decrease in sales is principally attributable to increased competition in 1996 resulting in lower attendance and a decrease in the fees charged to certain students.

      Salaries and payroll taxes increased from $625,399 in 1995 to $712,574 in 1996, an increase of 13.9%. This increase was primarily due to an increase in the number of staff as a result of the Company's media projects and an increase in the number of karate studios. Rent increased from $393,462 in 1995 to $494,428 in 1996, an increase of 25.7%. This increase was primarily the result of, in 1995, the opening of two karate schools in Las Vegas and the relocation of the Company's karate school in San Leandro which resulted in rent concessions in 1995 which were not repeated in 1996. Selling, general and administrative expenses decreased from $415,713 in 1995 to $325,025 in 1996, a decrease of 21.8%. This decrease was primarily attributable to higher promotional expenses in 1995 related to various karate exhibitions and lower advertising costs in 1996 as a result of the Company's decision to significantly reduce the level of print advertising. Total costs and expenses increased from $1,570,432 in 1995 to $1,690,352 in 1996, an increase of 7.6%, primarily due to the above described changes in sales and payroll tax, rent and selling, general and administrative expenses.

      Loss from operations increased from ($451,540) in 1995 to ($639,799) in 1996, an increase of 41.7%, primarily due to the aforementioned decrease in revenues and increase in total costs and expenses.

      Net income (loss) decreased from $75,085 in 1995 to ($639,799) in 1996. Such decrease was primarily the result of the aforementioned factors related to the increase in operating loss and the receipt of $526,625 of non-recurring fitness consulting fees in 1995.


LIQUIDITY AND CAPITAL RESOURCES

      The Company has historically financed its operating and capital outlays primarily through cash generated by operations, sales of common stock, loans from shareholders and other third parties and bank financing.

      The Company had a working capital deficiency of $1,271,410 at December 31, 1996. The Company's ability to continue as a going concern is dependent on its receipt of the net proceeds of this Offering and, thereafter, on attaining profitability.

      The Company believes that the net proceeds of this Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for at least the next 12 months. To the extent that such funds are insufficient to finance the Company's working capital requirements, the Company will be required to raise additional funds through public or private equity or debt financings. There can be no assurance that such additional financings will be available, or, if available, will be on terms satisfactory to the Company.


IMPACT OF INFLATION

      The Company does not believe that inflation has had a material adverse effect on sales or income during the past several years.

                                    BUSINESS

GENERAL

      The Company is in the development stage with respect to various media projects, including (i) the development, production and marketing of "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children (the "Kanga Roddy Series"), (ii) the licensing of merchandising rights related to the Kanga Roddy Series, and (iii) the development, production and marketing of various audio tapes, video tapes and workbooks that specialize in fitness information.

      The Company also operates a chain of karate schools with eight locations in the San Francisco Bay area and two locations in Las Vegas. The co-founders of the Company, George Chung and Anthony Chan, are both members of the Karate Black Belt Hall of Fame. The experiences of Messrs. Chung and Chan with the martial arts, and the values and disciplines they promote, were the inspiration for the Company's decision to pursue its media projects, all of which are based on such martial arts values and disciplines.

"ADVENTURES WITH KANGA RODDY"

      The Company is developing and producing "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children. The Kanga Roddy Series will use martial arts values such as humility, discipline and respect, with the added elements of song, contemporary music, dance, vibrant colors and exciting movements to attempt to capture the young audience's attention. The Kanga Roddy Series features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other television shows which feature violence, Kanga Roddy never fights because he understands that conflict can always be resolved with knowledge, compassion, humility, respect and an open mind.

      Each episode of the Kanga Roddy Series will open with the Kanga Roddy theme song which is anticipated to be easily memorized by young children much in the same way as the popular theme song from the "BARNEY" television show. After the theme song, each show will focus on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players Joe Montana and Ronnie Lott) who will be working on activities such as reading, physical fitness and arts and crafts. During these activities, the children will encounter an ethical or social problem which causes uneasiness or unhappiness amongst some of the children. The teachers will sense the problem and suggest that the children seek help from their friend, Uncle Pat, the proprietor of a rare book bookstore played by Pat Morita of KARATE KID fame. Uncle Pat, with the assistance of his pet bookworm Shakespeare, magically transport the children to the land of Hi-Yah where Kanga Roddy lives.

      Once in the land of Hi-Yah, Kanga Roddy and his friend Bantu, a female African snake, help the children solve their problem by giving examples presented through songs. Kanga Roddy gets inspiration for the proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi, a wise old snow monkey. The children also learn one physical activity each time they visit Kanga Roddy such as balance, jumping, or kicking. Kanga Roddy is particularly capable of teaching such activities since the actor inside the Kanga Roddy costume is a black belt karate instructor at one of the Company's karate studios. When the children return to the community center, they review what they have learned with their teachers.

      The Company completed the pilot episode of the Kanga Roddy Series in January 1997 and intends to use a portion of the proceeds from the Offering to finance the production of the next 12 episodes. Thirteen episodes of a television series is the standard number of episodes for a television season.

      The Company is vigorously pursuing various avenues for broadcasting the Kanga Roddy Series primarily public and cable television. The Company has received an offer from KTEH, the public broadcasting system ("PBS") station serving the San Jose, California area, to purchase the exclusive right to distribute the Kanga Roddy Series throughout the United States for a two-year period. If the Company accepts this proposal, the Company would receive certain funds for the sale of this exclusive distribution right and would be committed to sharing with KTEH a percentage of the profits received from sales of certain video tapes and other merchandise related to the Kanga Roddy Series. KTEH has informed the Company that it believes it can convince other PBS stations covering at least 40% of the U.S. broadcast market to also air the program.

      The Company is also pursuing broadcasting of the Kanga Roddy Series on cable television but has not received any proposals to date. There is no assurance that the Company will be able to achieve the broadcasting of the Kanga Roddy Series on either public or cable television.

      The Company's strategy with respect to ADVENTURES WITH KANGA RODDY also includes pursuing licensing and merchandising opportunities. Characters developed in a popular series, and often the series itself, achieve a high level of recognition and popularity, making them valuable assets for the licensing and merchandising market. However, if the Kanga Roddy Series does not attain and maintain widespread distribution on television, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained.

      The Company plans to retain worldwide rights to its brands, and license their use to manufacturers for specific products in exchange for royalties, possibly accompanied by cash advances. Among the most popular licensed items are toys, clothing, food, dinnerware/lunch boxes, watches and soft vinyl goods such as boots, backpacks and raincoats. There is no assurance, however, that the Company will be able to successfully license its properties.

      The Company also hopes to realize revenues through the distribution of the Kanga Roddy Series in the home video market, although there is no assurance that the Company will be able to do so.


"FITNESS PRODUCTS"

      The Company is also in the business of developing, producing and marketing various video tapes, audio tapes and workbooks that specialize in fitness information and education ("Fitness Products"). The Company's first Fitness Product, entitled "STRONG MIND FIT BODY," consists of video tapes, audio tapes and a workbook, and teaches motivational techniques to start and stay with an exercise program in order to lose weight. "STRONG MIND FIT BODY" targets the large number of overweight individuals in the United States between the ages of 25 to 55 who are 15 to 100 pounds over their ideal weight and utilizes celebrity testimonials from former superstar football players Ronnie Lott and Dwight Clark to endorse the product.

      In June 1996, the Company entered into an exclusive distribution agreement with respect to "STRONG MIND FIT BODY." The distributor has the exclusive right for one year (ending June 1997) to sell such product to health, fitness, exercise and nutrition related companies, and the exclusive right for five years to sell such product to, or together with products sold by, Health Rider, Nordic Trak and ICON (major fitness equipment manufacturers). Notwithstanding the above contract, the Company has not recognized any significant revenues from the "STRONG MIND FIT BODY" product and there can be no assurance that any significant revenues will be generated from such product in the future.

      The Company's second Fitness Product, entitled the "Joe Montana Exercise Video," is a cardio kick-boxing video starring former superstar quarterback Joe Montana and his wife Jennifer, both of whom have been training in the Company's karate schools for approximately three years. This 50-minute video exercise program enables viewers to exercise without the need to buy expensive machinery. The Company hopes to enter into an exclusive distribution agreement with, or sell the rights to such video program to, a third party although there is no assurance that the Company will be able to do so.


KARATE STUDIOS

      The Company also manages and operates a chain of company owned karate studios with eight locations in the San Francisco Bay Area and two locations in Las Vegas. All of the Company's karate studios operate under the name "America's Best Karate." George Chung, the Company's Chairman of the Board and Anthony Chan, the Company's president and Chief Executive Officer, are both members of the Karate Black Belt Hall of Fame.

      The Company has a close relationship with the five-time Superbowl Champion San Francisco 49ers. During the football season, as many as 30 players from the team take instruction from with Mr. Chung. Mr. Chung also serves as a fitness consultant to the San Francisco 49ers football team, and assists the team with the mental and physical preparation of certain players before games.

      Each of the Company's instructors, all of whom are black belts, has undergone a rigorous training program conducted by Messrs. Chung and Chan and/or other instructors of America's Best Karate. Generally speaking, instructors are prior students of America's Best Karate who have "graduated" to become instructors. Each karate studio conducts approximately 40 classes each week, each for a 45 minute period. Each class is generally comprised of 10 to 15 students and taught by one to three instructors. Generally, students are initially enrolled in a black belt course requiring approximately thirty-six months of study; however, many students eventually convert to the more intensive and longer second degree black belt program. Classes are organized by skill level and age group. Students may take as many classes as are available each week without additional charge. Fees, if paid in advance, are generally $1,800 and $2,400 for the black belt and second degree black belt programs, respectively. An installment payment plan is available at higher rates. At each karate studio, the Company also sells martial arts related products, such as uniforms, other clothing and safety equipment.

      The Company's strategy with respect to its karate studios is to provide an environment where students can study a unique combination of martial arts disciplines in a clean and attractive setting and have fun. Unlike many traditional studios, the Company utilizes music to enhance the enjoyment level of its martial arts instruction.

      As of December 31, 1996, there were approximately 2,000 students enrolled at the ten karate studios. The Company believes that the average age of the Company's students is approximately 12 years old. At these enrollment levels the Company estimates that it is currently operating at approximately 80 percent of its total capacity. There is currently no backlog or waiting list to enroll in any of the courses at any of the karate studios.

      To attract new students, the Company offers two introductory classes at a price of $9.95 for both classes and also occasionally hosts pizza birthday parties for its students at its Karate studios in order to acquaint potential students with the benefits of the Company's martial arts programs. These introductory programs and other promotions, including print, radio and direct mail advertising, are coordinated by Don Berryessa, the Company's Vice President and General Manager. The Company periodically places advertisements in newspapers and sends out direct mail flyers in the markets in which the Company operates karate studios. The Company also advertises its courses in the Yellow Pages.

      The Company sells a variety of martial arts products and clothing at each of the karate studios. The Company obtains most of such products from Pioneer Interstate and Golden Glove, both unaffiliated distributors of martial arts products.


COMPETITION

      Each of the industries in which the Company competes are highly competitive and most of the companies with which the Company competes have greater financial and other resources than the Company. With respect to the Company's television activities, the Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. If the Company is successful at getting the Kanga Roddy Series aired on television, the Company will compete for time slots, ratings and related advertising revenues.

      The Company's Fitness Products compete with many other products aimed at the fitness and weight loss markets, including other video tapes, audio tapes and workbooks, and various types of exercise machinery. Many of these competing products are sponsored or endorsed by celebrities and sports figures, and many are marketed by companies having significantly greater resources than the Company.

      The martial arts industry is also highly competitive. The Company's competitors include a variety of small to medium sized martial arts instructional centers, many of which may be better established and better financed than the Company. Some of the Company's karate studio competitors have significantly greater financial and other resources and longer operating history and there can be no assurance that the Company will be able to compete successfully in the marketplace or achieve a significant market share. The Company does not perceive its Karate studios to be in competition with health or fitness clubs, gyms, YMCA's or YWCA's. Although such facilities may offer some martial arts classes, they do not generally offer intensive martial arts programs emphasizing discipline and the development of self-confidence.

EMPLOYEES

      At January 31, 1997, the Company employed a total of 13 employees on a full-time basis and 23 employees on a part time basis. No employees are represented by a collective bargaining unit. Management considers its relationship with its employees to be good. See "Management" and "Executive Compensation."

PROPERTIES

      On January 1, 1995, the Company entered into a lease with Commerce Park for its headquarters facility located in Hayward, California. The lease is for a term of 3 years with a fixed rent of $1,558 per month with a predetermined annual increase. The Company also leases space as needed for its ten Karate studios in the San Francisco Bay Area and in Las Vegas, Nevada. Such leases are for premises ranging from 1,800 sq. ft. to 3,200 sq. ft. The Company believes that its facilities are adequate for its present purposes, but the Company intends to relocate its headquarters at the expiration of its current lease term.

LEGAL PROCEEDINGS

      No lawsuits or proceedings are pending against the Company that in management's opinion would have a material adverse effect upon the Company's business, properties or financial position.


                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The current directors, executive officers and key employees of the Company are as follows:

NAME                       AGE                   POSITION(S)
----                       ---                   -----------

George Chung                35            Chairman of the Board and Director

Anthony Chan                42            President, Chief Executive Officer,
                                          Chief Financial Officer and
                                          Director

Don Berryessa               26            Vice President and Director

Jan Hutchins                48            President of AC Media and Nominated
                                          Director

Alan Elkes                  51            Nominated Director

Ronnie Lott                 37            Nominated Director

      Mr. Chung has served as Chairman of the Board and a Director of the Company since February 1997, and as President of America's Best Karate since 1991. From 1981 to 1991, Mr. Chung owned and operated a Karate studio in Los Gatos, California. Mr. Chung was inducted into the Black Belt Hall of Fame in 1983. He is regarded in the martial arts industry as a pioneer in the modernization of what is known as contemporary martial arts training, which includes the use of music in both training and performance. He has been featured in magazines, books, television and motion pictures. He is a published author and wrote "Defend Yourself", a worldwide published self-defense system for Sybervision Systems. In 1995 he was awarded a "Superbowl Ring" from the San Francisco 49ers in recognition for his outstanding martial arts work with their championship football team.

      Mr. Chan has served as President, Chief Executive Officer, Chief Financial Officer and a Director of the Company since February 1997, and as Chief Executive Officer and Chief Financial Officer of America's Best Karate since 1991. From 1985 to 1990, Mr. Chan served as the Director of Chinese Affairs for the Eisenberg Company, a diversified business enterprise. Mr. Chan's principal duty was to negotiate contracts in the People's Republic of China. Prior to 1985, Mr. Chan worked at Bank of America as an economic forecaster. Mr. Chan received his MBA from the University of California at Berkeley. Mr. Chan's martial arts training began in 1968 as a youth in Hong Kong. He was the first American allowed to train as a professional in the People's Republic of China. He is a published author and has been featured in newspapers, magazine covers, television and motion pictures. He was inducted into the Black Belt Hall of Fame in 1981.

      Mr. Berryessa has served as Vice President and Director of the Company since February 1997, and as Vice President and General Manager of ABK since July 1993. Mr. Berryessa received his Bachelor's of Science degree in marketing and economics from San Jose State University in 1992 while working as ABK's District Manager. As ABK's District Manager, Mr. Berryessa played an instrumental role in the expansion of ABK from one location to 10, where he was in charge of marketing and sales. Mr. Berryessa is currently pursuing his MBA through an executive program with Pepperdine University. Prior to working with ABK he served as a member of the United States Army & Army Reserve as a combat military policeman.

      Mr. Hutchins has served as President of AC Media since February 1997. From July 1994 to November 1995, Mr. Hutchins was one of a four person management team for GolfPro International, an emerging company designing and marketing a terrain-based, personal service robot. From 1993 to June 1994, Mr. Hutchins was community services director for the San Francisco Giants professional baseball team. From 1991 to 1993, Mr. Hutchins developed, produced and hosted the HOOKED ON GOLF radio program for KNBR 68 in San Francisco. From 1972 to 1991, Mr. Hutchins served in various capacities in the television field, including news anchor, sports director, sports anchor/reporter and television host.

      Mr. Elkes has served as Chief Executive Officer of Dalton Kent Securities Group, Inc., an investment banking and brokerage firm, since June 1996. From September 1994 to June 1996, Mr. Elkes served as Financial and Operations Manager at a branch office of Corporate Securities Group Inc., an investment banking and brokerage company. From February 1991 to September 1994, Mr. Elkes owned and operated Minuteman Press, a printing company. Mr. Elkes began his

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career in the stock brokerage industry in 1968. He has an MBA in accounting from
St. Johns University in New York and is also a licensed CPA in the State of New York.

      Mr. Lott spent 15 seasons in the National Football League, playing for the San Francisco 49ers (1981-1990), Los Angeles Raiders (1991-1992), New York Jets (1993-1994) and the Kansas City Chiefs (1995). Mr. Lott was selected to play in the Pro Bowl 10 times and won four Superbowl Championships with the San Francisco 49ers. In 1996, Mr. Lott joined FOX Sports as a studio analyst and, along with James Brown, Howie Long and Terry Bradshaw, won an emmy for their pregame show (FOX NFL Sunday). Mr. Lott is also very active in civic and community activities. He founded "All-Stars Helping Kids," a non-profit charity to raise funds for youth organizations, is involved with the national "Stay in School" program and hosts a number of events such as golf tournaments and benefits to raise funds for worthwhile causes. Mr. Lott is also the owner of Ronnie Lott's Club Fitness in San Jose and Dream Sports, a sports marketing company.

DIRECTORS' COMPENSATION

      The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings following completion of the Offering. Directors may also receive stock options under the Company's stock option plans. See "Management - Stock Plans."

      Pursuant to Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of the Company against liability for certain of their acts. The Company's Certificate of Incorporation also provides that, with certain exceptions, no director of the Company will be liable to the Company for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any arrangement, provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

      During the fiscal year ended December 31, 1996, no officer of the Company was paid more than $100,000. The following table sets forth the amount of compensation paid to the Company's Chairman of the Board and the Company's President and Chief Executive Officer in 1996.


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



                                    Annual Compensation
                                    -------------------
                                      FISCAL                                ALL OTHER ANNUAL
NAME AND PRINCIPAL POSITION            YEAR      SALARY        BONUS          COMPENSATION
---------------------------            ----      ------        -----          ------------


George Chung
    Chairman of the Board              1996      $57,600         -                  -

Anthony Chan
   President and Chief
   Executive Officer                   1996      $57,600         -                  -



EMPLOYMENT AGREEMENTS

      In March 1997, the Company entered into employment agreements, effective as of the closing date of this Offering, with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to which Mr. Chung will continue to serve as the Company's Chairman of the Board, Mr. Chan will continue to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa will continue to serve as the Company's Vice-President. Each agreement has a term of five years. Pursuant to the agreements, the Company will pay to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the public offering price of the Common Stock of the Company upon consummation of this Offering and
(ii) $200,000, $200,000 and $100,000, respectively, if all of the Warrants issued to the public in this Offering are exercised by the holders thereof within the five-year exercise period of such Warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

      In March 1997, the Company and AC Media entered into a two-year employment agreement with Jan D. Hutchins effective as of the closing date of this Offering. This agreement provides that Mr. Hutchins will receive an annual base salary of $39,600. The employment agreement also provides for the following bonuses: (i) 4,000 shares of Common Stock of the Company upon consummation of this Offering, subject to compliance with applicable laws; (ii) options to purchase 20,000 shares of Common Stock of the Company, exercisable at 120% of the public offering price of the Common Stock of the Company upon the consummation of this Offering, subject to compliance with applicable laws; and

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

(iii) $100,000 in cash if all of the Warrants issued to the public in this Offering are exercised by the holders thereof within two years of the consummation of this Offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement.

STOCK PLANS

      1997 STOCK PLAN. The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan is 350,000, subject to adjustments as provided in the 1997 Stock Plan. The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors. Upon registration, the 1995 Stock Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase an aggregate of 250,000 shares of Common Stock under the 1997 Stock Plan at 120% of the initial public offering price upon consummation of the Offering.


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



      The following table presents certain information concerning the number of shares of Common Stock subject to options that will be granted to certain executive officers and key employees pursuant to the 1997 Stock Plan upon consummation of the Offering:


                                                            NUMBER OF SHARES
      NAME OF INDIVIDUAL                                    UNDERLYING OPTIONS

      George Chung . . . . . . . . . . . . . . . . . .            87,500
      Anthony Chan . . . . . . . . . . . . . . . . . .            87,500
      Don Berryessa . . . . . . . . . . . . . . . . . .           25,000
      Jan Hutchins  . . . . . . . . . . . . . . . . . .           20,000


      1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. A total of 50,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be cancelled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule. As of the date of this Prospectus, no options have been granted under the Directors Plan.








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



                            CERTAIN TRANSACTIONS


            Messrs. Chung and Chan are the guarantors of two loans from shareholders originally totaling $27,000 and bearing interest at 14% per annum which are due and payable in 1999 and 2000, and are the direct obligors on a $100,000 loan from a third party which is being treated as a debt of the Company which loan bears interest at the rate of 12% per annum and is due on the earlier of the completion of this Offering or December 15, 1999. Messrs. Chung and Chan are also the guarantors of two bank credit lines of the Company with credit limits of $80,000 and $50,000, and of one property lease of the Company and are the direct obligors on two property leases which are being treated as leases of the Company. See "Notes to Financial Statements."

            In a letter dated October 29, 1996, the Company agreed to pay Joe and Jennifer Montana, significant shareholders of the Company, $50,000 in cash, payable 30 days prior to the release of the Company's second Fitness Product, entitled the "Joe Montana Exercise Video." In such letter, the Company also agreed to pay Joe and Jennifer Montana an additional $50,000 from the proceeds of this Offering and a royalty payment of $1 per video tape sold. See "Business-Fitness Products."

            Mr. Alan Elkes, a director nominee of the Company, is Chief Executive Officer of the Representative. For a description of the arrangements between the Company and the Representative, see "Underwriting."



























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

                           PRINCIPAL STOCKHOLDERS

            The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1997, and as adjusted to reflect the sale of the Common Stock and Warrants being offered hereby, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock owned by them.


                            SHARES BENEFICIALLY
                              OWNED PRIOR TO          SHARES BENEFICIALLY
 NAME AND ADDRESS                OFFERING            OWNED AFTER OFFERING
OF BENEFICIAL OWNER         NUMBER    PERCENT         NUMBER      PERCENT
-------------------         ------    -------         ------      -------

George Chung               476,075(1) 19.47%         476,075(1)    13.43%

Anthony Chan               475,675    19.46%         475,675       13.42%

Don Berryessa              168,600(2)  6.90%         168,600(2)     4.76%

Montana Family Trust       158,455     6.48%         158,455        4.47%

Peter Kwong                129,962(3)  5.32%         129,962(3)     3.67%

----------
(1) Includes 400 shares owned by Mr. Chung's wife.

(2) Includes 28,100 shares owned by Mr. Berryessa's wife.

(3) Includes 3,512 shares owned by Mr. Kwong's wife.


                              RESCISSION OFFER

      Commencing after the closing of this Offering and subject to compliance with Federal and state securities laws, the Company anticipates offering to certain shareholders of the Company who previously purchased equity or debt securities of America's Best Karate, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder. The Company is making this offer because, among other things, certain sales of its securities may not have qualified for an assumption under the registration requirements of the Federal and state securities laws. The Company's obligation to purchase such shares will be paid out of the net proceeds of this Offering. See "Use of Proceeds."



                                      -45-

      The holders of securities who will be offered rescission will include 42 shareholders who were issued a total of 878,118 shares of common stock of America's Best Karate during the period November 1995 to February 1997 for an aggregate purchase price of $1,198,200, and 10 debt holders who were issued an aggregate principal amount of $455,000 of debt of America's Best Karate during the period October 1996 to January 1997.

      The original purchase price of all of the securities which are the subject of the Rescission Offer is approximately $1,648,200, excluding interest (which will vary). All of the holders of Common Stock eligible for the Rescission Offer paid less than $5.00 per share, the public offering price of the shares of Common Stock offered hereby. Holders of the debt securities eligible for the Rescission Offer, paid no additional consideration for the issuance of their securities. The Company does not believe that any or many shareholders will tender securities pursuant to the Rescission Offer because the price per Share in this Offering is higher than the amount recoverable through rescission and because substantially all such securities were sold to personal or business acquaintances of the Company and its management. However, the Rescission Offer will be kept open for at least 30 days and there can be no assurance that the price of the shares in the trading market during such period will not be less than the prices paid by the shareholders who are being offered rescission in the Rescission Offer or that a significant number of such shareholders will not accept the Rescission Offer. To the extent that the Company is required to use proceeds from this Offering to meet its obligations under the Rescission Offer, such funds will not be available to be utilized by the Company in furtherance of its business objectives. Payment of the purchase price and interest to individuals who elect to rescind will be made as soon as practicable after receipt by the Company of the notice of rescission and the appropriate certificates.

      Notwithstanding the Rescission Offer, under applicable Federal and state securities laws, shareholders may continue to have a right to rescind and recover the purchase price from the Company and may not be banned from asserting potential claims against the Company for alleged violations of securities laws. In addition, the Company may be subject to enforcement actions by the Commission and/or state securities authorities.


                          DESCRIPTION OF SECURITIES

SECURITIES OFFERED

      The 1,100,000 shares of Common Stock and 1,800,000 Warrants offered hereby are offered separately from one another and will be traded separately upon the consummation of this Offering.










                                      -46-

GENERAL

      The Company has an authorized capital of 10,000,000 shares of Common Stock, $.0001 par value, of which 2,444,671 shares are currently outstanding. The issued and outstanding shares of Common Stock are fully paid and non-assessable, and all the shares of Common Stock underlying the Warrants included in the Offering, when issued, will be fully paid and non-assessable.

      Holders of the Shares are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors.

      Holders of the Common Stock are entitled to share pro rata in such dividends as may be declared by the board of directors out of funds legally available. See "Dividend Policy." On any dissolution, liquidation or winding-up of the Company, the holders of Common Stock will be entitled to share pro rata in all distributions made after payment of or provision for the payment of all debts and prior claims. There are no preemptive rights or conversion privileges applicable to the Common Stock.

WARRANTS

      Warrants will be issued pursuant to a Warrant Agreement between the Company and _____________ (the "Transfer and Warrant Agent") and will be in registered form. The Company has authorized the issuance of Warrants to purchase an aggregate of 1,800,000 shares of Common Stock (exclusive of 270,000 Warrants issuable upon exercise of the Underwriters' Over-Allotment Option and 180,000 Warrants underlying the Underwriters' Warrants). Each Warrant entitles its holder to purchase, at any time from the date of this Prospectus through the fifth anniversary date of this Prospectus, one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

      The Warrants may be redeemed by the Company at any time commencing one year from the date of this Prospectus (or earlier with the prior written consent of the Representative) and prior to their expiration, at a redemption price of $.10 per Warrant, on not less than 30 days' prior written notice to the holders of such Warrants, provided that the last sales price of the Common Stock on Nasdaq is at least 120% ($6.00 per share, subject to adjustment) of the exercise price of the Warrants for a period of 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given. Holders of Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption. The exercise price of the Warrants should in no event be regarded as an indication of any future market price of the securities offered hereby.

      The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. The Warrants do not confer upon holders any voting or any other rights as stockholders of the Company.

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                                  Page 47 of 209

      Subject to the rules and regulations of the NASD, the Underwriters shall be entitled to act as the warrant solicitation agent for the solicitation of the Warrants for a period of five years after the date hereof, commencing one year after the date hereof and receive a warrant solicitation fee of five percent (5%) of the exercise price for each Warrant exercised during the period commencing one year after the date hereof.

      The Company is required to have a current Registration Statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of Warrants reside in order to comply with applicable laws in connection with the exercise of Warrants and the sale of the Common Stock issued upon such exercise. The Company, therefore, will be required to file post-effective amendments to its Registration Statement when subsequent events require such amendments in order to continue the registration of the Common Stock underlying the Warrants and to take appropriate action under state securities laws. There can be no assurance that the Company will be able to keep its Registration Statement current or to effect appropriate action under applicable state securities laws. Its failure to do so may restrict the ability of the Warrant holders to exercise the Warrants and resell or otherwise dispose of the underlying Common Stock, whether pursuant to redemption of the Warrants or otherwise.

LIMITATION OF DIRECTORS' LIABILITIES

      The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Company's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

CERTAIN ANTI-TAKEOVER DEVICES

      The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the






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Interested Stockholder, or any other transaction that would increase the
Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

TRANSFER AGENT AND REGISTRAR

      _______________________ has been appointed as the transfer agent and registrar for the Company's Common Stock. Its telephone number is
------------.







































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



                       SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of this Offering, the Company will have 3,544,671 shares of Common Stock outstanding. All of the 1,100,000 shares of Common Stock sold in this Offering will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act).

      The remaining 2,444,671 outstanding shares of Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of a registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144. Prior to the effective date of the Offering, each of the Company's officers and directors and their affiliates and certain other shareholders owning an aggregate of 2,100,000 shares of Common Stock will enter into lock-up agreements whereby they will agree not to offer or sell any shares of Common Stock or other equity securities of the Company or any securities convertible into or exchangeable for, or warrants to purchase or acquire, Common Stock, owned as of the date of this Prospectus or hereafter acquired, without the consent of the Representative, except as follows: 125,000 shares of Common Stock six months after the date hereof, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share (150% above the initial public offering price) for any fifteen consecutive trading days during such period; an additional 375,000 shares of Common Stock twelve months after the date hereof; an additional 500,000 shares of Common Stock eighteen months after the date hereof; and an additional 1,100,000 shares of Common Stock twenty-four months after the date hereof. The Representative may, in its discretion and without notice to the public, waive the lock-up and permit the holders of these shares to resell all or a portion of their shares at any time prior to the time periods described above. As of ___________, 1997, and without giving effect to the above described lock-up agreements, no shares of Common Stock which are currently outstanding are immediately eligible for sale in the public market without restrictions, ________ shares of Common Stock will be eligible for sale, subject to the restrictions of Rule 144, on the 91st day after the effectiveness of this Prospectus and __________ shares of Common Stock will be eligible for sale, subject to the restrictions of Rule 144, one year after the effectiveness of this Prospectus.

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for a period of at least two years, including an "affiliate" as that term is defined in Rule 144, is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 3,544,671 shares immediately after the Offering) or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least three years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.

      In addition, any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus before selling such shares.

      The Company has agreed to file a registration statement under the Securities Act with respect to the resale of 305,000 shares of Common Stock of the Company by certain shareholders upon demand by a majority of such shareholders. Upon the effectiveness of such registration statement, such shareholders would be free to sell their shares in the public market without volume restriction unless such shares were held by an affiliate or are subject to a lock-up agreement described above.


                                UNDERWRITING

      The Company has agreed to sell, and the Underwriters have agreed to purchase from the Company, 1,100,000 shares of Common Stock and 1,800,000 Warrants. The underwriting agreement between the Company and the Underwriters (the "Underwriting Agreement") provides that the obligations of the Underwriters are subject to certain conditions precedent. The Underwriters are committed to purchase all of the securities offered hereby if any are purchased.

      The Representative has advised that it proposes initially to offer the 1,100,000 shares of Common Stock and 1,800,000 Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the NASD concessions not in excess of $.20 per share of Common Stock and $.00 per Warrant, of which not more than $.10 per share of Common Stock and $.00 per Warrant may be re-allowed to certain other dealers.

      The Underwriting Agreement provides further that the Underwriters will receive a non-accountable expense allowance of 3% of the gross proceeds of the Offering (excluding for purposes of this calculation, proceeds from any exercise of Warrants or the Underwriters' Over-allotment Option), of which approximately $20,000 has been paid by the Company to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and the Warrants offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

      Pursuant to the Underwriters' Over-allotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriters may purchase up to 15% of the total number of shares of Common Stock and Warrants offered hereby, solely to cover over-allotments.

      The Company has agreed to sell to the Underwriters, for nominal consideration, the Underwriters' Warrants to purchase 110,000 shares of Common Stock and 180,000 Warrants. The Underwriters' Warrants will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriters' Warrants will be exercisable at $6.00 per share of Common Stock and $0.12 per Warrant. The Warrants contained in the Underwriters' Warrants are exercisable for common stock at $6.00 share. The Underwriter's Warrants are not transferable for a period of one year after the date of this Prospectus, except to officers and directors of the Representative, co-underwriters and to members of the selling group and their officers and partners. The Company has also granted certain demand and "piggyback" registration rights to the holders of the Underwriters' Warrants.

      For the life of the Underwriters' Warrants, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

      The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against liabilities in connection with the Offering, including liabilities under the Securities Act.

      The Company has agreed that upon closing of the Offering it will, for a period of not less than three years, engage a designee of the Representative as advisor to the Board of Directors of the Company. In addition and in lieu of the Representative's right to designate an advisor, the Company has agreed, if requested by the Representative during such three year period, to nominate and use its best efforts to cause the election of a designee of the Representative as a director of the Company. The Representative has not yet designated any such person.

      The Representative intends to act as a market maker for the Common Stock and the Warrants after the closing of the Offering.

      Commencing one year after the date of this Prospectus and for a period of five years after the date hereof, the Company will pay the Representative a fee of 5% of the exercise price of each Warrant exercised, provided (i) the exercise price of the Warrant was solicited by a member of the NASD, (ii) the Warrant was not held in a discretionary account, (iii) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrant, (iv) the solicitation of the exercise of the Warrant was not a violation of Rule 10b-6 under the Exchange Act and (v) the Representative is designated in writing as the soliciting NASD member. Unless granted an exemption from Rule 10b-6 under the Exchange Act by the Commission, the Representative and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of the of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Representative and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants. As a result, the Representative and soliciting broker dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

      The Company agreed to retain the Representative as a management and financial consultant at a monthly fee of $3,000 for a three-year period commencing on the closing the Offering. The entire fee of $108,000 is payable at the closing of the Offering. Pursuant to this agreement, the Representative will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financing or acquisitions by the Company and related matters. The agreement does not require the Representative to provide any minimum number of hours of consulting services to the Company.

      The initial public offering price of the shares of Common Stock and the Warrants offered hereby and the initial exercise price and the other terms of the Warrants have been determined by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the



                                      -53-
shares of Common Stock and Warrants and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities for comparable companies.

      The Representative or members of the selling group may, at their option, charge a customary "ticket charge" to purchasers in the Offering. Any such charge will not exceed $15.00 and will be disclosed on the customer's confirmation slip.

      The Company has agreed to grant the Representative a right of first refusal for a period of two years from the date of the consummation of this Offering for any public or private offering of securities to raise capital and sale of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

      The Company has also agreed that for a period of two years from the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, the Company will not, without the Representative's consent, issue any shares of its Common Stock, preferred stock, any warrants or options or any other rights to purchase Common Stock or preferred stock, except as contemplated by the Underwriting Agreement and except for an amount of options or warrants not to exceed 10% of the Company's issued and outstanding Common Stock on the date of the consummation of this Offering.

      Prior to the Effective Date, the Company will cause each of the Company's stockholders, officers and directors to enter into a written agreement with the Representative that he or she will not publicly or privately sell any shares of the Company's Common Stock or preferred stock owned directly or indirectly by him or her or beneficially by him or her (as defined by the Exchange Act) on the Effective Date without the consent of the Representative except as follows:
125,000 shares of Common Stock six months after the Effective Date, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share for fifteen consecutive trading days; an additional 375,000 shares of Common Stock twelve months after the Effective Date; an additional 500,000 share of Common Stock eighteen months after the Effective Date; and an additional 1,100,000 shares of Common Stock twenty-four months after the Effective Date.


                                LEGAL MATTERS

      The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California. Singer Zamansky LLP, New York, New York, is acting as counsel for the Underwriters in connection with this Offering.

                                   EXPERTS

      The financial statements of America's Best Karate as of December 31, 1996, and for the two years then ended and the balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 have been included herein and in the registration statement in reliance upon the reports of Moore Stephens, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.


                           ADDITIONAL INFORMATION

      The Company has filed with the Los Angeles Regional Office of the Securities and Exchange Commission a registration statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the securities being offered pursuant to this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. A copy of the Registration Statement may be inspected by anyone without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. The Commission maintains an Internet Web Site at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------






AMERICAN CHAMPION ENTERTAINMENT, INC.:

  Report of Independent Auditors........................................F-1

  Balance Sheet as of February 5, 1997 [Date of Incorporation]..........F-2

  Notes to Balance Sheet................................................F-3..6

AMERICA'S BEST KARATE:

  Report of Independent Auditors........................................F-7

  Balance Sheet.........................................................F-8..9

  Statements of Operations..............................................F-10..11

  Statements of Stockholders' Equity [Deficit]..........................F-12

  Statements of Cash Flows..............................................F-13..14

  Notes to Financial Statements.........................................F-15..29




                         . . . . . . . . . . . . . . .

                       REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  American Champion Entertainment, Inc.
  Hayward, California



            We have audited the accompanying balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 [date of incorporation]. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            As discussed in Note 1, the Company was inactive on February 5, 1997.

            In our opinion, the balance sheet referred to above, presents fairly, in all material respects, the financial position of American Champion Entertainment, Inc. as of February 5, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Moore Stephens, P.C.
                                          -----------------------------
                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants.

Cranford, New Jersey
February 5, 1997












                                      -F-1-

AMERICAN CHAMPION ENTERTAINMENT, INC.
------------------------------------------------------------------------------


BALANCE SHEET AS OF FEBRUARY 5, 1997 [DATE OF INCORPORATION]
------------------------------------------------------------------------------



ASSETS:
  Organization Costs                                           $     2,500
                                                               ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
 Due to Related Party                                          $     2,500

COMMITMENTS AND CONTINGENCIES                                           --

STOCKHOLDERS' EQUITY:
 Common Stock, 10,000,000 Authorized, $.0001 Par
   Value, None Outstanding                                              --

 TOTAL STOCKHOLDERS' EQUITY                                             --

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY:                $     2,500
                                                               ===========


See Notes to Balance Sheet.























                                      -F-2-

AMERICAN CHAMPION ENTERTAINMENT, INC.
NOTES TO BALANCE SHEET
------------------------------------------------------------------------------



[1] ORGANIZATION AND NATURE OF OPERATIONS

American Champion Entertainment, Inc. [the "Company" or "ACE"] was incorporated on February 5, 1997 under the laws of the State of Delaware for the purpose of consummating the transactions described in Note 4 below. At the date of incorporation, there was no issuance of or subscriptions for its capital stock.

[2] ORGANIZATION COSTS

Organization costs are costs incurred that pertain to the incorporation of the Company. The costs are being amortized over 60 months using the straight-line method.

[3] DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 10,000,000 shares of voting common stock, par value $.0001 per share.

[4] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS

[A] PROPOSED MERGER - Subsequent to February 5, 1997 [date of incorporation], the Company will merge with America's Best Karate ["ABK"] which (a) operates karate studios; (b) has begun producing fitness information video tapes, books, and audio tapes, and (c) has begun producing educational television programs for children which emphasize martial arts values and fun. Pursuant to the merger, ABK will become a wholly-owned subsidiary of American Champion Entertainment, Inc. References to the Company for periods subsequent to February 5, 1997 refer to the consolidated entity. Consolidated financial statements to be presented will include the accounts of both companies. Intercompany transactions and balances will be eliminated in consolidation.

ACE will own 100% of the shares of ABK at the time of the merger. See the historical financial statements and notes thereto of ABK elsewhere in this prospectus. American Champion Media ["AC Media"], a wholly-owned subsidiary of ABK, will operate and manage all media related programs.

[B] PROPOSED PUBLIC OFFERING - On December 5, 1996, ACE [a company in formation at that date] entered into a letter of intent with an Underwriter to offer common stock through a public offering. Pursuant to the letter of intent, the Underwriter will purchase on a "firm commitment" basis, 1,100,000 shares of common stock at a public offering price of $5 per share and 1,800,000 warrants at a public offering price of $0.10 per warrant. The Company agreed to pay


                                      -F-3-

AMERICAN CHAMPION ENTERTAINMENT, INC.
NOTES TO BALANCE SHEET
------------------------------------------------------------------------------


underwriting discounts and commissions, and a non-accountable expense allowance totaling 13% of the gross proceeds. The Company also agreed to enter into a consulting agreement for a three-year period after the closing of the underwriting transaction for a total fee of $108,000 payable at closing.

[C] EMPLOYMENT AGREEMENTS - In March 1997, the Company entered into employment agreements, effective as of the closing date of the proposed public offering (the "Offering"), with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to which Mr. Chung will continue to serve as the Company's Chairman of the Board, Mr. Chan will continue to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa will continue to serve as the Company's Vice-President. Each agreement has a term of five years. Pursuant to the agreements, the Company will pay to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the public Offering price of the Common Stock of the Company upon consummation of the Offering and (ii) $200,000, $200,000 and $100,000, respectively, if all of the Warrants issued to the public in the Offering are exercised by the holders thereof within the five-year exercise period of such Warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

In March 1997, the Company and AC Media entered into a two year employment agreement with Jan D. Hutchins effective as of the closing date of the Offering. This agreement provides that Mr. Hutchins will receive an annual base salary of $39,600. The employment agreement also provides for the following bonuses: (i) four thousand [4,000] shares of Common Stock of the Company upon consummation of the proposed public Offering, subject to compliance with applicable laws; (ii) options to purchase twenty thousand [20,000] shares of Common Stock of the Company, exercisable at 120% of the public Offering price of the Common Stock of the Company upon the consummation of the proposed public Offering, subject to compliance with applicable laws; and (iii) $100,000 in cash if all of the Warrants are issued to public in this Offering exercised by the holders thereof within two years of the consummation of the proposed public Offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement.





                                      -F-4-

[D] 1997 STOCK PLAN - The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan is 350,000, subject to adjustments as provided in the 1997 Stock Plan. The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors. Upon registration, the 1995 Stock Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase











                                      -F-5-
an aggregate of 250,000 shares of Common Stock under the 1997 Stock Plan at 120% of the initial public offering price upon consummation of the Offering.

[E] 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN - The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of the Offering. A total of 50,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be cancelled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule.























                                      -F-6-

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
          America's Best Karate
          Hayward, California


     We have audited the accompanying balance sheet of America's Best Karate [a California corporation] as of December 31, 1996, and the related statements of operations, stockholders' equity [deficit], and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of America's Best Karate's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Best Karate as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that America's Best Karate will continue as a going concern. As discussed in Note
3 to the financial statements, America's Best Karate had a working capital deficit of $(1,271,410) and a deficiency in stockholders' equity of $(998,350). Additionally, America's Best Karate has experienced continuing losses from operations. These factors raise substantial doubt about America's Best Karate's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          /s/ Moore Stephens, P.C.
                                          -----------------------------
                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants.

Cranford, New Jersey
January 31, 1997




                                      -F-7-

AMERICA'S BEST KARATE
------------------------------------------------------------------------------


BALANCE SHEET AS OF DECEMBER 31, 1996.
------------------------------------------------------------------------------


ASSETS:
CURRENT ASSETS:
  Cash                                                             $    28,763
  Account Receivable                                                     5,817
  Loans Receivable - Related Parties                                    92,083
  Prepaid Expenses and Other                                            12,462
                                                                   -----------

  TOTAL CURRENT ASSETS                                                 139,125
                                                                   ------------

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION
  AND AMORTIZATION OF $249,263                                          50,860
                                                                   -----------

OTHER ASSETS:
  Film Costs - Net of Accumulated Amortization of $4,685               660,004
  Deferred Offering Costs                                               66,544
  Deposits                                                              49,657
  Other Assets                                                           3,300
                                                                   -----------

  TOTAL OTHER ASSETS                                                   779,505
                                                                   -----------
  TOTAL ASSETS                                                     $   969,490
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY [DEFICIT]
CURRENT LIABILITIES:
  Accounts Payable and Accrued Expenses                            $   316,644
  Deferred Revenues - Current Portion                                  453,404
  Short-Term Debt                                                      179,113
  Loans Payable - Related Parties                                      352,175
  Long-Term Debt - Current Portion                                      82,740
  Obligations Under Capital Leases                                      26,459
                                                                   -----------

  TOTAL CURRENT LIABILITIES                                          1,410,535
                                                                   ------------






                                      -F-8-

LONG-TERM LIABILITIES:
  Deferred Revenues                                                    465,272
  Long-Term Debt                                                        71,392
  Obligations Under Capital Leases                                      20,641
                                                                   -----------

  TOTAL LONG-TERM LIABILITIES                                          557,305
                                                                   ------------

  TOTAL LIABILITIES                                                  1,967,840
                                                                   ------------

COMMITMENTS AND CONTINGENCIES                                               --
                                                                   ------------

STOCKHOLDERS' EQUITY [DEFICIT]:
  Common Stock, No Par Value, 100,000 Shares
    Authorized, 92,030 Issued and Outstanding                          738,547

  Paid-in Capital [Deficit]                                         (1,203,731)

  Accumulated Deficit                                                 (533,166)
                                                                   ------------

  TOTAL STOCKHOLDERS' EQUITY [DEFICIT]                                (998,350)
                                                                   ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY [DEFICIT]             $   969,490
                                                                   ===========

















   See Accompanying Notes to Financial Statements.



                                  -F-9-

AMERICA'S BEST KARATE
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------



                                                              YEARS ENDED
                                                             DECEMBER 31,
                                                           1996         1995
                                                         -------      -------

REVENUE:
  Tuition and Related Fees                             $  931,231  $ 1,008,832
  Accessories and Video Sales                             119,322      110,060
                                                       ----------   -----------

  TOTAL REVENUE                                         1,050,553    1,118,892
                                                       ----------   -----------

COSTS AND EXPENSES:
  Cost of Sales                                            88,942       81,116
  Salaries and Payroll Taxes                              712,574      625,399
  Rent                                                    494,428      393,462
  Selling, General and Administrative                     325,025      415,713
  Interest                                                 69,383       54,742
                                                       ----------   -----------

  TOTAL COSTS AND EXPENSES                              1,690,352    1,570,432
                                                       ----------   -----------

  [LOSS] FROM OPERATIONS                                 (639,799)    (451,540)

OTHER INCOME:
  Fitness Consulting                                           --      526,625
                                                       ----------  -----------

  [LOSS] INCOME BEFORE INCOME TAXES                      (639,799)      75,085

PROVISION FOR INCOME TAXES                                     --           --
                                                       ----------   -----------

NET [LOSS] INCOME - HISTORICAL                         $ (639,799)  $   75,085
                                                       ============ ============

                                  -F-10-

CHARGE IN LIEU OF INCOME TAXES                                         (13,775)
                                                                    -----------
  PRO FORMA NET INCOME                                              $   61,310
                                                                    ===========

PRO FORMA [LOSS] EARNINGS PER SHARE:
  Net [Loss] Income                                    $     (26)   $      .03
                                                       ==========   ============

  Number of Shares                                      2,444,671    2,444,671
                                                       ==========   ===========















See Accompanying Notes to Financial Statements.















                                  -F-11-

AMERICA'S BEST KARATE
------------------------------------------------------------------------------


STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT]
------------------------------------------------------------------------------

                                                                       TOTAL
                                                                       -----
                               COMMON STOCK     PAID-IN            STOCKHOLDERS'
                             ----------------   -------            -------------
                                 NUMBER OF      CAPITAL  ACCUMULATED  EQUITY
                                -----------     -------  ----------- -------
                             SHARES   AMOUNT   [DEFICIT]  [DEFICIT]   [DEFICIT]
                             ------   ------   ---------  ---------   --------

 BALANCE - JANUARY 1, 1995   50,000  $  37,938 $   --   $(1,172,183)  $(1,134,245)

Issuance of Common Stock     26,251    237,266     --            --       237,266

Receivable from Stockholders   --     (37,766)     --            --       (37,766)

S Corp. Distributions          --    (236,009)     --            --      (236,009)

Net Income                     --         --       --        75,085        75,085
                         ---------  --------- --------- ------------   -----------

 BALANCE -
      DECEMBER 31, 1995     76,251      1,429      --    (1,097,098)   (1,095,669)

Capitalization of Accumulated
 Deficit on S Corp.
     Termination               --        --   (1,203,731)  1,203,731           --

Issuance of Common Stock    15,324    707,500      --           --        707,500

Common Stock Issued for
 Short-Term Loans              455     21,636      --           --         21,636

Reduction of Receivable from
 Stockholders                 --      20,500       --           --          20,500

S Corp. Distributions         --     (12,518)      --           --         (12,518)

Net [Loss]                    --        --         --       (639,799)     (639,799)
                         ---------  --------- ----------  ------------   ----------

 BALANCE - DECEMBER 31,
      1996                 92,030  $ 738,547 $(1,203,731) $  533,166)  $  (998,350)
                         ========= ========= ============ ============ ============

See Accompanying Notes to Financial Statements.

                                  -F-12-

AMERICA'S BEST KARATE
------------------------------------------------------------------------------



STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------


                                                                YEARS ENDED
                                                                ------------
                                                               DECEMBER 31,
                                                              --------------
OPERATING ACTIVITIES:                                        1996         1995
                                                           -------      -------
 Net [Loss] Income                                       $ (639,799)  $   75,085
 Adjustments to Reconcile Net [Loss] Income to
   Net Cash [Used for] Provided by
   Operating Activities:
   Depreciation and Amortization                             64,409       64,914
   Interest Amortization - Debt Issue Costs                   6,272        1,100
   Loss on Property and Equipment                             2,430           --

 [Increase] Decrease in:
   Accounts Receivable                                       (5,817)          --
   Prepaid Expenses and Other                                 3,567       80,206

 Increase [Decrease] in:
   Accounts Payable and Accrued Expenses                     77,335      (3,285)
   Deferred Revenues                                        (55,319)   (114,208)
                                                         ----------   ----------
 NET CASH - OPERATING ACTIVITIES                           (546,922)    103,812
                                                         ----------   ---------

INVESTING ACTIVITIES:
 Purchase of Property and Equipment                          (7,014)    (22,384)
 Payments for Film Costs                                   (350,364)   (114,482)
 Advances to Stockholders                                   (92,083)         --
 Deposits                                                     2,083     (16,816)
                                                         ----------   ---------

 NET CASH - INVESTING ACTIVITIES                           (447,378)   (153,682)
                                                         ----------   ----------

FINANCING ACTIVITIES:
 S Corp. Distributions                                      (12,518)   (236,009)
 Proceeds from Issuance of Common Stocks                    728,000     199,500
 Proceeds from Short-Term Debt                               49,344      73,596


                                  -F-13-

 Proceeds from Loans from Related Parties               338,850        1,050
 Proceeds [Payments] from/on Long-Term Debt             (52,078)      28,243
 Principal Payments on Capital Leases                   (28,234)     (26,673)
 Deferred Offering Costs                                (66,544)          --
                                                       ----------   ----------
 NET CASH - FINANCING ACTIVITIES                        956,820       39,707
                                                       ----------   ----------

 NET [DECREASE] IN CASH                                 (37,480)     (10,163)

CASH - BEGINNING OF YEARS                                66,243       74,406
                                                      ----------   ----------

CASH - END OF YEARS                                  $   28,763   $   66,243
                                                      ==========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
   Interest                                          $   57,663   $   53,642
   State Income Taxes                                $       --   $    3,164

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
   Capital Lease Obligations Incurred for
     Use of Equipment                                $       --   $   53,209
   Common Stock Issued for Short-Term Debt           $   21,636   $       --



See Accompanying Notes to Financial Statements.


                                  -F-14-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

[1] ORGANIZATION AND NATURE OF OPERATIONS

America's Best Karate ["ABK"] was incorporated in the State of California in June 1991. It owns and operates karate studios in the San Francisco Bay Area and in Las Vegas, Nevada. During 1995, ABK began producing fitness information video tapes, books, and audio tapes. During 1996, it also began producing educational television programs for children which emphasize martial arts values and fun.

During 1996 and 1995, ABK's revenue resulted primarily from martial arts instruction services.

An organizational restructuring is expected to be completed in 1997. While ABK will focus solely on operating and managing the karate studios, AMERICAN CHAMPION MEDIA, INC. ["AC Media"], a 100%-owned subsidiary of ABK, will be formed to operate and manage all media-related programs. ABK will in turn be a 100%-owned subsidiary of a newly formed parent holding company, AMERICAN CHAMPION ENTERTAINMENT, INC. ["ACE"], which will be owned by the then existing stockholders of ABK.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - Substantially all students are required to sign a student enrollment agreement [the "Enrollment Agreement"] covering a period from 36 to 48 months to complete a black belt course or a 2nd degree black belt course, respectively. The students have the option to (a) make an initial fee payment equal to 2-5 months of instruction with the remaining amount payable monthly over the remaining term of the agreement, [starting with the month following enrollment], or (b) make one or more lump sum payments for the entire course at a significant discount. Revenues are recognized over the term of the Enrollment Agreement.

A student may cancel an Enrollment Agreement at any time. A refund, if any, is made if the student's advanced payments exceed the elapsed portion of the course, prorated at $75 per month [additional family members, prorated at $45 per person per month]. The elapsed portion of the course is the number of months between the course starting date and the cancellation date.

Fee payments subject to refund are shown in ABK's financial statements as deferred revenue which will be recognized as revenue in the future years if there is no cancellation by the student.

CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject ABK to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. ABK places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. ABK did not have any cash accounts subject to such risk at December 31, 1996. To reduce credit risk, ABK requires advanced payments from students and thus, no student fees receivable is recorded.

                                      -F-15-

CASH AND CASH EQUIVALENTS - ABK considers certain highly liquid instruments purchased with original maturities of three months or less to be cash equivalents. ABK did not have any cash equivalents at December 31, 1996.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation for furniture and fixtures and certain equipment is computed using the straight-line method over an estimated useful life of five years. Leasehold improvements are amortized using the straight-line method over the term of the respective leases. Leased assets under capital lease agreements are amortized using the straight-line method over the shorter of the estimated useful lives or the length of the lease terms, ranging from two to five years.





























                                      -F-16-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------




[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

FILM COSTS - Film costs consist of the capitalized costs related to the production of original film masters for videos and television programs. The total film cost for the production of the master for the STRONG MIND FIT BODY video is amortized using the individual-film-forecast-computation method which amortizes costs in the ratio that current gross revenues bear to anticipated total gross revenues over a period of up to four years. The management of ABK periodically reviews its estimates of future revenues for each master and if necessary a revision is made to amortization rates and a writedown to net realizable value may occur. The net film costs are presented on the balance sheet at the net realizable value for each master.

Amortization expense for 1996 was $4,685, and there was no film cost amortization in 1995.

FAIR VALUES OF FINANCIAL INSTRUMENTS - The carrying value of cash, receivables, accounts payable, and short-term borrowings approximates fair value due to the short maturity of these instruments. The carrying value of long-term obligations approximates fair value since the interest rates either fluctuate with the lending banks' prime rates or approximate market rate. None of the financial instruments are held for trading purposes.

LOAN INTEREST AMORTIZATION - The value of the stock given to lenders as additional compensation are being amortized over the term of the loans [See Notes 8 and 13].

PRO FORMA EARNINGS [LOSS] PER SHARE - Pro forma earnings [loss] per share are based on the 2,444,671 shares issued for all periods presented. Shares or equivalents issued within a one year period prior to the initial filing of the initial public offering of the registration statement [see Note 15] are treated as outstanding for all reported periods.

INCOME TAXES - Starting 1993, ABK elected to be taxed under the provisions of Subchapter S of the Internal Revenue Service Code. Under those provisions, ABK did not pay federal corporate income taxes on its taxable income. Instead, the stockholders were liable for individual federal income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax for the year ended December 31, 1995, and the period from January to February 1996, when the S Corp. status was terminated. In addition, ABK was taxed as an S Corp. in the state of California. Under state provisions in California there is a minimal income tax rate for S corporations. Pro forma net income and earnings per share are presented as if ABK was a C corporation in 1995.


                                      -F-17-

Starting March 1996, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets [use of different depreciation methods and lives for financial statement and income tax purposes], deferred revenue related to tuition fees, and the receivables and payables recorded for financial statement purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

DEFERRED OFFERING COSTS - Deferred offering costs consist of costs incurred in relation to an anticipated public offering. If the offering is not consummated, such costs will be expensed and not recorded as a reduction of the net proceeds of the offering.





















                                      -F-18-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------



[3] GOING CONCERN

At December 31, 1996, ABK had a working capital deficit of $(1,271,410) and a deficiency in stockholders' equity of $(998,350). Additionally, ABK has experienced continuing losses from operations. These factors cause substantiated doubt about ABK's ability to continue as a going concern.

ACE is contemplating an initial public offering to provide for gross proceeds of approximately $5,700,000 to ABK and AC Media [See Note 15]. ABK believes that the net proceeds from this offering will be sufficient for it to conduct its operations for the twelve month period following the offering. However, the success of the offering cannot be assured.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continuation of ABK as a going concern is dependent upon the success of the public offering, and, thereafter, on attaining profitability. There can be no assurances that management will be successful in the implementation of its plans. The financial statements do not include any adjustments in the event ABK is unable to continue as a going concern.

[4] USE OF ESTIMATES, RISKS AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Additionally, there are risks and uncertainties which could impact the future of ABK. See discussion of Risk Factors in the accompanying registration statement of which these financial statements and Notes are a part.





                                      -F-19-

[5] PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Furniture and Fixtures                             $    95,322
Equipment                                               34,367
Leasehold Improvements                                  50,535
Leased Assets                                          119,899
                                                   -----------

Total                                                  300,123
Less: Accumulated Depreciation and Amortization       (249,263)

     PROPERTY AND EQUIPMENT - NET                 $     50,860
     ----------------------------                 ============

Depreciation expense was $64,409 and $64,914 for the years ended December 31, 1996 and 1995, respectively.

The accumulated depreciation related to the leased assets at December 31, 1996 was $105,641. Depreciation on leased assets is included in depreciation expense.








                                  -F-20-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------






Total                                                664,689
Less: Accumulated Amortization                        (4,685)

FILM COSTS - NET                               $     660,004
                                               =============

Both videos were completed in 1996, but only the STRONG MIND FIT BODY video has been partially released in 1996. The production of the first pilot episode of THE ADVENTURES WITH KANGA RODDY was completed in January 1997.

[7] SHORT-TERM DEBT

Short-term debt consists of:

Unsecured loan of $50,000 from an individual, requiring monthly interest-only payments a the rate of 15%, due July 1997. This individual will receive either 71.174 shares of ABK shares of ACE.
 In the event the initial public offering (See unsuccessful, interest and principal payments shall be made on an amortized schedule over
 the next 36 months                                                 $ 50,000

Drawings from a $35,000 bank business credit card line with
 interest at the bank's prime plus 6.75%.                             34,113

Unsecured loans ranging from $27,000 to $54,000 from various individuals with interest at 13% payable on a monthly basis adjustable to .624% - 1.248% of net profit before taxes when the sum of the interest payments equals the loan amount.
 Lenders have the option to convert the loans into 0.624% -
 1.248% of the number of common shares issued in the proposed
 initial public offering (See Note 15).                               81,000

Unsecured non-interest bearing loan from an individual in the
 original amount of $20,000, due on demand.                           14,000
                                                                   -----------

TOTAL SHORT-TERM LOANS                                             $ 179,113
----------------------                                             ============

The weighted average interest rate of short-term borrowings as of December 31, 1996 was approximately 14%.


                                      -F-21-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[8] LOANS PAYABLE - RELATED PARTIES

Loans payable to related parties consist of:

Unsecured loans from various individuals ranging from
 $10,000 to $150,000, requiring monthly interest-only
 payments at the rate of 15%, due July 1997. Four
 hundred and fifty-five shares of common stock with an
 assigned value of $21,636 were given to certain
 individuals as additional compensation for these unsecured
 loans. The loans are presented net of this unamortized
 charge at December 31, 1996. The common stock will be
 converted at the rate of 1 existing share to 28.1
 ACE shares.  One of the individuals [see Note 13B] will
 receive either 14.235 shares of ABK or 400 shares of ACE. In the event the proposed initial public offering (See Note 15) is unsuccessful, interest and principal payments shall be made
 on an amortized schedule over the next 36 months.                  $   322,336


Loan of $30,000 from various individuals, with interest at
 the 3-month CD rate [approximately 5%] plus 3.5%,
 due on demand                                                           29,839
                                                                   ------------
TOTAL LOANS PAYABLE TO RELATED PARTIES                              $   352,175
                                                                   ============

[9] LONG-TERM DEBT

Long-term debt consist of:

Loans from three banks in amounts ranging from $9,000 to
 $80,000, with interest rates spanning from the bank's
 reference rate [approximately 8.5% at December 31, 1996]
 plus 2.25% to 4%, maturing from May 1998 to April
 1999.  Two of the bank loans are guaranteed by two
 stockholders.                                                      $    67,586



                                      -F-22

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


Loans from various individuals in the amounts ranging
 from $13,500 to $100,000, with interest spanning from
 12% to 14%, payable in 60 monthly principal and
 interest payments, maturing from December 1998
 to June 2000.  In the event ABK is sold or goes
 public, one loan becomes due immediately and the note
 holder will be given 1% of the shares of the
 underwriting at that time.  Two of the individual
 loans are guaranteed by two stockholders.                              86,546

Less:  Current Portion                                                 (82,740)
                                                                  -------------
  LONG-TERM PORTION                                               $     71,392
                                                                  =============

ABK agreed to maintain certain financial ratios and other covenants for one of the bank loans. As of December 31, 1996, ABK did not meet the financial ratios as required by the bank. Therefore, bank debt in the amount of $22,222 has been classified as current.

Aggregate maturities required on long-term debt at December 31, 1996 is as follows:

1997                       $   82,740
1998                           37,783
1999                           31,799
2000                            1,810
                           ----------

  TOTALS                   $  154,132
  ------                   ==========
















                                      -F-23-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------



[10] LEASE COMMITMENTS

ABK leases facilities under operating leases and gym equipment under capital leases that range from two to six years and expire at various dates through 2000. Some leases have options to renew for additional terms and some require additional increases as defined. There are two operating leases which reflect officers of ABK as lessees and another operating lease is personally guaranteed by two officers of ABK.

The future minimum lease payments under these leases are:

Year Ending                                              Capital     Operating
-----------                                              -------     ---------
December 31,                                             Leases       Leases
------------                                             -------      --------

  1997                                                 $   33,828   $  354,901
  1998                                                     17,624      191,781
  1999                                                      5,890      130,295
  2000                                                         --       39,142
                                                       ----------   ----------

   TOTAL MINIMUM LEASE PAYMENTS                            57,342      716,119
   ----------------------------                                     ==========

  Less:  Amount Representing Interest                      10,242
                                                       ----------

   Present Value of Net Minimum Capital Lease Payments     47,100

  Less:  Current Portion of Obligations Under Capital
         Leases                                            26,459
                                                        ----------


   NON-CURRENT PORTION OF OBLIGATIONS UNDER CAPITAL
   ------------------------------------------------
   LEASES                                              $   20,641
   ------                                              ==========

Total rent expense was $494,428 and $393,462 for the years ended December 31, 1996 and 1995, respectively.



                                     -F-24

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[11] INCOME TAXES

Generally accepted accounting principles require the establishment of deferred tax asset for all deductible temporary differences and operating loss carryforwards. At December 31, 1996, ABK had a deferred tax asset of approximately $246,000 resulting from the temporary difference between the basis of assets and liabilities for financial statements and income tax purposes. In addition, ABK has available at December 31, 1996, approximately $353,000 of unused operating loss carryforwards that may be applied against future taxable income and that expire in 2011. Realization of the tax asset is dependent upon future events affecting utilization of the carryforwards. Because of the uncertainty that ABK will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance has been established for the full amount of the tax asset.

[12] FITNESS CONSULTING

In 1995, ABK earned $526,625 as fees for fitness consulting to certain organizations and individuals. There was no such income earned in 1996, and the management of ABK does not expect to receive this type of income in the future.

[13] RELATED PARTY TRANSACTIONS

[A] During 1996, ABK borrowed $333,800 from six of its stockholders. The loans bear interest at the rate of 15% and mature in July 1997. As additional compensation to these stockholders, a total of 455.5 shares with a value of $21,636 were issued to them. For the year ended December 31, 1996, $5,172 of this amount has been expensed in the statement of operations. The loans are presented net of this unamortized charge of $16,464 at December 31, 1996.

[B] In 1996, ABK borrowed $10,000 from an individual related to another individual who is an officer, director and stockholder. The loan bears interest at the rate of 15% and matures in July 1997. This individual will receive either
14.235 shares of ABK or 400 shares of ACE as additional compensation.

[C] ABK also borrowed $30,000 from a bank credit card line under the name of an individual who is an officer, director and stockholder, together with two other individuals related to him. ABK pays interest at the bank's rate of 3-month CD [approximately 5%] plus 3.5%.

[D] ABK paid consulting fees to two of its stockholders in the total amount of $6,000 for the year ended December 31, 1995.

[E] During 1995, ABK leased certain equipment costing $53,209, which was originally purchased by the leasing companies from a trading corporation partially owned by an individual who is officer, director and stockholder.

                                     -F-25-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

[F] During 1995 and 1996, ABK issued S Corp. distributions of $236,009 and $12,518, respectively, to three stockholders.

[G] In November 1996, ABK agreed to pay to two participants of the JOE MONTANA EXERCISE video the sum of $50,000 from the proceeds of the intended initial public offering and another $50,000 when the video is released. Accordingly, $100,000 is accrued in these financial statements for this liability. These two participants are stockholders of ABK.

[14] COMMITMENTS AND CONTINGENCIES

[A] In August 1995, ABK entered into a consulting agreement with a corporation for the development of the STRONG MIND FIT BODY video. ABK has agreed to pay to that corporation a royalty fee of 2.5% on the gross profit of each program sold.

[B] In October 1995, ABK signed a deal memo with the producer and writer of the audio tapes and workbook for the STRONG MIND FIT BODY whereby ABK agreed to pay to him a royalty fee of 1% of the gross income of the project with a maximum of $15,000.

[C] In June 1996, ABK entered into an agreement with a consultant for THE ADVENTURES WITH KANGA RODDY, with monthly payments of $2,144 beginning June 1996 until the arrangement is terminated.

[D] In September 1996, ABK signed a deal memo with the director of THE ADVENTURES WITH KANGA RODDY television program, whereby the director would receive 2% in the distribution of net profits from the TV broadcasting, syndication, and video sales of that program.

[E] A royalty fee of $1 will be paid to the two participants of the JOE MONTANA EXERCISE video [see Note 13G] for each tape sold.

[14] COMMITMENTS AND CONTINGENCIES [CONTINUED]

[F] RIGHT OF RESCISSION - Commencing after the closing of the proposed public offering [See Note 15] and subject to compliance with federal and state securities laws, ACE intends to offer to certain stockholders who previously purchased equity or debt securities of ABK, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder ["Rescission Offer"]. ACE is making the Rescission Offer, because, among other things, certain sales of its securities may have failed to qualify for an exemption under the registration requirements of federal and state securities laws. Notwithstanding the Rescission Offer, under federal and state securities laws, holders of such securities may continue to have a right to rescind and recover the purchase price paid for such securities. Moreover, ACE may be subject to enforcement actions by the Securities and Exchange Commission.

                                     -F-26-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

[15] PROPOSED PUBLIC OFFERING

On December 5, 1996, ACE [a company in formation at that date,] entered into a letter of intent with an Underwriter to offer common stock through a public offering. Pursuant to the letter of intent, the Underwriter will purchase on a "firm commitment" basis, 1,100,000 shares of common stock at a public offering price of $5 per share and 1,800,000 warrants at a public offering price of $0.10 per warrant. ACE agreed to pay underwriting discounts and commissions, and a non-accountable expense allowance totaling 13% of the gross proceeds. ACE also agreed to enter into a consulting agreement for a three-year period after the closing of the underwriting transaction for a total fee of $108,000 payable at closing.

[16] NEW AUTHORITATIVE PRONOUNCEMENT

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. ABK will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.
ABK adopted the disclosure requirements on January 1, 1996. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.

[17] INDUSTRY SEGMENTS

ABK operates a chain of karate studios and is involved in the development of fitness videos and educational television programs which are segmented into two categories for reporting purposes. Tuition and related fees includes ABK's activities related to its operations of karate studios. Videos and television reflect the activities related to the development and production of fitness videos and educational television programs.

The relative contributions to net sales, income from operations and identifiable assets of ABK's two industry segments for the two-year period ended December 31, 1996 are as follows:


                                     -F-27-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

[17] INDUSTRY SEGMENTS [CONTINUED]
                                                  1996          1995
                                                  ----          ----
Net Sales [1]:
  Tuition and Related Fees                    $ 1,031,407    $1,118,892
  Videos and Television                            19,146         --
                                              -----------    ----------
  NET SALES                                   $ 1,050,553    $1,118,892
  ---------                                   ===========    ==========

Depreciation and Amortization:
  Tuition and Related Fees                    $    64,409    $   64,914
  Videos and Television                            --             --
                                              -----------    ----------
  DEPRECIATION AND AMORTIZATION               $    64,409    $   64,914
  -----------------------------               ===========    ==========

Capital Expenditures:
  Tuition and Related Fees                    $     7,014    $   22,384
  Videos and Television                           350,364       114,482
                                              -----------    ----------
  CAPITAL EXPENDITURES                        $   357,378    $  136,866
  --------------------                        ===========    ==========

[Loss] From Operations:
  Tuition and Related Fees                    $  (473,655)   $ (321,498)
  Videos and Television                          (166,144)     (130,042)
                                              ------------   ----------
  Totals                                         (639,799)     (451,540)
  Less Other [2]                                    --          526,625
                                              ------------   ----------
  NET [LOSS] INCOME                           $  (639,799)   $   75,085
  -----------------                           ===========    ==========

Identifiable Assets [3]:
  Tuition and Related Fees                    $   100,517    $  162,257
  Videos and Television                           729,848       118,882
                                              -----------    ----------
  Totals                                          830,365       281,139
  Add:  Corporate and Other                       139,125        82,272
                                              -----------    ----------

  ASSETS                                      $   969,490    $  363,411
  ------                                      ===========    ==========

[1] There were no sales between industry segments.
[2] Other includes fees earned for fitness consulting.
[3] Corporate and other assets are principally cash, receivables, and prepaid expenses.


                                     -F-28-

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

[18] SUBSEQUENT EVENTS

In January 1997, ABK received bridge loans from various individuals totaling $75,000 with interest at 15% payable in monthly installments. The principal amount is due on the earlier of July 1, 1997 or the closing of the proposed initial public offering. A total of 106.76 shares of ABK or 3,000 shares of ACE will be issued to the lenders as additional compensation.

[19] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITORS

In February 1997, ABK entered into a private placement in which they obtained $244,000 of financing in exchange for 305,000 shares of ACE.


                 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .


















                                     -F-29-

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS IN CONNECTION
WITH THIS OFFERING OTHER THAN THOSE CONTAINED               1,100,000 Shares
IN THIS PROSPECTUS, AND, IF GIVEN OR MADE,                   of Common Stock
SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR ANY UNDERWRITER.  THIS PROSPECTUS DOES          1,800,000 Redeemable
NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION              Common Stock
OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE             Purchase Warrants
SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN
OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY,
TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN
OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE            AMERICAN CHAMPION
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN            ENTERTAINMENT, INC.
THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF
OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT
AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
-------------------------------------------
      TABLE OF CONTENTS
                                        Page
Prospectus Summary.....................   9
Risk Factors...........................  16
Use of Proceeds........................  25           -------------------------
Dividend Policy........................  26                    PROSPECTUS
Capitalization.........................  26           -------------------------
Dilution...............................  28
Selected Financial Data................  30
Management's Discussion and
 Analysis of Financial
 Condition and Results of
 Operations............................  31
Business...............................  33
Management.............................  38                 Dalton Kent
Certain Transactions...................  44             Securities Group, Inc.
Principal Stockholders.................  45
Rescission Offer.......................  45
Description of Securities..............  46
Shares Eligible for Future Sale........  50
Underwriting...........................  51
Legal Matters..........................  54                           , 1997
Experts................................  55
Additional Information.................  55
Index to Financial Statements..........  56
--------------------------------

      Until ________________, 1997
(25 days after the date of this
Prospectus), all dealers effecting
transactions in the Registered Securities, whether or not partici pating in this distribution, may be required to deliver a Prospectus. This is in addition to the obliga tion of dealers to deliver a Prospectus when acting as Underwriters with respect to their unsold allotments or subscriptions.

               PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:
                                                                  Amount
                                                                 ________

SEC Registration Fee...............................................$   5,117
NASD Filing Fee.....................................................   2,118
NASDAQ Listing Fee..................................................   8,500
Printing Expenses ..................................................  50,000
Accounting Fees and Expenses........................................  95,000
Legal Fees and Expenses............................................. 150,000
Blue-Sky Fees and Expenses..........................................  50,000
Transfer Agent's Fees and Expenses..................................   2,500
Underwriters' Non-Accountable Expense Allowance....................  196,000
Representative's Consulting Fee....................................  108,000
Miscellaneous Expenses.............................................   32,765
                                                                   ----------

      Total........................................................$  700,000
                                                                   ============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In _______, 1997, in connection with the reorganization transaction whereby the Company became the parent holding company of America's Best Karate and AC Media, an aggregate of _________ shares of Common Stock of the Company were issued to an aggregate of ___ persons, each of whom was a shareholder of America's Best Karate. This issuance was effected in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Registration D adopted thereunder on the basis that the transaction did not involve a public offering.

     Set forth below is a listing of issuances of unregistered shares of Common Stock by the Company's subsidiary, America's Best Karate, during the last three years prior to the aforementioned reorganization transaction. All of such sales were intended to be exempt from the registration requirements under the Securities Act pursuant to Section 4(2). Because certain of such sales may not have qualified for such exemption, the Company intends to make a rescission offer to certain holders of such securities. See "Rescission Offer."

Date              Shareholder               No. Of Shares  Consideration
----              -----------               -------------   ------------
23-May-95         Don Berryessa             5,000.00        Services
01-Jun-95         Peter K. Y. Kwong         4,500.00        Services
01-Jun-95         Sheri Sylvester           1,000.00        Services
01-Jun-95         Don H. Yee                  752.00        Services
01-Jun-95         Montana Family Trust      5,639.00        Services
01-Jun-95         Ronnie Lott                 752.00        Services
01-Jun-95         Dwight Clark                752.00        Services
01-Jun-95         Carmen Policy               752.00        Services
01-Jun-95         Brent Jones                 100.00        Services
01-Jun-95         Mary Ochs                   752.00        Services
01-Jun-95         Palestra Corp               752.00        Services
07-Nov-95         Richard & Gloria Yee        500.00         $20,000
07-Nov-95         Steven Tang                 250.00         $10,000
14-Nov-95         Ricky Tung                1,000.00         $40,000
14-Nov-95         Albert Tang               1,000.00         $40,000
30-Nov-95         May Roberts                 250.00         $10,000
08-Dec-95         John R. Powers, III         500.00         $20,000
08-Dec-95         Laurene Yip                 250.00         $10,000
20-Dec-95         Bonnie LeMat                250.00         $10,000
20-Dec-95         Susan Yagai                 250.00         $10,000
20-Dec-95         Dale Chung                1,000.00         $40,000
27-Dec-95         Linda Durnell               250.00         $10,000
08-Jan-96         Ricky Tung                1,000.00         $40,000
08-Jan-96         Petro Estakhri              500.00         $20,000
12-Jan-96         Terry L. Gray               250.00         $10,000
31-Jan-96         Amy Chow                    100.00         $ 4,000
23-Feb-96         Michael Booth               165.00         $ 5,000
26-Feb-96         Billy Y. Prasadi            250.00         $10,000
02-Apr-96         Richard Yee               1,000.00         $40,000
02-Apr-96         Kwong Family Trust          500.00         $20,000


                                      II-2

02-Apr-96         Ted & Irene Chin            500.00         $20,000
02-Apr-96         May Roberts                 250.00         $10,000
05-Apr-96         Stanley Ching               500.00         $20,000
12-Apr-96         May Roberts                 500.00         $20,000
24-May-96         Kwong Family Trust          500.00         $20,000
01-Jun-96         Stanley Ching               500.00         $20,000
29-May-96         William Loh                 500.00         $20,000
03-Jun-96         Warren Wong               2,000.00         $80,000
03-Jun-96         Ted & Irene Chin            500.00         $20,000
03-Jun-96         Tommy O. Ng               1,000.00         $40,000
19-Aug-96         Clayton Tominaga          1,500.00         $90,000
20-Aug-96         Laurene Yip                 125.00         $ 7,500
20-Aug-96         Peter C. Ho                 125.00         $ 7,500
25-Aug-96         Camilla T. Y. Kwong         125.00         $ 7,500
25-Aug-96         Tommy O. Ng                 125.00         $ 7,500
14-Oct-96         John R. Powers, III          71.17        For loan
14-Oct-96         May W. Roberts               71.17        For loan
01-Nov-96         John R. Powers, III          71.17        For loan
09-Nov-96         Noreen Yamaoka              142.35        For loan
25-Nov-96         John C. Chan                14.235        For loan
25-Nov-96         Dale Chung                  14.235        For loan
01-Dec-96         John R. Powers, III          71.17        For loan
01-Dec-96         Albert & Amy Tang           125.00         $ 7,500
01-Dec-96         Laurene Yip                 125.00         $ 7,500
01-Dec-96         Stephen Thomas              125.00         $ 7,500
01-Dec-96         Louisa Kwok                 500.00         $30,000
04-Dec-96         Michael Tom                 166.67         $10,000
05-Dec-96         Rafael S. Tom               300.00         $18,000
10-Dec-96         Peter Ho                    125.00         $ 7,500
11-Dec-96         Paul P. H. Shen             150.00         $ 9,000
12-Dec-96         Eric C. & Ellen Ng          500.00         $30,000
27-Dec-96         Van Living Trust            250.00         $15,000
27-Dec-96         Vivian Lee                  125.00         $ 7,500
28-Dec-96         Brian Shing                 150.00         $ 9,000
28-Dec-96         Joseph Chan                 166.67         $10,000
30-Dec-96         Julian & Ann Englestad       71.17        For loan
31-Dec-96         Marianne Chung              14.235        For loan
14-Jan-97         Stanley F. Wasowski         35.587        For loan
14-Jan-97         Amy Okegaki                 14.235        For loan
16-Jan-97         Rafael Tom                  14.235        For loan
19-Jan-97         Stephen Thomas               67.00         $ 4,020
23-Jan-97         Jack Yuk Lim Tam            42.705        For loan
31-Jan-97         Scott Gerard             2,135.231         $48,000
11-Mar-97         Susan Cohen                177.936         $ 4,000
11-Mar-97         Peter Marsh              2,135.231         $48,000
13-Mar-97         Keith Loiselle             676.157         $15,200
17-Mar-97         Paul G. Leff             1,779.359         $40,000
18-Mar-97         Rory Nichols               889.680         $20,000
18-Mar-97         Brian Schuster             889.680         $20,000
18-Mar-97         Al Levine                  889.680         $20,000
18-Mar-97         William E. Gay, Jr.        213.523         $ 4,800
18-Mar-97         David Braver               142.349         $ 3,200
19-Mar-97         Sarine Chaki               711.744         $16,000
20-Mar-97         Al Levine                  213.523         $ 4,800
                                      II-3

            Set forth below is a listing of issuances of debt securities by the Company's subsidiary, America's Best Karate, during the last three years prior to the aforementioned reorganization transaction. All of such sales were intended to be exempt from the registration requirements under the Securities Act pursuant to Section 4(2). Because certain of such sales may not have qualified for such exemption, the Company intends to make a rescission offer to certain holders of such securities. See "Rescission Offer."

Date                 Debtholder                Principal Amount of Debt
----                 ----------                ------------------------
8-Dec-94             Thomas Fu                        $27,000
15-Dec-94            Michael Triantos                $100,000
30-Apr-95            Thomas Fu                        $27,000
5-May-95             David Lei                        $27,000
14-Oct-96            John R. Powers, III              $50,000
14-Oct-96            May W. Roberts                   $50,000
1-Nov-96             John R. Powers, III              $50,000
9-Nov-96             Noreen Yamaoka                  $100,000
25-Nov-96            John C. Chan                     $10,000
26-Nov-96            Dale Chung                       $10,000
1-Dec-96             John R. Powers, III              $50,000
30-Dec-96            Julian and Ann Englestad         $50,000
31-Dec-96            Marianne Chung                   $10,000
14-Jan-97            Stanley F. Wasowski              $25,000
14-Jan-97            Amy Okagaki                      $10,000
16-Jan-97            Rafael Tom                       $10,000
23-Jan-97            Jack Yuk Lim                     $30,000













                                      II-4

ITEM 27.  EXHIBITS


      EXHIBIT NO.                   DESCRIPTION
      -----------                   -----------

         1.1*                   Form of Underwriting Agreement

         3.1*                   Certificate of Incorporation

         3.3*                   Bylaws

         4.1*                   Specimen stock certificate

         4.2*                   Form of Warrant

         4.3*                   Form of Underwriters' Warrant

         5*                     Opinion of Sheppard, Mullin, Richter &
                                Hampton LLP

         10.1                   1997 Stock Plan

         10.2                   Form of Stock Option Agreement for 1997 Stock
                                Plan

         10.3                   1997 Non-Employee Directors Stock Option Plan

         10.4                   Form of Non-Employee Directors Stock Option
                                Agreement

         10.5 Form of Business Loan Agreement utilized for $455,000 of short-term loans due the earlier of July 1, 1997 or consummation of the Offering

         10.6 Business Loan Agreement between ABK and the Bank of Canton of California dated May 15, 1993, and related Promissory Note and Security Agreement

         10.7 Business Loan Agreement between the Company and Silicon Valley Bank dated April 25, 1995, and related Promissory Note and Security Agreement

         10.8 Promissory Note dated December 15, 1994 made payable by Messrs. Chung and Chan and their wives in favor of Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust

         10.9 Employment Agreement between the Company and George Chung dated March 4, 1997, effective upon the closing date of the Offering

         10.10 Employment Agreement between the Company and Anthony Chan dated March 4, 1997, effective upon the closing date of the Offering

         10.11 Employment Agreement between the Company and Don Berryessa dated March 4, 1997, effective upon the closing date of the Offering

         10.12 Employment Agreement between the Company, AC Media and Jan Hutchins dated March 4, 1997, effective upon the closing date of the Offering

         10.13 Convertible Loan Agreement dated as of May 5, 1995, between ABK and David Y. Lei

         10.14 Convertible Loan Agreement dated as of December 8, 1994, between ABK and Thomas Y. Fu

         10.15 Amended Deal Memo between ABK and Rick Fichter dated February 23, 1997, with respect to payments related to the Kanga Roddy Series

         10.16* Consulting Agreement between the Company and the Representative

         10.17                  Form of Indemnification Agreement

         21.1*                  Subsidiaries of the Registrant

         23.1* Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5)

         23.2                   Consent of  Moore Stephens, P.C.

------------------
*  To be filed by amendment.


ITEM 28.  UNDERTAKINGS.


      (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described in Item 24, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c)   The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on March 20, 1997.


                                   AMERICAN CHAMPION ENTERTAINMENT, INC.

                                   By: /s/ Anthony Chan
                                       ---------------------------------
                                       Anthony Chan
                                       Chief Executive Officer


                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Anthony Chan his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form SB-2 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

    SIGNATURE                     TITLE                   DATE
    ---------                     -----                   -----

/s/ Anthony Chan         President, Chief Executive     March 20, 1997
-----------------        Officer, Chief Financial
Anthony Chan             Officer and Director
                         (principal executive officer
                         and principal financial officer

/s/ George Chung         Chairman of the Board and      March 20, 1997
----------------         Director
George Chung

/s/ Don Berryessa        Vice President and Director    March 20, 1997
-----------------
Don Berryessa

                                      II-7

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.             DESCRIPTION                                  PAGE
-----------            --------------                                ----


    1.1*            Form of Underwriting Agreement

    3.1*            Certificate of Incorporation

    3.3*            Bylaws

    4.1*            Specimen stock certificate

    4.2*            Form of Warrant

    4.3*            Form of Underwriters' Warrant

    5*              Opinion of Sheppard, Mullin, Richter &
                    Hampton LLP

    10.1            1997 Stock Plan                                   98

    10.2            Form of Stock Option Agreement for 1997
                    Stock Plan                                       109

    10.3            1997 Non-Employee Directors Stock Option
                    Plan                                             113

    10.4            Form of Non-Employee Directors Stock
                    Option Agreement                                 118

    10.5            Form of Business Loan Agreement utilized
                    for $455,000 of short-term loans due the
                    earlier of July 1, 1997 or consummation
                    of the Offering                                  121

    10.6            Business Loan Agreement between ABK and
                    the Bank of Canton of California dated
                    May 15, 1993, and related Promissory Note
                    and Security Agreement                           124

    10.7            Business Loan Agreement between the
                    Company and Silicon Valley Bank dated
                    April 25, 1995, and related Promissory
                    Note and Security Agreement                      159

    10.8            Promissory Note dated December 15, 1994
                    made payable by Messrs. Chung and Chan
                    and their wives in favor of Michael
                    Triantos M.D. Inc. Money Purchase and
                    Profit Sharing Pension Plans Trust               177

    10.9            Employment Agreement between the Company
                    and George Chung dated March 4, 1997,
                    effective upon the closing date of the
                    Offering                                         179

    10.10           Employment Agreement between the Company
                    and Anthony Chan dated March 4, 1997,
                    effective upon the closing date of the
                    Offering                                         182

    10.11           Employment Agreement between the Company
                    and Don Berryessa dated March 4, 1997,
                    effective upon the closing date of the
                    Offering                                         185

    10.12           Employment Agreement between the Company,
                    AC Media and Jan Hutchins dated March 4,
                    1997, effective upon the closing date of
                    the Offering                                     188

    10.13           Convertible Loan Agreement dated as of
                    May 5, 1995, between ABK and David Y. Lei        192

    10.14           Convertible Loan Agreement dated as of
                    December 8, 1994, between ABK and Thomas
                    Y. Fu                                            196

    10.15           Amended Deal Memo between ABK and Rick
                    Fichter dated February 23, 1997, with
                    respect to payments related to the Kanga
                    Roddy Series                                     200

    10.16* Consulting Agreement between the Company and the Representative

    10.17           Form of Indemnification Agreement                202

    21.1*           Subsidiaries of the Registrant

    23.1*           Consent of  Sheppard, Mullin, Richter &
                    Hampton LLP (contained in Exhibit 5)

    23.2            Consent of  Moore Stephens, P.C.                 209

------------------
*  To be filed by amendment.

                                                                   Exhibit 10.1

                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                                 1997 STOCK PLAN


     1. PURPOSE. The purposes of the American Champion Entertainment, Inc. 1997 Stock Plan ("Plan") are to encourage key personnel of American Champion Entertainment, Inc. (the "Company") and its subsidiaries to increase their interest in the Company's long-term success, to enhance the profitability and value of the Company for the benefit of its shareholders and to assist the Company and its subsidiaries in attracting, retaining and motivating key personnel by giving suitable recognition for services which contribute materially to the Company's success.

     2. DEFINITIONS. The following definitions shall be applicable throughout the Plan:

          "Act" means the Securities Act of 1933, as amended from time to time.

          "Affiliate" means any parent or subsidiary (as defined in Section 424(e) and (f) of the Code) of the Company.

          "Award" means an Option, Stock Appreciation Right or Other Stock
     Award.

          "Board" means the Board of Directors of the Company.

          "Change of Control" means, unless the Board otherwise directs by resolution adopted prior thereto, (i) the acquisition by any entity, person or group (other than the Company or its Affiliates or an employee benefit plan maintained by the Company or one of its Affiliates) of beneficial ownership of 20% or more of the outstanding voting stock of the Company; or (ii) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by the purchase of stock or assets, or by merger, or otherwise; or (iii) the election during any period of 24 months or less of 50% or more of the members of the Board without the approval of the nomination of such members by a majority of the Board consisting of members who were serving at the beginning of such period.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Committee of the Board consisting of two or more directors, each of whom (i) is a "disinterested person" within the meaning of Rule 16b-3, and (ii) is an "outside director" within the meaning of Section 162(m) of the Code, or successor rule or regulation.

          "Consultant" means any consultant or advisor engaged by the Company who renders bona fide services to the Company or an Affiliate in connection with its business, provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

                                       -1-
                                  Page 98 of 209

          "Disability" means permanent and total disability as defined in
     Section 22(e)(3) of the Code.

          "Company" means American Champion Entertainment, Inc., a Delaware corporation.

          "Employee" means any person who is employed by the Company or an Affiliate.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means for any given day (i) the closing sales price on such date of a share of Stock as reported on the principal securities exchange on which such shares of Stock are then listed or admitted to trading, or as reported by Nasdaq, or (ii) if not so reported, the average of the bid and ask prices on such date as reported on the OTC Bulletin Board, or (iii) if no such quotations are available, as determined by the Committee in good faith in their absolute discretion.

          "Grant Limit" means the total number of shares of Stock that can be issued to any Participant in any fiscal year pursuant to an Award granted hereunder.

          "Incentive Stock Option" means an Option granted by the Committee to an Employee Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

          "Non-Qualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

          "Option" means an Award granted under Section 6 of the Plan.

          "Other Stock Awards" means an Award granted under Section 8 of the Plan.

          "Participant" means any individual designated by the Committee to participate in the Plan.

          "Performance-Based Compensation" means (i) an Option granted at less than 100% of the Fair Market Value of the Stock at the time of grant,
     (ii) a Restricted Stock Award or (iii) a Stock Bonus, in each case which has been granted with the intention that such award will be deductible under Section 162(m) of the Code, or successor provision.

          "Plan" means this American Champion Entertainment, Inc. 1997 Stock
     Plan.

          "Restricted Stock Award" means an Award granted under Section 8(a) of the Plan.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation.

          "Stock" means the common stock of the Company, $.001 par value.

                                      -2-

          "Stock Appreciation Right" means an Award granted under Section 7 of the Plan.

          "Stock Bonus" means an Award granted under Section 8(b) of the Plan.

          "Termination Date" means the date an optionee ceases to be employed or engaged by the Company.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, to the extent not contrary to the explicit provisions of the Plan. Determinations, interpretations and other actions by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

          The Committee shall have full power, discretion and authority to establish applicable performance measures for Awards intended to be Performance-Based Compensation, which performance measures shall include one or more of the following: improvements in revenues, earnings per share, profit before taxes, net income or operating income; return on shareholder equity; return on net assets; and stock price performance. Further, the Committee shall determine the specific targets related to each such performance measure and the performance period for each such Award. The Committee shall establish in writing such performance measures, specific targets and performance periods as provided in Section 162(m) of the Code and the regulations promulgated thereunder, or successor provision or regulation.

          The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated. The Committee may, in its discretion, delegate to others responsibilities to assist in administering the Plan.

          Prior to the date when securities of the Company are first registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered by the Board.

     4. ELIGIBILITY. Any Employee selected by the Committee, except a member of the Committee or a director whose principal employment is not with the Company or an Affiliate, and any Consultant selected by the Committee shall be eligible for Awards contemplated under the Plan except that Consultants shall not be eligible for Incentive Stock Option grants.

     5. STOCK SUBJECT TO PLAN AND GRANT LIMIT. The total number of shares of Stock subject to issuance under the Plan may not exceed 350,000 subject to adjustments as provided in the Plan. Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares or shares purchased by the Company on the open market or by private purchase. The Grant Limit shall equal the number of shares available for issuance under the Plan, subject to adjustment as provided in Section 10 hereof.


                                      -3-
                                  Page 100 of 209

          Except as otherwise provided in the Plan, shares of Stock that are subject to an Option or Stock Appreciation Right which, for any reason, expires or is terminated unexercised as to such shares, and shares of Stock subject to a Restricted Stock Award made under the Plan which are reacquired by the Company pursuant to the Plan, shall again become available for issuance under the Plan.

     6. STOCK OPTIONS. The Committee may grant stock Options alone or in addition to any other Awards granted under the Plan. Options granted under the Plan may be of two types: (i) Incentive Stock Options; and (ii) Non-Qualified Stock Options. Subject to the limitations contained herein with respect to Incentive Stock Options, the Committee may grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Options to a Participant and the Committee shall have complete discretion in determining the number of Options granted to each Participant, subject to the Grant Limit. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. The provisions of Options need not be the same with respect to each Participant granted an Option.

          Each Option shall be set forth in a written agreement, shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

          (a) The exercise price of shares subject to any Incentive Stock Option shall not be less than the Fair Market Value of the Stock at the time the Incentive Stock Option is granted; the exercise price of shares subject to any Non-Qualified Stock Option shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted, provided that such exercise price may not be less than 85% of the Fair Market Value of the Stock at the time the Non-Qualified Stock Option is granted;

          (b) If the exercise price of a Non-Qualified Stock Option is less than 100% of the Fair Market Value of the Stock at the time the Non-Qualified Stock Option is granted, the Committee may designate such award as Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award;

          (c) The exercise price of any shares exercised under any Option must be paid in full upon such exercise in cash or stock of the Company held for at least six months, or in such other form as the Committee may determine;

          (d) The term of each Option shall be fixed by the Committee but no Option may be exercised after the expiration of 10 years from the date such Option is granted;

          (e) In the event that an optionee shall cease to be employed or engaged by the Company or an Affiliate, the vesting of such optionee's Options shall immediately and automatically terminate on the Termination Date and if the cessation of employment or engagement is:


                                      -4-
                                 Page 101 of 209

               (1) due to any reason other than due to retirement, Disability or death, such optionee's Options exercisable on the Termination Date shall remain exercisable for 30 days after the Termination Date;

               (2) due to retirement, such optionee's Options exercisable on the Termination Date shall remain exercisable for three months after the Termination Date;

               (3) due to a Disability, such optionee's Options exercisable on the Termination Date shall remain exercisable for one year after the Termination Date, or;

               (4) due to death while employed or engaged by the Company or its Affiliate, or during the three month period following retirement or during the one year period following cessation of employment due to a Disability, the optionee's Options exercisable at the time of death shall remain exercisable for one year after the date of the optionee's death;

     provided, however, that notwithstanding anything herein to the contrary, if any Option would otherwise expire on an earlier date than described above, such Option shall remain exercisable only until the earlier expiration date;

          (f) Options shall become exercisable at such time or times after the first six months of their terms and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Committee, and if the Committee provides that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on any factors as the Committee may determine;

          (g)    Incentive Stock Options may be granted only to Employees;

          (h) In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Options are exercisable for the first time by any Employee during any calendar year (under all such plans of the Company and its Affiliates) shall not exceed $100,000;

          (i) No Incentive Stock Option shall be granted to a Participant who, at the time the Incentive Stock Option is granted, owns (within the meaning of Section 422 of the Code) Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of Stock is at least 110% of the Fair Market Value of the Stock at the time the Incentive Stock Option is granted and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant;

          (j) No Option shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code; and


                                      -5-
                                 Page 102 of 209

          (k) All Options shall be exercisable during the optionee's lifetime only by the optionee or by a transferee permitted pursuant to Section 6(j) above.

          Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422.

     7. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights alone or in conjunction with all or part of any Option granted under the Plan, subject to the Grant Limit. In the case of a Non-Qualified Stock Option, such Stock Appreciation Rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such Stock Appreciation Rights may be granted only at the time of the grant of the Incentive Stock Option.

          Each Stock Appreciation Right shall be set forth in a written agreement, shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

          (a) Subject to subparagraphs (b) and (c) below, a Stock Appreciation Right granted in connection with an Option shall become exercisable and shall lapse according to the same vesting schedule and lapse rules that are established for the Option; a Stock Appreciation Right granted independently of an Option shall become exercisable and shall lapse in accordance with the vesting schedule and lapse rules established by the Committee;

          (b) A Stock Appreciation Right and any related Option shall not be exercisable during the first six months of their terms by any Participant;

          (c) A Stock Appreciation Right shall be exercisable only when the Fair Market Value of the Stock relating to the Stock Appreciation Right exceeds the exercise price thereof;

          (d) If the exercise price of a Stock Appreciation Right is less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, such award may be designated by the Committee to be Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award;




                                       -6-
                                 Page 103 of 209

          (e) Upon the exercise of a Stock Appreciation Right with respect to any number of shares of Stock, the holder shall be entitled to receive payment of an amount (subject to subparagraph (f), below) determined by multiplying (i) the difference between the Fair Market Value per share of Stock on the date of exercise and the exercise price of the related Option (or in the case of an Stock Appreciation Right granted independent of an Option, the exercise price of the Stock Appreciation Right as established by the Committee) by (ii) the number of shares in respect of which the Stock Appreciation Right is exercised. At the discretion of the Committee, payment for Stock Appreciation Rights may be made in cash or stock of the Company held for at least six months, or in a combination thereof. If payment is made in Stock, the value of such Stock shall be the Fair Market Value determined as of the date of exercise;

          (f) At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right;

          (g) Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3;

          (h) The Committee may provide that upon exercise of a Stock Appreciation Right granted in conjunction with an Option, the number of shares of Stock for which the related Option shall be exercisable shall reduce by the number of shares of Stock for which the Stock Appreciation Right shall have been exercised and the number of shares of Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares of Stock for which such Option shall have been exercised;

          (i) The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years;

          (j) No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, signed or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and all Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or by a transferee permitted pursuant to Section 7(j) above.

          (k) The Committee may provide, at the time of grant, that such Stock Appreciation Right can be exercised only in the event of a Change of Control, subject to terms and conditions as the Committee may specify at grant.

     8. OTHER STOCK AWARDS. In addition to Options and Stock Appreciation Rights, the Committee may grant Other Stock Awards payable in Stock upon such terms and conditions as the Committee may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

                                       -7-
                                 Page 104 of 209

          (a) Restricted Stock Awards. The Committee may grant Restricted Stock Awards, each of which consists of a grant of shares of Stock subject to restrictions, terms and conditions not inconsistent with the terms of the Plan, including the Grant Limit, as the Committee deems appropriate, which such restrictions, terms and conditions shall be set forth in written agreements. The Committee may designate a Restricted Stock Award as Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award. Stock certificates evidencing a Restricted Stock Award shall be issued by the Company in the name of the Participant, and such Participant shall be entitled to all voting rights, rights to dividends and other rights of holders of Stock, subject to the provisions of the Plan. The certificates representing a Restricted Stock Award issued under the Plan and any dividends paid thereon, shall remain in the physical custody of the Company or an escrow holder or be placed in trust until the restrictions imposed under the Plan have lapsed. The Committee may also require that a legend or legends be placed on any certificates representing a Restricted Stock Award to reference the various restrictions imposed on such Stock. If a Restricted Stock Award is granted which requires the payment of an exercise price by the Participant, then such Award must be accepted within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the date of grant. The shares of Stock granted under a Restricted Stock Award may not be sold, transferred, assigned, or otherwise alienated or hypothecated until the lapse or release of restrictions in accordance with the terms of the Restricted Stock Award agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Stock are subject to forfeiture in accordance with conditions as may be determined by the Committee. The provisions of a Restricted Stock Award need not be the same with respect to each recipient.

          (b) Stock Bonuses. The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the Grant Limit. A Stock Bonus shall be paid at such time and be subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. The Committee may designate a Stock Bonus as Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award. Certificates for shares of Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.



                                       -8-
                                 Page 105 of 209

     9. GENERAL PROVISIONS. The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock through the exercise of Options, provisions for restrictions on resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase Stock acquired under any Award in the event the Participant elects to dispose of such Stock, provisions to comply with compensation expense deductibility under the Code and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

          The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Act any of the shares of Stock delivered under the Plan. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock without a view to distribution thereof.

          The Company shall have the right to deduct from all Awards, to the extent paid in cash, all federal state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Participant or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such tax which the Company is required to withhold, if any, with respect to such Stock. At the discretion of the Committee, the Company may accept shares of Stock, or withhold shares of Stock otherwise issuable upon exercise of an Award, of equivalent Fair Market Value in payment of such withholding tax obligations or provide alternative methods of complying with such withholding tax obligations.

          No Employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or its Affiliates.

          Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to the benefits of an Award, if any, due under the Plan upon such Participant's death. A Participant may, from time to time, revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation therein shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be

                                       -9-
                                 Page 106 of 209
effective as of a date prior to such receipt. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

          Except as otherwise specifically provided in the Plan, no Participant shall be entitled to the privileges of stock ownership in respect of Stock which is subject to an Option, Stock Appreciation Right or Other Stock Award until such Stock has been issued to that Participant upon exercise of an Option or Stock Appreciation Right according to its terms or upon sale or grant of Stock in accordance with an Other Stock Award.

          No Participant or other person shall have any right with respect to this Plan, shares reserved under this Plan, or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions and provisions of the Plan applicable to such Participant have been met.

     10. CHANGES IN CAPITAL STRUCTURE. In the event of changes the outstanding Stock or in the capital structure of the Company by reason of any stock dividend, stock split, exchange of shares, recapitalization, reorganization, subdivision or consolidation of shares, or other similar transaction, the aggregate number of shares available under the Plan, the number of shares subject to each outstanding Award and the price per share of any Award, shall all be proportionately adjusted. In the event the Company shall be a party to a transaction involving a sale of substantially all of its assets, a merger or a consolidation, the Board shall make such adjustment as shall be necessary or appropriate which may include assumption of Awards by the surviving Company, for their continuation, for the acceleration of vesting and expiration, or for settlement in cash. In the case of dissolution of the Company (other than a dissolution following the sale of substantially all of the Company's assets), the Awards outstanding hereunder shall terminate; provided, however, that each Participant shall have 30 days' prior written notice of such event, during which time the Participant shall have the right to exercise in full any partly or wholly unexercised Award, including the portion not yet exercisable pursuant to the vesting schedule set forth in any Award agreement. In the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to or available for Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, the Committee may make such adjustments or substitutions to Awards or agreements evidencing Awards as the Committee determines appropriate in its sole discretion. Any adjustment in Incentive Stock Options under this Section 10 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustments shall be conclusive and binding for all purposes.



                                      -10-
                                 Page 107 of 209

     11. CHANGE OF CONTROL. Upon the occurrence of an event constituting a Change of Control, the following transactions, in the sole discretion of the Committee, may be triggered: (i) all Options and Stock Appreciation Rights shall become immediately exercisable in full for the remainder of their terms; and
(ii) restrictions on alienation or hypothecation of Stock granted pursuant to a Restricted Stock Award shall lapse and in such case the Participant shall be issued Stock certificates free of any such restrictions.

     12. AMENDMENTS AND TERMINATION. The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part and, if terminated, may reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination shall be made which would impair the rights of a Participant under an Award theretofore granted, without such Participant's consent. The Board shall obtain stockholder approval of any amendment to this Plan which would be necessary to allow this Plan to continue to meet the conditions of Rule 16b-3.

     13. EFFECTIVE DATE AND TERM. The Plan shall become effective as of the closing date of the Company's initial public offering. Unless sooner terminated by the Committee, the Plan shall continue until the tenth anniversary of the Plan's effective date, when it shall terminate and no Award shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all the Company's obligations under outstanding Awards and to conclude the administration of the Plan.

     14. GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.

                                                                 Exhibit 10.2


                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                                 1997 STOCK PLAN
                          STOCK OPTION GRANT AGREEMENT


Optionee:  ----------------------------------------------

Number of Option Shares:  -------------------------------

Exercise Price Per Share:  $------------------

Date of Grant:  -----------------------------

Expiration Date:  ---------------------------

Type of Stock Option (check one):

                      ----   Incentive     ---- Non-Qualified


          1. GRANT OF OPTION. American Champion Entertainment, Inc. (the "Company"), a Delaware corporation, hereby grants to the optionee named above ("Optionee") an option ("Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Stock Option Grant Agreement ("Agreement") and the Company's 1997 Stock Plan as it may be amended from time to time (the "Plan"). The Plan is incorporated herein by this reference. Terms defined in the Plan have the same meaning in this Agreement. If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this grant, this Option shall become exercisable as to portions of the Shares as follows:

                                                                 Percentage
      From                          To                           Exercisable
      ----                          --                           -----------
Date of Grant                 Date Prior to 1st Anniversary           0%
                              of Date of Grant

1st Anniversary of            Date Prior to 2nd Anniversary           50%
Date of Grant                 of Date of Grant

2nd Anniversary of            Expiration Date                         100%
Date of Grant


                                       -1-
                                 Page 109 of 209

          3.   METHOD OF EXERCISE. The Option shall be exercised by the Optionee
(a) by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and (b) tendering payment of the option price for each share of Common Stock to be purchased. The exercise price of any shares of Common Stock exercised under this Option must be paid in full upon such exercise. Payment shall be made in cash, shares of Common Stock owned by the Optionee for at least six months or in such other form of consideration as the Committee may permit. The Optionee's exercise notice provided for in this Section above shall be accompanied by (i) this Agreement (for appropriate endorsement by the Company to reflect such exercise), (ii) an investment letter pursuant to Section 9 below, if then required by the Committee, and (iii) such other agreements and documents as may be reasonably requested by the Company.

          4. TERMINATION. In the event that the Optionee shall cease to be employed or engaged by the Company or an Affiliate, the vesting of such Optionee's Options shall immediately and automatically terminate on the Termination Date and if the cessation of employment or engagement is:

           (a) due to any reason other than retirement, Disability or death, such Optionee's Options exercisable on the Termination Date shall remain exercisable for 30 days after the Termination Date;

           (b) due to retirement, such Optionee's Options exercisable on the Termination Date shall remain exercisable for three months after the Termination Date;

           (c) due to a Disability, such Optionee's Options exercisable on the Termination Date shall remain exercisable for one year after the Termination Date; or

           (d) due to death while employed or engaged by the Company or its Affiliate, or during the three month period following retirement or during the one year period following cessation of employment due to a Disability, the Optionee's Options exercisable at the time of death shall remain exercisable for one year after the date of the Optionee's death.

          5. NON-TRANSFERABILITY OF OPTION. This Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

          6. "AT WILL" STATUS UNCHANGED. If Optionee is an "at will" employee at the time this Option is granted, that status shall remain unchanged after the grant of this Option and the grant of this Option shall not create any obligation on the part of the Company to continue Optionee's employment.





                                       -2-
                                 Page 110 of 209

          7. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to shares of the Company's Common Stock covered by this Option until the date of the issuance of a stock certificate or stock certificates.

          8. MODIFICATION, TERMINATION AND ADJUSTMENT. The rights of the Optionee are subject to modification, termination and adjustment in certain events as provided in the Plan.

          9. INVESTMENT COVENANT. The Optionee represents and agrees that as a condition to exercise of this Option, the shares of Common Stock of the Company that the Optionee acquires under this Option will be acquired by the Optionee for investment and not with a view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                              AMERICAN CHAMPION ENTERTAINMENT, INC.



                              By ---------------------------------------

                                  Its ----------------------------------











                                       -3-
                                 Page 111 of 209

ACCEPTANCE BY OPTIONEE:

          The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that the Optionee is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan and this Stock Option Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and where applicable, the Committee, upon any questions arising under the Plan and this Stock Option Grant Agreement.


                                   OPTIONEE:


                                   --------------------------------------


                                   --------------------------------------
                                                  (Printed Name)



                                   Optionee Address:

                                   --------------------------------------
                                   --------------------------------------
                                   --------------------------------------











                                       -4-
                                 Page 112 of 209

                                                                 Exhibit 10.3


                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


     1. PURPOSE. American Champion Entertainment, Inc., a Delaware corporation (the "Company"), hereby establishes its 1997 Non-Employee Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to provide non-employee directors with an opportunity to participate in the growth of the Company through stock ownership.

     2. ELIGIBILITY. Only non-employee directors of the Company shall be eligible to participate in the Plan.

     3. STOCK AVAILABLE FOR OPTIONS UNDER THE PLAN. Subject to adjustment as provided in Section 5 hereof, the aggregate number of shares of the common stock of the Company ("Common Stock") as to which options may be granted under the Plan shall not exceed 50,000 shares. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

          In the event that any option granted under the Plan shall expire or terminate for any reason, including termination by the voluntary surrender thereof for cancellation, without having been exercised in whole or in part, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

     4. STOCK OPTION. The options granted under the Plan shall be evidenced by a written option agreement which shall contain the following terms and conditions:

          a. OPTION PRICE. The option price of shares of Common Stock covered by each option shall be 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value shall be equal to (i) the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading, or as reported on Nasdaq, or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the OTC Bulletin Board, or (iii) if no such quotations are available, as determined by the Board of Directors of the Company in good faith in their absolute discretion.

          b.   NUMBER OF SHARES.

               (i) Each non-employee director shall automatically receive an option to purchase 5,000 shares of Common Stock on the date of his or her first election as a director (the "Initial Grant").




                                       -1-
                                 Page 113 of 209

                (ii) Each year, as of the date of the Annual Meeting of Stockholders of the Company, each non-employee director who has been elected or re-elected or who is continuing as a member of the Board of Directors as of the adjournment of the Annual Meeting (other than any non-employee director eligible for an initial grant pursuant to Section 4(b)(i) hereof by reason of first election at such meeting) shall automatically receive an option to purchase 2,000 shares of Common Stock (the "Annual Grant").

          c.   EXPIRATION AND TERMINATION OF OPTIONS.

               (i) EXPIRATION. Each option and all rights and obligations thereunder shall, subject to the provisions of Section 4(c)(ii) hereof, expire ten (10) years from the date of grant.

               (ii) TERMINATION. In the event that an optionee shall cease to be a director of the Company for any reason, the vesting of his or her options shall immediately and automatically terminate. In the event that an optionee shall cease to be a director of the Company for any reason other than a disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, herein "Disability") or death, the vested portion of the option at the time the optionee ceases to be a director shall be exercisable for 30 days subsequent to the date the optionee ceased to be a director unless such option would expire pursuant to Section 4(c)(i) hereof at an earlier date, in which case such option shall remain exercisable only until the earlier expiration date. In the event that the optionee shall cease to be a director of the Company due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for one year after such cessation unless such options would expire pursuant to Section 4(c)(i) at an earlier date, in which case such options shall remain exercisable only until the earlier expiration date. In the event that the optionee should die while a director of the Company or during the one year period following resig nation as a director due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for one year after the date of the optionee's death, unless such options would expire pursuant to
      Section 4(c)(i) at an earlier date, in which case the options shall remain exercisable only until the earlier expiration date.

          d. NON-TRANSFERABILITY OF THE OPTIONS. An option granted under the Plan may not be transferred otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or successor rule or regulation ("Rule 16b-3"). An option granted under the Plan may, during the lifetime of the optionee to whom granted, be exercised only by such optionee, his or her guardian or legal representative, or by a transferee permitted by Rule 16b-3.



                                       -2-
                                 Page 114 of 209

          e.   EXERCISE OF OPTIONS.

               (i) Subject to the provisions of the Plan, an Initial Grant pursuant to Section 4(b)(i) shall be exercisable as follows:

                                                            Percentage
          From                     To                       Exercisable
          ----                     --                       -----------

Date of Grant                 Day prior to 1st                   0%
                              Anniversary

1st Anniversary               Day prior to 2nd                   50%
                              Anniversary

2nd Anniversary               Expiration Date                    100%


          (ii) Subject to the provisions of the Plan, an Annual Grant pursuant to Section 4(b)(ii) shall be exercisable in full beginning on the first anniversary date of the date of grant.

          (iii) Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that an option or any part thereof is exercised. Payment may be made (i) in cash, or
(ii) by delivery of shares of stock of the Company held by optionee for at least six months, which shares shall be valued, for purposes of payment, at their fair market value on the date of payment, determined in accordance with procedures established in Subsection 4(a).

     5. CAPITAL ADJUSTMENTS AND CHANGES IN THE COMPANY. In the event of any stock dividend, stock split, exchange of shares, recapitalization, subdivision or consolidation of shares, or other similar transaction, the aggregate number of shares available under the Plan, the number of shares subject to each outstanding option and the option price per share, shall all be proportionately adjusted.





                                       -3-
                                 Page 115 of 209

          In the event the Company shall be a party to a trans action involving a sale of substantially all its assets, a merger or a consolidation, all then outstanding options under the Plan may be cancelled by the Company as of the effective date of any such transaction by giving notice to each optionee of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction, of all partly or wholly unexercised options in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

          In the case of dissolution of the Company (other than a dissolution following a sale of substantially all of the Company's assets), every option outstanding hereunder shall terminate; provided, however, that each optionee shall have 30 days' prior written notice of such event, during which time the optionee shall have a right to exercise any partly or wholly unexercised option in full, including the portion not yet exer cisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

     6. NO OBLIGATION. The granting of an option shall impose no obligation on the Company to continue optionee's service as a director for any period.

     7. LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to issue or transfer shares of Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, the qualification of the options and the shares of Common Stock reserved for issuance upon exercise of options under applicable state securities laws, the satisfaction of applicable listing requirements of the principal securities exchange on which the Company's Common Stock is listed or admitted to trading, if deemed necessary or appropriate by the Company, and the payment by the optionee to the Company, upon its demand, of such amount or in lieu thereof, of such number of shares of Common Stock of the Company as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such options or the delivery of shares of Common Stock incident thereto.




                                       -4-
                                 Page 116 of 209

     8. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors, without further action on the part of the stockholders, may suspend or terminate the Plan except that no such action may materially and adversely affect any outstanding option without the consent of the optionee. Only if and to the extent stockholder approval is necessary to allow this Plan to meet the conditions of Rule 16b-3, the Board of Directors shall obtain stockholder approval of any amendments to this Plan which would: (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. This Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

     9. EFFECTIVE DATE AND DURATION OF PLAN. This Plan shall become effective as of the closing date of the Company's initial public offering ("Effective Date"). Unless sooner terminated by the Committee, the Plan shall continue until the tenth anniversary of the Effective Date, when it shall terminate and no options shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all the Company's obligations under outstanding options and to conclude the administration of the Plan.

     10. GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.






                                       -5-
                                 Page 117 of 209

                                                                 Exhibit 10.4


                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT
                  ---------------------------------------------

          This Non-Employee Director Stock Option Agreement (the "Agreement") is made and entered into as of _____________ by and between, American Champion Entertainment, Inc. (the "Company") and ____________ (the "Optionee").

                                    RECITALS

          The Company has adopted its 1997 Non-Employee Directors Stock Option Plan (the "Plan") and, pursuant to such, desires to grant Optionee an option to purchase _______ shares of the common stock, $.0001 par value ("Common
Stock"), of the Company upon the terms and conditions hereinafter set forth. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

                                    AGREEMENT

          In consideration of the promises and of the undertakings of the parties hereto hereinafter set forth, it is hereby agreed:

          1.   GRANT OF OPTION.

          The Company hereby grants Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, all or part of __________ shares of Common Stock of the Company at the price equal to $____ per share.

          2.   TERM OF OPTION.

          This option, subject to the provisions of Section 3 hereof, shall expire on the tenth anniversary of the date on which this option is granted ("Expiration Date").

          3.   TERMINATION.

          In the event that Optionee shall cease to be a director of the Company for any reason, the vesting of this option shall immediately and automatically terminate. In the event that Optionee shall cease to be a director of the Company for any reason other than a disability (as defined in Internal Revenue Code ss. 22(e)(3), herein "Disability") or death, the vested portion of the option at the time Optionee ceases to be a director shall be exercisable for 30 days subsequent to the date Optionee ceased to be a director unless such option would expire pursuant to Section 2 hereof at an earlier date in which case such option shall remain exercisable only until the earlier expiration date. In the event that Optionee shall cease to be a director of the Company due to Disability, the portion of this option vested at the date Optionee ceased to be a director shall remain exercisable for one year after such cessation unless such option would expire pursuant to Section 2 hereof at

                                       -1-
                                 Page 118 of 209
an earlier date in which case such option shall remain exercisable only until the earlier expiration date. In the event that Optionee should die while a director of the Company or during the one year period following resignation as a director due to Disability, the portion of this option vested at the date Optionee ceased to be a director shall remain exercisable for one year after the date of Optionee's death, unless this option would expire pursuant to Section 2 hereof at an earlier date, in which case this option shall remain exercisable only until the earlier expiration date.

          4.   NON-TRANSFERABILITY OF OPTION.

          This option may not be transferred otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or successor rule or regulation ("Rule 16b-3"). During the lifetime of Optionee, this option may be exercised only by Optionee, or Optionee's guardian or legal representative or by a transferee permitted by Rule 16b-3.

          5.   EXERCISE OF OPTION.

               (i) Subject to the provisions of the Plan, an Initial Grant pursuant to Section 4(b)(i) of the Plan shall be exercisable as follows:
                                                         Percentage
      From                    To                         Exercisable
      ----                    --                         -----------

Date of Grant            Day prior to                         0%
                         1st Anniversary of
                         Date of Grant

1st Anniversary          Day prior to                         50%
of Date of Grant         2nd Anniversary of
                         Date of Grant

2nd Anniversary          Expiration Date                      100%
of Date of Grant


               (ii) Subject to the provisions of the Plan, an Annual Grant pursuant to Section 4(b)(ii) of the Plan shall be exercisable in full beginning on the first anniversary of the date of grant.

               (iii) This option may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that the option, or any part thereof, is exercised. Payment may be made (a) in cash, or
(b) by delivery of shares of stock of the Company held by Optionee for at least six months, which shares shall be valued, for purposes of payment, at their fair market value on the date of payment, determined in accordance with procedures established in the Plan.



                                       -2-
                                 Page 119 of 209

          6.   NO RIGHTS AS SHAREHOLDER.

          Optionee shall have no rights as a shareholder with respect to shares of the Company's Common Stock covered by this option until the date of the issuance of a stock certificate or stock certificates.

          7.   NO OBLIGATION.

          Optionee agrees that the granting of this option shall impose no obligation on the Company to continue Optionee's service as a director for any period.

          8.   MODIFICATION, TERMINATION AND ADJUSTMENT.

          The rights of Optionee are subject to modification, termination and adjustment in certain events as provided in the Plan.

          9.   INCORPORATION BY REFERENCE.

          This Agreement is subject to the terms and provisions of the Plan which is incorporated herein by this reference.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                   "COMPANY"

                                   AMERICAN CHAMPION ENTERTAINMENT, INC.


                                   By  ----------------------------------

                                   Its ----------------------------------


                                   "OPTIONEE":

                                   --------------------------------------

                                   --------------------------------------
                                                 [Printed Name]

                                   Optionee Address:

                                   --------------------------------------

                                   --------------------------------------

                                   --------------------------------------




                                       -3-
                                 Page 120 of 209

                                                                 Exhibit 10.5

                             BUSINESS LOAN AGREEMENT
                             -----------------------

BORROWER:   AMERICA'S BEST KARATE, INC.          LENDER:
            26203 Production Ave, Suite 5
            Hayward, CA  94545
            Fed Tax # 94-3140933

Principal      Loan Date   Interest Rate      Interest         Payment
Amount                     (simple, yr)       Payment          Due Date

                           Principal Payment $----------       07-01-1997

          THIS BUSINESS LOAN AGREEMENT between AMERICA'S BEST KARATE, INC. ("Borrower") and ---------------- ("Lender") is made and executed on the following terms and conditions.

          TERM. This Agreement shall be effective as of ----------------, and shall continue for a time period defined per above schedule, or until all indebtedness of Borrower to Lender has been paid back in full from proceeds of an Initial Public Offering (IPO) of Borrower's securities, whichever occurs first. In the event that the indebtedness is paid from proceeds of the IPO, payment of both applicable interest and principal shall be made within three (3) business days from the time Borrower received good funds from its underwriter of the IPO.

          USE OF LOAN PROCEEDS. It is represented to Lender that Borrower intends to engage into an Underwriting Agreement with an underwriter of Borrower's choice to execute an IPO that is targeted to become effective in the early months of 1997. Loan proceeds will be used in the interim period prior to the effective date of the IPO for the purposes of legal, accounting, underwriting expenses, production of a 30-minute pilot show for television, and general working capital.

          ADDITIONAL COMPENSATION. For providing the loan to Borrower, Lender is granted common stock from Borrower as follows. These common stock is from the original authorized base of 100,000 shares, prior to any forward split, and has a value equal to the price of stock sold most recently in a private placement of Borrower's stock.

     Amount of shares         Issue Date          Value ($    per share)
                                                          ----
     ----------------         ----------          -----------------------
        ----------             ---------              $-------------


          ALTERNATIVE PAYBACK METHOD. In the event the IPO is unsuccessful for whatever cause and Borrower is incapable to completely pay back the indebtedness to Lender by 07-01-1997, then interest shall continue to accrue at the same above rate and payments of applicable interest and principal shall be made in an amortized schedule over the next thirty-six (36) months.


                                       -1-
                                 Page 121 of 209

          REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement:

          ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of California. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage.

          AUTHORIZATION. The execution, delivery, and performance of this Agreement and all related documents by Borrower, to the extent to be executed and performed by Borrower, have been duly authorized by all necessary action by Borrower; and do not conflict with any provision of its articles of incorporation or organization or bylaws.

          LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement require hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

          SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

          INSPECTION. Lender or agents of Lender may at any reasonable time, inspect Borrower's properties and examine or audit Borrower's books, accounts, and records.

          DEFAULT. Defined as failure of Borrower to make any payment to Lender when due on the Loan. In the event of Default, Lender may immediately request the entire remainder of Loan to become due and payable. Lender may submit to the jurisdiction of the courts of Alameda County, the State of California. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including attorney's fees, incurred in connection with Borrower's Default on this Agreement. Borrower also will pay any court costs, in addition to all other sums provided by law.










                                       -2-
                                 Page 122 of 209

          BORROWER AND LENDER acknowledge having read all the provisions of this Business Loan Agreement, and agree to its items. This agreement is dated as of --------------------.


BORROWER:
AMERICA'S BEST KARATE, INC.                       LENDER:



By: ------------------------------------          By: ------------------------
    Anthony K. Chan
    Chief Executive Officer & Secretary



By: ------------------------------------
    George Chung
    President
























                                       -3-
                                 Page 123 of 209

                                                                 Exhibit 10.6

                             BUSINESS LOAN AGREEMENT



---------------------------------------------------------------------------------------------------------
Principal    Loan Date    Maturity       Loan No.   Call      Collateral   Account    Other    Initials

$80,000.00   05-17-1993   05-17-1998     7500206                  400                  PKC
---------------------------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
---------------------------------------------------------------------------------------------------------


Borrower:  AMERICA'S BEST KARATE, INC.    Lender:  BANK OF CANTON OF CALIFORNIA
           5568 NEWPARK MALL ROAD                  900 WEBSTER STREET
           NEWARK, CA 94560                        OAKLAND, CA 94607

================================================================================
THIS BUSINESS LOAN AGREEMENT between AMERICA'S BEST KARATE, INC. ("Borrower") and BANK OF CANTON OF CALIFORNIA ("Lender") is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Any such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the "Loan" and collectively as the "Loans." Borrower understand and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of May 17,1993, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed In full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used In this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

      AGREEMENT. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

                                      -1-

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 2
Loan No. 7500206                 (Continued)


      BORROWER.  The word "Borrower" means AMERICA'S BEST KARATE, INC.
      The word "Borrower" also includes, as applicable all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and Affiliates."

      CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

      COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

      ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974. as amended.

      EVENT OF DEFAULT. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

      GRANTOR. The word "Grantor" means and Includes each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

      GUARANTOR. The word "Guarantor" means and includes without limitation, each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

      INDEBTEDNESS. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be, or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.




                                      -2-
                                 Page 125 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 3
Loan No. 7500206                 (Continued)


      LENDER. The word "Lender" means BANK OF CANTON OF CALIFORNIA, its successors and assigns.

      LOAN. The word "Loan" or "Loans" means and includes any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

      NOTE. The word "Note" means Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

      RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other Instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

      SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise, evidencing, governing, representing, or creating a Security Interest.

      SECURITY INTEREST. The words "Security Interest" mean and include without Imitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge,. chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

      SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

      ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of California. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.


                                      -3-
                                 Page 126 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 4
Loan No. 7500206                 (Continued)

      AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duty authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other Instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

      FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has nonmaterial contingent obligations except as disclosed in such financial statements.

      LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

      PROPERTIES. Except as contemplated by this Agreement or as previously disclosed In Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under any other name for at least the last five (5) years.

      "HAZARDOUS SUBSTANCES." The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used In this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (CERCLA), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act. 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing. Borrower represents and warrants that: (a) During the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release



                                      -4-
                                 Page 127 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 5
Loan No. 7500206                 (Continued)


      of any hazardous waste or substance by any person on, under, or about any of the properties, (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, or
      (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters, (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of this Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any Interest in any of the properties, whether by foreclosure or otherwise.

      LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely effect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.





                                      -5-
                                 Page 128 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 6
Loan No. 7500206                 (Continued)


      TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith or in the ordinary course of business and for which adequate reserves have been provided.

      LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

      BINDING EFFECT. This Agreement, the Note and all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note are binding upon Borrower as seem as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

      COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

      EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability, complies in all material respects with an applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined In ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

      LOCATION OF BORROWER'S OFFICES AND RECORDS. The chief place of business of Borrower and the office or offices where Borrower keeps its records concerning the Collateral is located at 5568 NEWPARK MALL ROAD, NEWARK, CA 94560.

      INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.



                                      -6-
                                 Page 129 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 7
Loan No. 7500206                 (Continued)


      SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated In the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

      LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all litigation and claims and all threatened litigation and claims affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

      FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

      ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

      INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. In connection with all policies covering assets in which Lender holds or is offered a security Interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.









                                      -7-
                                 Page 130 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 8
Loan No. 7500206                 (Continued)


      INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation, the following: (a) the name of the insurer (b) the risks insured; (c) the amount of the policy;
      (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however, not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.

      GUARANTIES. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, on Lander's forms, and in the amounts and by fill guarantors named below:

          Guarantors                                   Amounts
          ----------                                   -------
      ANTHONY K. CHAN and JAMIE Z. CHAN                $80,000.00
      GEORGE CHUNG                                     $80,000.00
      ANTHONY K. CHAN                                  $80,000.00
      GEORGE CHUNG                                     $80,000.00

      OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

      LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

      TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested In good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

                                      -8-
                                 Page 131 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 9
Loan No. 7500206                 (Continued)


      PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement.

      OPERATIONS. Substantially maintain its present executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

      INSPECTION. Permit employees or agents of Lender at any reasonable time to inspect any and all collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

      COMPLIANCE CERTIFICATE. Unless waived in writing by Lender, provide Lender at least annually and at the terms of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

      ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages. deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.








                                      -9-
                                 Page 132 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 10
Loan No. 7500206                 (Continued)


NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

      INDEBTEDNESS AND LIENS. (a) Except for trade debt incurred In the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

      CONTINUITY OF OPERATIONS. (a) Engage in any business activities substantially different than those In which Borrower is presently engaged,
      (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral out of the ordinary course of business, or (c) pay any dividends on Borrower's stock (other than dividends payable in its stock and except as may be statutorily required by Subchapter S corporations) or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

      LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantee other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

DEPOSIT ACCOUNTS. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transforms to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other amount), including without limitation all accounts held jointly with someone also and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:



                                      -10-
                                 Page 133 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 11
Loan No. 7500206                 (Continued)



      DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loans.

      OTHER DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained In this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower. If any failure, other than a failure to pay money, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar breach within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such failure: (a) cures the failure within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

      DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

      FALSE STATEMENTS. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

      DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

      INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, insolvency, appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.






                                      -11-
                                 Page 134 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 12
Loan No. 7500206                 (Continued)


      CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

      EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or such Guarantor dies or becomes incompetent. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the Common Stock of the Borrower.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and, at Lender's option, all Loans immediately will become due and payable, all without notice




















                                      -12
                                 Page 135 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 13
Loan No. 7500206                 (Continued)



of any kind to Borrower, except that in the case of an Event of Default of the type described in the "insolvency"' subsection above, such acceleration shall be automatic and not optional.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

      AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Alameda County, the State of California. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

      ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
      Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Borrower agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure
      Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred lo arbitration. Judgment upon any award rendered by any arbitrator may be entered in any court having


                                      -13-
                                 Page 136 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 14
Loan No. 7500206                 (Continued)


      jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

      CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

      MULTIPLE PARTIES; CORPORATE AUTHORITY. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below Is responsible for all obligations in this Agreement.

      CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation Interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and shall have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaims that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failures or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce Borrower's interests irrespective of any personal claims or defenses that Borrower may have against Lender. .

      COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including attorneys' fees, incurred in connection with the preparation, execution, enforcement and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this



                                      -14-
                                 Page 137 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 15
Loan No. 7500206                 (Continued)


      Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

      NOTICES. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

      SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

      SUBSIDIARIES AND AFFILIATES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

      SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

      SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been rolled upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.


                                      -15-
                                 Page 138 of 209

05-17-1993                 BUSINESS LOAN AGREEMENT                 Page 16
Loan No. 7500206                 (Continued)


      TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

      WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

      BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF MAY 17, 1993.

BORROWER:

AMERICA'S BEST KARATE, INC.


By:   /s/ Anthony K. Chan
      -------------------------------------
      Anthony K. Chan,
      Chief Executive Officer and Secretary


By:   /s/ George Chung
      ------------------------------------
      George Chung, President



LENDER:

BANK OF CANTON OF CALIFORNIA


By:   /s/
      ------------------------------------
      Authorized Officer



                                      -16-
                                 Page 139 of 209

                                 PROMISSORY NOTE




---------------------------------------------------------------------------------------------------------
Principal    Loan Date    Maturity       Loan No.   Call      Collateral   Account    Other    Initials

$80,000.00   05-17-1993   05-17-1998     7500206                  400                  PKC
---------------------------------------------------------------------------------------------------------
References in shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.
---------------------------------------------------------------------------------------------------------


Borrower:  AMERICA'S BEST KARATE, INC.    Lender:  BANK OF CANTON OF CALIFORNIA
           5568 NEWPARK MALL ROAD                  900 WEBSTER STREET
           NEWARK, CA 94560                        OAKLAND, CA 94607

================================================================================
Principal Amount: $80,000.00  Initial Rate: 8.250%   Date of Note: May 17, 1993

PROMISE TO PAY. AMERICA'S BEST KARATE, INC. ("Borrower") promises to pay to BANK OF CANTON OF CALIFORNIA ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eighty Thousand & 00/100 Dollars ($80,000.00), together with interest on the unpaid principal balance from May 17, 1993, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 59 principal payments of $1,333.33 each and one final principal and interest payment of $1,342.70. Borrower's first principal payment is due June 17, 1993, and all subsequent principal payments are due in the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date. Borrower's first interest payment is due June 17, 1993, and all subsequent interest payment are due on the same day of each month after that. Borrower's final payment due May 17, 1996, will be for all principal and accrued interest not yet paid. Interest on this Note is computed on 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.




                                      -17-
                                 Page 140 of 209

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans lo the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 6.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.250 percentage points over the Index, resulting in an initial rate of 8.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender; (c) Any representation or statement made or furnished to Lender by Borrower or on Borrowers behalf is false or misleading in any material respect; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) Any creditor tries to take any Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 4.250 percentage points over the Index. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, amid any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums are provided by law. This Note has been delivered to


                                      -18-
                                 Page 141 of 209

Lender and accepted, by Lender In the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of ALAMEDA County, the State of California. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of California.

DEPOSIT ACCOUNTS. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lenders (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts.

COLLATERAL. Borrower acknowledges this Note is secured by, in addition to any other collateral, a Deed of Trust dated May 17, 1993, to a trustee in favor of Lender on real property located in ALAMEDA County, State of California. That agreement contains the following due on sale provision: Lender may, at its option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation or partnership, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock or partnership interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without imitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including a claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note,


                                      -19-
                                 Page 142 of 209
shall also be arbitrated, providing however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Borrower agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.








                                      -20-
                                 Page 143 of 209

                                 PROMISSORY NOTE
                                   (CONTINUED)
--------------------------------------------------------------------------------

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF
THE NOTE.

BORROWER:

AMERICA'S BEST KARATE, INC.


By:  /s/ Anthony K. Chan
     -----------------------------------
     ANTHONY K. CHAN,
     CHIEF EXECUTIVE OFFICER & SECRETARY


By:  /s/ George Chung
     -----------------------------------
     GEORGE CHUNG, PRESIDENT



LENDER:

BANK OF CANTON OF CALIFORNIA


By:  /s/
     ----------------------------------
     Authorized Officer


















                                      -21-
                                 Page 144 of 209

                          COMMERCIAL SECURITY AGREEMENT
                          -----------------------------



---------------------------------------------------------------------------------------------------------
Principal    Loan Date    Maturity       Loan No.   Call      Collateral   Account    Other    Interest

$80,000.00   05-17-1993   05-17-1998     7500206                  400                  PKC
---------------------------------------------------------------------------------------------------------
References in shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan item.
---------------------------------------------------------------------------------------------------------


Borrower:  AMERICA'S BEST KARATE, INC.    Lender:  BANK OF CANTON OF CALIFORNIA
           5568 NEWPARK MALL ROAD                  900 WEBSTER STREET
           NEWARK, CA 94560                        OAKLAND, CA 94607

================================================================================

THIS COMMERCIAL SECURITY AGREEMENT is entered into between AMERICA'S BEST KARATE, INC. (referred to below as "Grantor"); and BANK OF CANTON OF CALIFORNIA (referred to below as "Lender"). For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

      Agreement. The word Agreement means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

      Collateral. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

                  All inventory, chattel paper, accounts, contract rights, equipment and general intangibles.





                                      -22-
                                 Page 145 of 209

      In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

                  (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

                  (b) All products and produce of any of the property described in this Collateral section.

                  (c) All accounts, contract rights, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease or other deposition of any of the property described in this Collateral section.

                  (d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section.

                  (e) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such data on electronic media.

      Event of Default. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "Events of Default."

      Grantor. The word "Grantor" means AMERICA'S BEST KARATE, INC., its successors and assigns.

      Guarantor. The word "Guarantor" means and includes without limitation, each and all of the guarantors, sureties, and accommodation parties in connection with the indebtedness.

      Indebtedness. The word "Indebtedness" means the Indebtedness evidenced by the Note, including all principal and interest, together with all other Indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

      The word "Lender" means BANK OF CANTON OF CALIFORNIA, its successors and assigns.








                                      -23-
                                 Page 146 of 209

      Note. The word "Note" means the note or credit agreement dated May 17, 1993, in the principal amount of $80,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the note or credit agreement.

      Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

DEPOSIT ACCOUNTS. Grantor hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Grantor may open in the future, excluding however all IRA, Keogh, and trust accounts.

OBLIGATIONS OF GRANTOR.  Grantor warrants and covenants to Lender as follows:

      Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender of any change in Grantor's name including any change to the assumed business names of Grantor.

      No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and, its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

      Enforceability of Collateral. To the extent the Collateral consists of accounts, contract rights, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.



                                      -24-
                                 Page 147 of 209

      At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide Indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Lender in writing.

      Location of the Collateral. Grantor, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (a) all real property owned or being purchased by Grantor; (b) all real property being rented or used by Grantor; (c) all storage facilities owned, rented, leased, or being used by Grantor; and
      (d) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender.

      Removal of Collateral. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of California, without the prior written consent of Lender.

      Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.


                                      -25-
                                 Page 148 of 209

      Title. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

      Collateral Schedules and Locations. As often as Lender shall require, and insofar as the Collateral consists of accounts and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory and equipment, Grantor shall deliver to Lender, as often as Lender shall require, such lists, descriptions. and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

      Maintenance and Inspection of Collateral. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

      Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.


                                      -26-
                                 Page 149 of 209

      Compliance With Governmental Requirements. Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

      Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C.
      Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

      Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.


                                      -27-
                                 Page 150 of 209

      Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

      Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due , the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute, a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

      Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this



                                      -28-
                                 Page 151 of 209

Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (I) the term of any applicable insurance policy or (II) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

      Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness.





                                      -29-
                                 Page 152 of 209

      Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor. If any failure, other than a failure to pay money, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such failure, (a) cures the failure within fifteen (15) days; or
      (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

      False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement is false or misleading in any material respect, either now or at the time made or furnished.

      Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

      Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

      Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

      Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

      Insecurity.  Lender, in good faith, deems itself insecure.


                                      -30-
                                 Page 153 of 209

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code. In addition and without limitation, Lender my exercise any one or more of the following rights and remedies:

      Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice.

      Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

      Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days, or such lesser time as required by state law, before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

      Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right,
      (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

      Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the



                                      -31-
                                 Page 154 of 209
      payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

      Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

      Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

      Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not effort Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

      Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.




                                      -32-
                                 Page 155 of 209

      Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of ALAMEDA County, State of California. Lender and Grantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Grantor against the other. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

      Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

      Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

      Multiple Parties; Corporate Authority. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the persons signing below is responsible for all obligations in this Agreement.

      Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).












                                      -33-
                                 Page 156 of 209

      Power of Attorney. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, draft or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

      Preference Payments. Any monies Lender pays because of an asserted preference claim in Borrower's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Borrower as provided above in the "EXPENDITURES BY LENDER" paragraph.

      Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

      Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

      Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withhold in the sole discretion of Lender.


                                      -34-
                                 Page 157 of 209

      Waiver of Co-obligor's Rights. If more than one person is obligated for the Indebtedness, Borrower irrevocably waives, disclaims and relinquishes all claims against such other person which Borrower has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.



GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MAY 17, 1993.

GRANTOR:

AMERICA'S BEST KARATE, INC.


By:   /s/ Anthony K. Chan
      -----------------------------------
      ANTHONY K. CHAN,
      CHIEF EXECUTIVE OFFICER & SECRETARY


By:   /s/ George Chung
      -----------------------------------
      GEORGE CHUNG,
      PRESIDENT

























                                      -35-
                                 Page 158 of 209

                                                                 Exhibit 10.7

                            BUSINESS LOAN AGREEMENT
================================================================================


BORROWER:  AMERICA'S BEST KARATE               LENDER:   SILICON VALLEY BANK
           26203 PRODUCTION AVENUE, SUITE 5              SBA LENDING
           HAYWARD, CA 94545                             2202 N. FIRST STREET
                                                         SAN JOSE, CA 95131
================================================================================

THIS BUSINESS LOAN AGREEMENT BETWEEN AMERICA'S BEST KARATE ("BORROWER') AND SILICON VALLEY BANK ("LENDER) IS MADE AND EXECUTED ON THE FOLLOWING TERMS AND CONDITIONS. BORROWER HAS RECEIVED PRIOR COMMERCIAL LOANS FROM LENDER OR HAS APPLIED TO LENDER FOR A COMMERCIAL LOAN OR LOANS AND OTHER FINANCIAL ACCOMMODATIONS, INCLUDING THOSE WHICH MAY BE DESCRIBED ON ANY EXHIBIT OR SCHEDULE ATTACHED TO THIS AGREEMENT. ALL SUCH LOANS AND FINANCIAL ACCOMMODATIONS, TOGETHER WITH ALL FUTURE LOANS AND FINANCIAL ACCOMMODATIONS FROM LENDER TO BORROWER, ARE REFERRED TO IN THIS AGREEMENT INDIVIDUALLY AS THE "LOAN" AND COLLECTIVELY AS THE "LOANS." BORROWER UNDERSTANDS AND AGREES THAT: (A) IN GRANTING, RENEWING, OR EXTENDING ANY LOAN, LENDER IS RELYING UPON BORROWER'S REPRESENTATIONS, WARRANTIES, AND AGREEMENTS, AS SET FORTH IN THIS AGREEMENT; (B) THE GRANTING, RENEWING, OR EXTENDING OF ANY LOAN BY LENDER AT ALL TIMES SHALL BE SUBJECT TO LENDER'S SOLE JUDGMENT AND DISCRETION; AND (C) ALL SUCH LOANS SHALL BE AND SHALL REMAIN SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS OF THIS AGREEMENT.

TERM. This Agreement shall be effective is of April 25, 1995, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement In writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

      AGREEMENT. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

      BORROWER. The word "Borrower" means AMERICA'S BEST KARATE. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and Affiliates."

      CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

      CASH FLOW. The words "Cash Flow" mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization.

                                        1
                                 Page 159 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================


      COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, dead of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

      DEBT. The word "Debt" means all of Borrower's liabilities excluding Subordinated Debt.

      ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      EVENT OF DEFAULT. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

      GRANTOR. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest

      GUARANTOR. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

      INDEBTEDNESS. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower. or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.






                                        2
                                 Page 160 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================


      LENDER. The word "Lender" means Silicon Valley Bank, its successors and assigns.

      LIQUID ASSETS. The words "Liquid Assets" mean Borrower's cash on hand plus Borrowers receivables.

      LOAN. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

      NOTE. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

      RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

      SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

      SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

      SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

      SUBORDINATED DEBT. The words "Subordinated Debt" mean Indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.



                                        3
                                 Page 161 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================


      TANGIBLE NET WORTH. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

      WORKING CAPITAL. The words "Working Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

      ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of California. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so quality would have a material adverse affect on its businesses or financial condition.

      AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower, do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

      FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

      LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.





                                        4
                                 Page 162 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================


      PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lenders and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are added in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

      HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C.
      Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been any use, generation, manufacture, storage, treatment. disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, or any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lenders purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnity and hold harmless Lender against


                                        5

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnity, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lenders acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

      LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

      TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

      LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

      BINDING EFFECT. This Agreement, the Note and all Security Agreements directly or indirectly securing repayment of Borrowers Loan and Note are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance With their respective terms.

      COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.






                                        6
                                 Page 164 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

      LOCATION OF BORROWER'S OFFICES AND RECORDS. The chief place of business of Borrower and the office or offices where Borrower keeps its records concerning the Collateral is located at 26203 Production Avenue, Suite 5, Hayward, CA 94545.

      INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true ,and accurate in every material respect on the date as of which such information is dated or certified: and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

      SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and affect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect Borrower will:

      LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all litigation and claims and all threatened litigation and claims affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

      FINANCIAL RECORDS. Maintain Its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.





                                        7
                                 Page 165 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, reviewed by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than thirty (30) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrowers chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

      ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

      FINANCIAL COVENANTS AND RATIOS. Comply with the following covenants and ratios: Refer to Page 4.

      For purposes of this Agreement and to the extent the following terms are utilized in this Agreement the term "Tangible Net Worth" shall mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt. The term "Debt" shall mean all of Borrower's liabilities excluding Subordinated Debt. The term "Subordinated Debt" shall mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to Indebtedness owed by Borrower to Lender in form and substance acceptable to Lender. The term "Working Capital" shall mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities. The term "Liquid Assets" shall mean Borrowers cash on hand plus Borrower's receivables. The term "Cash Flow" shall mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.






                                        8
                                 Page 166 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

      INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer, (b) the risks insured; (c) the amount of the policy;
      (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.

      GUARANTIES. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, on Lender's forms, and in the amounts and by the guarantors named below:

            Guarantors                                Amounts
            ----------                                -------
            Anthony K. Chan                           Unlimited
            George H. Chung                           Unlimited

      OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.








                                        9
                                 Page 167 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

      TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrowers properties, income, or profits.

      PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement.

      OPERATIONS. Substantially maintain its present executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties charters, businesses and operations, Including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

      INSPECTION. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrowers other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records



                                       10
                                 Page 168 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request all at Borrower's expense.

      COMPLIANCE CERTIFICATE. Unless waived in writing by Lender, provide Lender NO LATER THAN THIRTY (30) DAYS AFTER AND AS OF THE END OF EACH FISCAL QUARTER and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that as of the date of the certificate, no Event of Default exists under this Agreement.

      ENVIRONMENTAL COMPLIANCE AND REPORTS. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

      ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in affect, Borrower shall not without the prior written consent of
Lender:





                                       11
                                 Page 169 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      INDEBTEDNESS AND LIENS. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

      CONTINUITY OF OPERATIONS. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged,
      (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral out of the ordinary course of business (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

      LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantees guaranty of the Loan or any other loan with Lender.





                                       12
                                 Page 170 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



LOAN ADVANCES. Lender, in its discretion, will make loans to Borrower, in amounts determined by Lender, up to the amounts as defined and permitted in the Agreement and Related Documents, including but not limited to any Promissory Notes, executed by Borrower (the "Credit Limit"). The Borrower is responsible for monitoring the total amount of Loans and Indebtedness outstanding from time to time, and Borrower shall not permit the same, at any time to exceed the Credit Limit. If at any time the total of all outstanding Loans and Indebtedness exceeds the Credit Unit, the Borrower shall immediately pay the amount of the excess to Lender, without notice or demand.

DEFAULT RATE. Upon default, including failure to pay upon final maturity, Lender, at its option, may do one or both of the following: (a) increase the variable interest rate on the Note to five percentage points (5.000%) over the Interest Rate otherwise payable thereunder, and (b) add any unpaid accrued interest to principal and such sum will bear Interest therefrom until paid at the rate provided in the Note.

FINANCIAL COVENANTS. Maintain on a quarterly basis, beginning with the quarter ending March 31, 1995, a minimum cash flow coverage of 1.50 to 1.00; a maximum total debt minus subordinated debt to tangible net worth plus subordinated debt ratio of 3.75 to 1.00. Furthermore, maintain profitability on a rolling four (4) quarter basis.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

      DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loans.

      OTHER DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

      DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.





                                       13
                                 Page 171 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

      DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be In full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

      INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

      CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrowers deposit accounts with Lender.

      EVENTS AFFECTING GUARANTOR. Any of the preceding events. occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent.

      CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and, at Lender's option, all Loans immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described In the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:







                                       14
                                 Page 172 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      APPLICABLE LAW. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF SANTA CLARA COUNTY, THE STATE OF CALIFORNIA. (INITIAL HERE AKC.)] Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

      MULTIPLE PARTIES; CORPORATE AUTHORITY. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

      CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower











                                       15
                                 Page 173 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



      also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

      COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

      NOTICES. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).









                                       16
                                 Page 174 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================


      SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; However, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

      SUBSIDIARIES AND AFFILIATES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

      SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

      SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

      TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

      WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

                                       17
                                 Page 175 of 209

                                  BUSINESS LOAN AGREEMENT
                                        (Continued)
================================================================================



BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF APRIL 25, 1995.


BORROWER:

AMERICA'S BEST KARATE

By:   /s/ Anthony K. Chan
      -------------------------
Name: Anthony K. Chan Title: Chief Executive Officer
      ---------------        -----------------------

LENDER:

Silicon Valley Bank

By:   /s/
      -------------------------
      Authorized Officer

================================================================================
LASER PRO. Reg. U.S. Pat. & T.M. Off, Ver. 3.19 (c) 199S CFI ProServices. Inc. All rights reserved. (CA-C40 AMERICAS.LN Q1.OVLI




















                                       18
                                 Page 176 of 209

                                                            Exhibit 10.8

                               PROMISSORY NOTE

$100,000                                                   DECEMBER 15, 1994

      FOR VALUE RECEIVED, the undersigned promise to pay to the MICHAEL TRIANTOS M.D. INC. MONEY PURCHASE AND PROFIT SHARING PENSION PLANS TRUST, whose principal place of business and mailing address is 15000 Los Gatos Blvd. Suite 2, Los Gatos, California 95032, the sum of $100,000 (ONE HUNDRED THOUSAND DOLLARS AND NO CENTS) until fully paid at 12% (TWELVE PERCENT) per annum. Principal and interest are payable in lawful money of the United States as follows:

      On the fifteenth day of January 1995, and on the fifteenth day of each month thereafter, a payment of $2224.44, or more, will be made. Such payments will continue each and every month until December 15th, 1999, at which time a final payment to include all principal and interest owing shall be made.

      Time is of the essence in the making of these payments and no extensions shall be implied by any action for inaction of the holder of this note. All installments shall be due and payable on or before 4:30 PM on the date set for performance, at the address set forth above, If any monthly payment be not paid when the same becomes due, the entire principal and accrued and unpaid interest owing shall automatically become due and payable immediately.

      In addition, if any principal or interest is not paid when due, the said unpaid amount shall continue to accrue interest at the rate of 12% per annum. Should the holder of this note refer this note to an attorney for collection, then regardless of whether any proceedings for collection are instituted, the undersigned agree to pay all attorney's fees and expenses incurred by the holder in the collection of any amount due under this note. The makers, endorsers, and guarantors hereof, each jointly and severally, waive diligence, presentment, demand of payment, protest and notice of protest.

      The undersigned also promise to maintain life insurance policies for George Chung and Anthony Chan, each in the amount of $100,000. These policies are to be used, in the event of the death of either of the aforementioned parties, to pay the entire outstanding principal and interest owing at that time. A corporate resolution has been executed and a copy accompanies this agreement which states that the proceeds of these policies will be used to pay this loan immediately and before any other use is made of those proceeds. This payment will be considered to satisfy the provisions of this note entirely and completely.

      In addition to the above provisions, at the time that this note shall be paid in full, the MICHAEL TRIANTOS M.D. INC. MONEY PURCHASE AND PROFIT SHARING PENSION PLANS TRUST may choose to accept a 1% share in the corporation America's Best Karate, Inc. If this option is exercised then the aforementioned shall receive 1% of the net profit for the corporation for that year paid yearly.




                                       1
                                 Page 177 of 209

This net profit shall be calculated based on the gross revenues for the corporation minus the operating expenses for that year. These expenses shall include a salary paid to George Chung and Anthony Chan which for the purposes of figuring the amount due for this provision shall not exceed 6.8% of gross revenues.

      In the event that the America's Best Karate, Inc is sold or goes public then this note shall become immediately due and payable and the holder of this note will be given 1% of the shares of the underwriting at that time.



/s/ George Chung
--------------------------
George Chung



/s/ Marianne Chung
--------------------------
Marianne Chung



/s/ Anthony Chan
--------------------------
Anthony Chan



/s/ Jamie Chan
--------------------------
Jamie Chan









                                       2
                                 Page 178 of 209

                                                                 Exhibit 10.9

                            EMPLOYMENT AGREEMENT
                            --------------------

            This Employment Agreement ("Agreement"), is entered into by and among George Chung ("Executive"), and American Champion Entertainment Inc., a Delaware corporation (the "Company"), effective as of the closing date of the Company's Initial Public Offering ("Effective Date").

            In consideration of the mutual agreements set forth below, Executive and the Company agree as follows:

      1. EMPLOYMENT AS CHAIRMAN OF THE BOARD OF THE COMPANY. The Company does hereby employ Executive as Chairman of the Board ("Chairman") of the Company. Subject to the supervision and control of the Board of Directors of the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of Chairman, and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board of Directors.

      2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years.

      3.    COMPENSATION.

            3.1 Base Salary. The Company shall pay Executive an annual base salary at the rate of $100,000 per year ("Base Salary"), payable in equal semi-monthly installments or at such other time or times as Executive and the Company shall agree.

            3.2 Bonus. Executive shall be entitled to receive from the Company the following bonuses:

                  3.2.1 Options to purchase eighty seven thousand five hundred (87,500) shares of common stock of the Company exercisable at 120% of the IPO price of the common stock of the Company (initially anticipated to be $5.00 per share at the IPO and 120% shall equal $6.00 per share) upon the consummation of any IPO of the common stock of the Company, subject to compliance with applicable laws; and

                  3.2.2 $200,000 in cash if all of the warrants initially sold by the Company in any IPO of the Company are exercised by the holders thereof within the valid exercise period of such warrants.

            3.3 Fringe Benefits. Executive shall be entitled to receive a maximum car allowance of $500 per month, a maximum entertainment allowance of $300 per month, maximum miscellaneous expenses of $300 per month and a maximum allowance of $300 per month for health insurance, provided that all the foregoing expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                                       -1-
                                 Page 179 of 209

      4.    TERMINATION OF EXECUTIVE'S EMPLOYMENT.

            4.1 Death In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

            4.2 Disability. If, as a result of Executive's incapacity due to physical or mental illness ("Disability") executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within Thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

            4.3 Termination for Cause. The Company may immediately terminate Executive's employment under this Agreement for "Cause" in which case the Company shall have no further obligations hereunder, except for payment of amounts of Base Salary accrued through the date of termination. "Cause" shall mean willful breach of this Agreement, habitual neglect to perform Executive's duties hereunder, fraud, misappropriation, embezzlement, or other criminal conduct.

            4.4 Termination by the Company Other Than for Death, Disability or Cause. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive an amount equal to his Base Salary in effect on the date of termination for the remaining Term of this Agreement as if Executive had remained in the Company's employment during such period at a rate equal to his then Base Salary.

      5. CONFIDENTIALITY. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, financial information, client and customer lists and all papers, and records (including computer records) containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. At the Company's request, upon termination of this Agreement, Executive agrees to return to the Company, any or all of such Confidential Information.

      6. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing (at the party's then current address), or twenty-four (24) hours after transmission of a fax (at the party's then current fax number).

                                      -2-
                                 Page 180 of 209

      7. DISPUTE RESOLUTION: ATTORNEY'S FEES. The Company and Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 5, shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means. Each party shall have the right in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 5), to attorney's fees based on a determination by the arbitrator (or, with respect to Section 5, the court) of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

      8. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

      10. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statue or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

      11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has hereunto signed this Agreement as of the date first above written.


Company:                                  Executive:

AMERICAN CHAMPION
ENTERTAINMENT , INC.


By:   /s/ Anthony K. Chan                 /s/ George Chung
      --------------------------          ---------------------
      Anthony K. Chan, President          George Chung


Date: March 4, 1997                       Date: March 4, 1997
      ----------------------------------        -------------




                                      -3-
                                 Page 181 of 209

                                                                 Exhibit 10.10

                            EMPLOYMENT AGREEMENT
                            --------------------

            This Employment Agreement ("Agreement"), is entered into by and among Anthony K. Chan ("Executive"), and American Champion Entertainment Inc., a Delaware corporation (the "Company"), effective as of the closing date of the Company's Initial Public Offering ("Effective Date").

            In consideration of the mutual agreements set forth below, Executive and the Company agree as follows:

      1. EMPLOYMENT AS PRESIDENT/CEO/CFO OF THE COMPANY. The Company does hereby employ Executive as President, Chief Executive Officer (CEO) and Chief Financial Officer (CFO) of the Company. Subject to the supervision and control of the Board of Directors of the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of President, CEO and CFO, and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board of Directors.

      2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years.

      3.    COMPENSATION.

            3.1 Base Salary. The Company shall pay Executive an annual base salary at the rate of $100,000 per year ("Base Salary"), payable in equal semi-monthly installments or at such other time or times as Executive and the Company shall agree.

            3.2 Bonus. Executive shall be entitled to receive from the Company the following bonuses:

                  3.2.1 Options to purchase eighty seven thousand five hundred (87,500) shares of common stock of the Company exercisable at 120% of the IPO price of the common stock of the Company (initially anticipated to be $5.00 per share at the IPO and 120% shall equal $6.00 per share) upon the consummation of any IPO of the common stock of the Company, subject to compliance with applicable laws; and

                  3.2.2 $200,000 in cash if all of the warrants initially sold by the Company in any IPO of the Company are exercised by the holders thereof within the valid exercise period of such warrants.

            3.3 Fringe Benefits. Executive shall be entitled to receive a maximum car allowance of $500 per month, a maximum entertainment allowance of $300 per month, maximum miscellaneous expenses of $300 per month and a maximum allowance of $300 per month for health insurance, provided that all the foregoing expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.


                                       -1-

      4.    TERMINATION OF EXECUTIVE'S EMPLOYMENT.

            4.1 Death In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

            4.2 Disability. If, as a result of Executive's incapacity due to physical or mental illness ("Disability") executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within Thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

            4.3 Termination for Cause. The Company may immediately terminate Executive's employment under this Agreement for "Cause" in which case the Company shall have no further obligations hereunder, except for payment of amounts of Base Salary accrued through the date of termination. "Cause" shall mean willful breach of this Agreement, habitual neglect to perform Executive's duties hereunder, fraud, misappropriation, embezzlement, or other criminal conduct.

            4.4 Termination by the Company Other Than for Death, Disability or Cause. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive an amount equal to his Base Salary in effect on the date of termination for the remaining Term of this Agreement as if Executive had remained in the Company's employment during such period at a rate equal to his then Base Salary.

      5. CONFIDENTIALITY. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, financial information, client and customer lists and all papers, and records (including computer records) containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. At the Company's request, upon termination of this Agreement, Executive agrees to return to the Company, any or all of such Confidential Information.



                                       -2-
                                 Page 183 of 209

      6. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3)days after mailing (at the party's then current address), or twenty-four (24) hours after transmission of a fax (at the party's then current fax number).

      7. DISPUTE RESOLUTION: ATTORNEY'S FEES. The Company and Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 5, shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means. Each party shall have the right in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 5), to attorney's fees based on a determination by the arbitrator (or, with respect to Section 5, the court) of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

      8. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

      10. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statue or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

      11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has hereunto signed this Agreement as of the date first above written.


Company:                                  Executive:

AMERICAN CHAMPION
ENTERTAINMENT, INC.


By:   /s/ George Chung                  /s/  Anthony K. Chan
      -------------------------         -----------------------
          George Chung                       Anthony K. Chan
          Chairman of the Board

Date: March 4, 1997                       Date: March 4, 1997
      --------------------------                -------------

                                       -3-

                                                                 Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

            This Employment Agreement ("Agreement"), is entered into by and among Don Berryessa ("Executive"), and American Champion Entertainment Inc., a Delaware corporation (the "Company"), effective as of the closing date of the Company's Initial Public Offering ("Effective Date").

            In consideration of the mutual agreements set forth below, Executive and the Company agree as follows:

      1. EMPLOYMENT AS VICE PRESIDENT OF THE COMPANY. The Company does hereby employ Executive as Vice President of the Company. Subject to the supervision and control of the Board of Directors of the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of Vice President, and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board of Directors.

      2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years.

      3.    COMPENSATION.

            3.1 Base Salary. The Company shall pay Executive an annual base salary at the rate of $65,000 per year ("Base Salary"), payable in equal semi-monthly installments or at such other time or times as Executive and the Company shall agree.

            3.2 Bonus. Executive shall be entitled to receive from the Company the following bonuses:

                  3.2.1 Options to purchase twenty five thousand (25,000) shares of common stock of the Company exercisable at 120% of the IPO price of the common stock of the Company (initially anticipated to be $5.00 per share at the IPO and 120% shall equal $6.00 per share) upon the consummation of any IPO of the common stock of the Company, subject to compliance with applicable laws; and

                  3.2.2 $100,000 in cash if all of the warrants initially sold by the Company in any IPO of the Company are exercised by the holders thereof within the valid exercise period of such warrants.

            3.3 Fringe Benefits. Executive shall be entitled to receive a maximum car allowance of $500 per month, a maximum entertainment allowance of $300 per month, maximum miscellaneous expenses of $300 per month and a maximum allowance of $300 per month for health insurance, provided that all the foregoing expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.


                                       -1-
                                 Page 185 of 209

      4.    TERMINATION OF EXECUTIVE'S EMPLOYMENT.

            4.1 Death In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

            4.2 Disability. If, as a result of Executive's incapacity due to physical or mental illness ("Disability") executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within Thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

            4.3 Termination for Cause. The Company may immediately terminate Executive's employment under this Agreement for "Cause" in which case the Company shall have no further obligations hereunder, except for payment of amounts of Base Salary accrued through the date of termination. "Cause" shall mean willful breach of this Agreement, habitual neglect to perform Executive's duties hereunder, fraud, misappropriation, embezzlement, or other criminal conduct.

            4.4 Termination by the Company Other Than for Death, Disability or Cause. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive an amount equal to his Base Salary in effect on the date of termination for the remaining Term of this Agreement as if Executive had remained in the Company's employment during such period at a rate equal to his then Base Salary.

      5. CONFIDENTIALITY. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, financial information, client and customer lists and all papers, and records (including computer records) containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. At the Company's request, upon termination of this Agreement, Executive agrees to return to the Company, any or all of such Confidential Information.


                                      -2-
                                 Page 186 of 209

      6. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing (at the party's then current address), or twenty-four (24) hours after transmission of a fax (at the party's then current fax number).

      7. DISPUTE RESOLUTION: ATTORNEY'S FEES. The Company and Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 5, shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means. Each party shall have the right in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 5), to attorney's fees based on a determination by the arbitrator (or, with respect to Section 5, the court) of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

      8. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

      10. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statue or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

      11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has hereunto signed this Agreement as of the date first above written.


Company:                                  Executive:

AMERICAN CHAMPION
ENTERTAINMENT , INC.

By:   /s/ Anthony K. Chan                 /s/ Don Berryessa
      Anthony K. Chan, President          Don Berryessa

Date: March 4, 1997                       Date: March 4, 1997
      ----------------------------------        -------------


                                       -3-
                                 Page 187 of 209

                                                                 Exhibit 10.12

                            EMPLOYMENT AGREEMENT


            This Employment Agreement ("Agreement"), is entered into by and among Jan D. Hutchins ("Executive"), American Champion Entertainment Inc., a Delaware corporation (the "Parent") and American Champion Media, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Company"), effective as of the closing date of the Parent's Initial Public Offering ("Effective Date").

            In consideration of the mutual agreements set forth below, Executive, the Company and Parent agree as follows:

      1. EMPLOYMENT AS PRESIDENT OF THE COMPANY. The Company does hereby employ Executive as President of the Company. Subject to the supervision and control of the Board of Directors of the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of President and shall render such services on the terms set forth herein, including supervising the production and marketing of the Company's media projects. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board.

      2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years.

      3.    COMPENSATION.

            3.1 Base Salary. The Company shall pay Executive an annual base salary at the rate of $39,600 per year ("Base Salary"), payable in equal semi-monthly installments or at such other time or times as Executive and the Company shall agree.

            3.2 Bonus. Executive shall be entitled to receive from the Company or the Parent the following bonuses:

                  3.2.1 Four thousand (4,000) shares of common stock of the Parent upon consummation of any initial Public offering ("IPO") of the common stock of the Parent, subject to compliance with applicable laws;

                  3.2.2 Options to purchase twenty thousand (20,000) shares of common stock of the Parent exercisable at 120% of the IPO price of the common stock of the Parent (initially anticipated to be $5.00 per share at the IPO and 120% shall equal $6.00 per share) upon the consummation of any IPO of the common stock of the Parent, subject to compliance with applicable laws; and

                  3.2.3 $100,000 in cash if all of the warrants initially sold by the Parent in any IPO of the Parent are exercised by the holders thereof within two years of the consummation of any IPO of the Parent.



                                       -1-
                                 Page 188 of 209

            3.3 Fringe Benefits. Executive shall be entitled to receive a maximum car allowance of $500 per month, a maximum entertainment allowance of $300 per month, maximum miscellaneous expenses of $300 per month and a maximum allowance of $300 per month for health insurance, provided that all the foregoing expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

      4.    TERMINATION OF EXECUTIVE'S EMPLOYMENT.

            4.1 Death In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

            4.2 Disability. If, as a result of Executive's incapacity due to physical or mental illness ("Disability") executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within Thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

            4.3 Termination for Cause. The Company may immediately terminate Executive's employment under this Agreement for "Cause" in which case the Company shall have no further obligations hereunder, except for payment of amounts of Base Salary accrued through the date of termination. "Cause" shall mean willful breach of this Agreement, habitual neglect to perform Executive's duties hereunder, fraud, misappropriation, embezzlement, or other criminal conduct.

            4.4 Termination by the Company Other Than for Death, Disability or Cause. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive an amount equal to his Base Salary in effect on the date of termination for the remaining Term of this Agreement as if Executive had remained in the Company's employment during such period at a rate equal to his then Base Salary.

      5. CONFIDENTIALITY. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, financial information, client and customer lists and all papers, and records (including computer records) containing such Confidential Information.


                                       -2-
                                 Page 189 of 209

Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. At the Company's request, upon termination of this Agreement, Executive agrees to return to the Company, any or all of such Confidential Information.

      6. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing (at the party's then current address), or twenty-four (24) hours after transmission of a fax (at the party's then current fax number).

      7. DISPUTE RESOLUTION: ATTORNEY'S FEES. The Company and Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 5, shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means. Each party shall have the right in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 5), to attorney's fees based on a determination by the arbitrator (or, with respect to Section 5, the court) of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

      8. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company, including the Consulting Agreement, dated June 10, 1996, between the Executive and America's Best Karate.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

      10. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statue or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.




                                      -3-
                                 Page 190 of 209

      11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, each of the Company and the Parent has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has hereunto signed this Agreement as of the date first above written.


Company:                                  Executive:

AMERICAN CHAMPION MEDIA, INC.


By:   /s/ Anthony K. Chan             /s/ Jan D. Hutchins
     ------------------------         -----------------------
                                          Jan D. Hutchins
Its:  Chief Executive Officer

Date: March 4, 1997                       Date: March 4, 1997
      ------------------------------------     --------------




AMERICAN CHAMPION ENTERTAINMENT, INC.


By:   /s/ Anthony K. Chan
     -------------------------

Its:  President and CEO

Date: March 4, 1997












                                       -4-
                                 Page 191 of 209

                                                                 Exhibit 10.13

                         CONVERTIBLE LOAN AGREEMENT

            THIS CONVERTIBLE LOAN AGREEMENT ("Agreement") is entered into as of May 5, 1995, between America's Best Karate, a California corporation ("ABK"), and the party hereinafter who shall execute this Agreement as provided ("Lender").

      ARTICLE 1. Loan. On the date of this Agreement, ABK is borrowing from Lender, and Lender is lending to ABK, the principal sum of TWENTY-SEVEN THOUSAND DOLLARS ($27,000.00) ("Loan").

      ARTICLE 2. Use. The Loan proceeds shall be used for the startup and operation of a total of six (6) martial arts schools in the City of Las Vegas, Nevada and to engage in all activities reasonably incidental thereto.

      ARTICLE 3. Interest. Interest shall accrue on the total unpaid principal amount of the Loan at THIRTEEN PERCENT (13%) per annum, calculated on an actual day basis using a 365-day year, and shall be due and payable on a monthly basis. Nothing contained in this Agreement or any transaction related hereto shall be construed or operate (either presently or prospectively): (a) to require ABK to pay interest at a rate greater than the interest rate which Lender may lawfully charge (but shall, instead, require the payment of interest only to the extent of such lawful rate); or (b) to require ABK to make any payment or do any act contrary to law. If any clause or provision contained in this Agreement shall exceed the lawful rate of interest or shall otherwise operate to invalidate this Agreement, in whole or in part, then (i) the amount of interest payable hereunder by ABK shall be reduced to the maximum lawful amount and rate of interest, (ii) any amount of interest that Lender has received hereunder in excess of the lawful amount shall be applied to reduce the principal amount of the Loan outstanding under this Agreement, and (iii) the remainder of this Agreement shall remain operative and in full force and effect.

      ARTICLE  4.  Interest Adjustment. When the sum of payments per above
Article 3 equals the amount of the Loan, then the interest payment shall be changed to 0.624 percent times Net Profit Before Taxes of ABK (both California and Nevada operations). Net profit or net loss shall be determined by ABK in accordance with generally accepted accounting principles, within thirty days from the closing of each calendar month of the year. Financial statements and distribution of moneys shall also be made by ABK within thirty days from the end of each calendar month. End of the year summaries shall be reported by ABK no later than January 31 of the following year.

      ARTICLE 5. Conversion. Subject to the provisions hereof, in the event that ABK or an affiliate of ABK consummates an initial public offering ("IPO") of common stock, Lender shall have the option to convert, in whole or in part at any time or from time to time, the Loan into 0.624 percent of the number of shares offered in such IPO. For purposes of this Article 5, the number of shares offered in an IPO shall not include any shares offered to the public pursuant to any over-allotment option. To effect such conversion, Lender shall give written notice to ABK thirty (30) days before the date on which such conversion shall occur (the "Conversion Date"). Such notice shall state: (a) the dollar amount of the Loan being converted into common stock; (b) the number of shares of common stock which shall be delivered to Lender upon such conversion; (c) the balance of the Loan which shall remain outstanding and (d) the Conversion Date.

                                      -1-

      ARTICLE 6. Withdrawal. Lender may withdraw the loan principal by notifying ABK in writing 30 days in advance of the intended withdrawal date. ABK in its sole discretion, may return the principal amount in one lump sum, or in equal monthly payments over a 12-month period. Interest calculations (Article 3 & 4) and Conversion rights (Article 5) shall continue in proportion to the outstanding principal until the entire principal amount is returned to Lender.

      ARTICLE 7. Investment Representations. The following representations and warranties are made by Lender as of the date of this Agreement:

                  (a) This Agreement constitutes a valid and legally binding obligation of Lender, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and the availability of equitable remedies;

                  (b) Lender represents; (i) that the Agreement and any shares of stock to be received ("Securities") are being acquired for investment only and not with a view of the resale or distribution thereof to the public, and that he has no present intention of selling, granting any participation in, or otherwise distributing the same to the public;
     (ii) that there is no contract, undertaking, agreement, or arrangement to sell, transfer, or grant participation with respect to the Securities;
     (iii) that he is not an underwriter of the Securities within the meaning of
     Section 2(11) the Securities Act of 1933, as amended ("Securities Act"); and (iv) that he has full power and authority to enter into this Agreement;

                  (c) The Securities are being acquired after private negotiation with ABK and Lender has not been attracted to the purchase of the Securities by any publication or any advertising;

                  (d) Lender is or has been an investor in securities of companies in the development stage and acknowledges that he is able to protect his interest in connection with the sale of the Securities and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities;

                  (e) Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("Commission"), as presently in effect; and

                  (f) Lender understands that (i) neither the Securities nor the sale thereof to them has been registered under the Securities Act, or under any state securities law, (ii) no registration statement has been filed with the Commission, nor with any other regulatory authority, and that, as a result, any benefit which might normally accrue to an investor by an impartial review of such a registration statement by the Commission or other regulatory commission will not be forthcoming, and (iii) the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from ABK in a transaction or involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this

                                       -2-
                                 Page 193 of 209
     connection, Lender represents that he is familiar with the Commission's Rule 144, as presently in effect, and agrees that he will not sell all or any portion of the Securities without registration under all applicable securities as laws or exemptions therefrom.

     ARTICLE 8. Arbitration. Any dispute or controversy arising under this Agreement shall be settled by arbitration. In any such dispute, counsel for the parties shall act as arbitrators. In the event counsel cannot reach a resolution for the dispute within twenty one days of the date the dispute is submitted to them for arbitration they shall select a third arbitrator. If no agreement on the third arbitrator exists, a third arbitrator shall be selected by the Arbitration Committee of the American Arbitration Association. Arbitration shall be held in San Francisco or any other place agreed upon by all parties to the dispute. Any dispute over arbitrability may be decided by the arbitrators. Lender may enforce the award rendered in any court of competent jurisdiction. Any submission to arbitration as herein provided shall be accompanied by all records, papers, correspondence, bills of accounts, and all other pertinent or relevant exhibits respecting the presentation of the case.

      ARTICLE  9.  Miscellaneous,

            9.1 Amendment. No amendment or waiver of any provision of this Agreement, nor consent to any departure by ABK therefrom, shall in any event be effective unless the same shall be in writing and signed by both parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            9.2 Notices. Except as otherwise specifically provided herein, all notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered personally or by telegram to the party to whom notice is to be given, or on the third business day after mailing if mailed by first class mail, registered or certified, postage prepaid and properly addressed as follows:

If to ABK:                          If to Lender:

AMERICA'S BEST KARATE               David Y. Lei
26203 Production Avenue             320 El Cerrito Avenue
Suite 5                             Piedmont, CA 94611
Hayward, CA 94545
Attention: Mr. Anthony Chan

Either party may change its address for purposes of this Article by giving the other party or parties written notice of the new address in the manner set forth above.


                                      -3-
                                 Page 194 of 209

           9.3 Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of ABK and the Lender and their respective successors and assigns. Tins Agreement shall be governed by and construed in accordance with, the internal laws of the State of California (without reference to any principles of conflicts of laws).

           9.4 Article Headings. The various Article headings are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement or any Article thereof.

            9.5 Executed Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.

            9.6 Integration. This Agreement supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties to this agreement have executed it effective as of the date first above written.

America's Best Karate                     Lender



By:   /s/ Anthony K. Chan                 By:   /s/ David Y. Lei
      -----------------------                   ------------------------
      Anthony K. Chan                           (signature)
      Chief Executive Officer
                                                David Y. Lei
                                                (name in print)




                                      -4-
                                 Page 195 of 209

                                                                 Exhibit 10.14

                         CONVERTIBLE LOAN AGREEMENT


            THIS CONVERTIBLE LOAN AGREEMENT ("Agreement") is entered into as of December 8, 1994, between America's Best Karate, a California corporation ("ABK"), and the party hereinafter who shall execute this Agreement as provided ("Lender").

      ARTICLE 1. Loan. On the date of this Agreement, ABK is borrowing from Lender, and Lender is lending to ABK, the principal sum of FIFTY-FOUR THOUSAND DOLLARS ($54,000.00) ("Loan").

      ARTICLE 2. Use. The Loan proceeds shall be used for the startup and operation of a total of six (6) martial arts schools in the City of Las Vegas, Nevada and to engage in all activities reasonably incidental thereto.

      ARTICLE 3. Interest. Interest shall accrue on the total unpaid principal amount of the Loan at THIRTEEN PERCENT (13%) per annum, calculated on an actual day basis using a 365-day year, and shall be due and payable on a monthly basis. Nothing contained in this Agreement or any transaction related hereto shall be construed or operate (either presently or prospectively): (a) to require ABK to pay interest at a rate greater than the interest rate which Lender may lawfully charge (but shall, instead, require the payment of interest only to the extent of such lawful rate); or (b) to require ABK to make any payment or do any act contrary to law. If any clause or provision contained in this Agreement shall exceed the lawful rate of interest or shall otherwise operate to invalidate this Agreement, in whole or in part, then (i) the amount of interest payable hereunder by ABK shall be reduced to the maximum lawful amount and rate of interest, (ii) any amount of interest that Lender has received hereunder in excess of the lawful amount shall be applied to reduce the principal amount of the Loan outstanding under this Agreement, and (iii) the remainder of this Agreement shall remain operative and in full force and effect.

      ARTICLE  4.  Interest Adjustment. When the sum of payments per above
Article 3 equals the amount of the Loan, then the interest payment shall be changed to 1.248 percent times Net Profit Before Taxes of ABK (both California and Nevada operations). Net profit or net loss shall be determined by ABK in accordance with generally accepted accounting principles, within thirty days from the closing of each calendar month of the year. Financial statements and distribution of moneys shall also be made by ABK within thirty days from the end of each calendar month. End of the year summaries shall be reported by ABK no later than January 31 of the following year.

      ARTICLE 5. Conversion. Subject to the provisions hereof, in the event that ABK or an affiliate of ABK consummates an initial public offering ("IPO") of common stock, Lender shall have the option to convert, in whole or in part at any time or from time to time, the Loan into 1.248 percent of the number of shares offered in such IPO. For purposes of this Article 5, the number of shares offered in an IPO shall not include any shares offered to the public pursuant to any over-allotment option. To effect such conversion, Lender shall give written notice to ABK thirty (30) days before the date on which such conversion shall


                                       -1-
                                 Page 196 of 209
occur (the "Conversion Date"). Such notice shall state: (a) the dollar amount of the Loan being converted into common stock; (b) the number of shares of common stock which shall be delivered to Lender upon such conversion; (c) the balance of the Loan which shall remain outstanding and (d) the Conversion Date.

      ARTICLE 6. Withdrawal. Lender may withdraw the loan principal by notifying ABK in writing 30 days in advance of the intended withdrawal date. ABK in its sole discretion, may return the principal amount in one lump sum, or in equal monthly payments over a 12-month period. Interest calculations (Article 3 & 4) and Conversion rights (Article 5) shall continue in proportion to the outstanding principal until the entire principal amount is returned to Lender.

      ARTICLE 7. Investment Representations. The following representations and warranties are made by Lender as of the date of this Agreement:

                  (a) This Agreement constitutes a valid and legally binding obligation of Lender, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and the availability of equitable remedies;

                  (b) Lender represents; (i) that the Agreement and any shares of stock to be received ("Securities") are being acquired for investment only and not with a view of the resale or distribution thereof to the public, and that he has no present intention of selling, granting any participation in, or otherwise distributing the same to the public;
     (ii) that there is no contract, undertaking, agreement, or arrangement to sell, transfer, or grant participation with respect to the Securities;
     (iii) that he is not an underwriter of the Securities within the meaning of
     Section 2(11) the Securities Act of 1933, as amended ("Securities Act"); and (iv) that he has full power and authority to enter into this Agreement;

                 (c) The Securities are being acquired after private negotiation with ABK and Lender has not been attracted to the purchase of the Securities by any publication or any advertising;

                 (d) Lender is or has been an investor in securities of companies in the development stage and acknowledges that he is able to protect his interest in connection with the sale of the Securities and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the\ Securities;

                 (e) Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("Commission"), as presently in effect; and

                  (f) Lender understands that (i) neither the Securities nor the sale thereof to them has been registered under the Securities Act, or under any state securities law, (ii) no registration statement has been filed with the Commission, nor with any other regulatory authority, and that, as a result, any benefit which might normally accrue to an investor by an impartial review of such a registration statement by the Commission or other regulatory commission will not be forthcoming, and (iii) the

                                       -2-
                                 Page 197 of 209

     Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from ABK in a transaction or involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
     In this connection, Lender represents that he is familiar with the

     Commission's Rule 144, as presently in effect, and agrees that he will not sell all or any portion of the Securities without registration under all applicable securities as laws or exemptions therefrom.

      ARTICLE 8. Arbitration. Any dispute or controversy arising under this Agreement shall be settled by arbitration. In any such dispute, counsel for the parties shall act as arbitrators. In the event counsel cannot reach a resolution for the dispute within twenty one days of the date the dispute is submitted to them for arbitration they shall select a third arbitrator. If no agreement on the third arbitrator exists, a third arbitrator shall be selected by the Arbitration Committee of the American Arbitration Association. Arbitration shall be held in San Francisco or any other place agreed upon by all parties to the dispute. Any dispute over arbitrability may be decided by the arbitrators. Lender may enforce the award rendered in any court of competent jurisdiction. Any submission to arbitration as herein provided shall be accompanied by all records, papers, correspondence, bills of accounts, and all other pertinent or relevant exhibits respecting the presentation of the case.

      ARTICLE  9.  Miscellaneous,

            9.1 Amendment. No amendment or waiver of any provision of this Agreement, nor consent to any departure by ABK therefrom, shall in any event be effective unless the same shall be in writing and signed by both parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            9.2 Notices. Except as otherwise specifically provided herein, all notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered personally or by telegram to the party to whom notice is to be given, or on the third business day after mailing if mailed by first class mail, registered or certified, postage prepaid and properly addressed as follows:

If to ABK:                             If to Lender:

AMERICA'S BEST KARATE                  Thomas Y. Fu
26203 Production Avenue, Suite 5       348 Red Maple Drive
Hayward, CA 94545                      Danville, CA 94506
Attention:  Mr. Anthony Chan

Either party may change its address for purposes of this Article by giving the other party or parties written notice of the new address in the manner set forth above.


                                       -3-
                                 Page 198 of 209

            9.3 Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of ABK and the Lender and their respective successors and assigns. Tins Agreement shall be governed by and construed in accordance with, the internal laws of the State of California (without reference to any principles of conflicts of laws).

            9.4 Article Headings. The various Article headings are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement or any Article thereof.

            9.5 Executed Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.

            9.6 Integration. This Agreement supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties to this agreement have executed it effective as of the date first above written.

America's Best Karate                     Lender



By:   /s/ Anthony K. Chan                 /s/ Thomas Y. Fu
      -------------------------           -----------------------
      Anthony K. Chan                     (signature)
      Chief Executive Officer
                                          Thomas Y. Fu
                                          (name in print)






                                       -4-
                                 Page 199 of 209

                                                                 Exhibit 10.15

                        "Adventures With Kanga Roddy"
                              Amended Deal Memo

      "The Contractor"                    "The Producer"
       --------------                      ------------
      Rick Fichter                        America's Best Karate
      7 Kramer Place                      26203 Production Ave, Suite #5
      San Francisco, CA 94133             Hayward, CA 94545
      (415) 788-7376                      (510) 782-8168
      SS# ###-##-####                     Tax ID# 94-3140933

Fee: Producer agrees to pay Contractor a fee of $30,000 in six equal payments. Payments of $5,000 each are made as per Contractor's directive on the following dates:

1) October 1, 1996      2) October 17, 1996     3) November 2, 1996
4) November 18, 1996    5) December 4, 1996     6) December 20, 1996

Contractors start date:            October 1, 1996

Contractor's job description       Creative Director

Credit: Full card credit as "Creative Director" in the primary position (i.e., last in opening title sequence or first in tail credits) and to appear for not less than three seconds screen time.

Other terms:

(1) This agreement is a guaranteed "pay or play" deal (i.e. Producer agrees to fee payments to Contractor without exception).

(2) Contractor's last day of obligation to Producer as "Creative Director" is December 20, 1996.

(3) Producer agrees to provide to Contractor a Beta SP copy of the finished program at no cost to Contractor at a time deemed appropriate by Producer but not later than February 1, 1997.

(4) Contractor will receive credit on all subsequent episodes as "Creative Consultant" or some other mutually acceptable terminology if Contractor ceases to participate in a directorial role. However, Producer grants Contractor the "first right of refusal" to continue as the Director of subsequent 12 more episodes and Contractor agrees to consider the position. Scheduling and compensation for work on subsequent episodes will be negotiated in good faith between the parties.

(5) By the act of furnishing creative services for the pilot episode, the Contractor becomes entitled to 2% (two percent) in the distribution of net profits from broadcasting, television syndication, and sales of video tapes of the first 13 episodes of "Adventures With Kanga Roddy" (the "Series").


                                       -1-
                                 Page 200 of 209

     If Contractor continues to participate as a Creative Director throughout the entire thirteen episodes, then Contractor becomes entitled to 4% (four percent) of net profits from broadcasting, television syndication, and sales of video tapes of these first 13 episodes.



(6) Contractor agrees to tender services in accordance with industry standards and according to a time table appropriate to the fulfillment of his responsibility as Creator Director.

(7) Producer owns all right, title and interest of every kind and nature in and to the results and proceeds of Contractor's services, including, with limitation, all outtakes and unused film footage, recordings, photographs and tapes and any items manufactured or derived therefrom, free from any claims whatsoever by the Contractor or any other person. Producer shall have the exclusive right to copyright any and all of the foregoing in its name as the owner and author thereof and to secure any and all renewals and extensions of such copyright. Solely for the purposes of any applicable copyright law, the Contractor and all other persons rendering services in connection with the Series shall be deemed "employees for hire" of Producer.

(8) This Amended Deal Memo supersedes in its entirety the Deal Memo executed by the parties hereto on September 26 & 28, 1996.

(9) This Amended Deal Memo is assignable by Producer to American Champion Media, Inc., an affiliate of Producer, without the consent of Contractor.


AGREED



By:   /s/ Rick Fichter                    /s/ Anthony K. Chan
      -------------------------           ---------------------------
      Rick Fichter                        America's Best Karate

                                          By:   Anthony K. Chan

                                          Its:  Chief Executive Officer

Date: February 23, 1997                   Date: February 23, 1997
      -------------------------                 -----------------







                                       -2-
                                 Page 201 of 209

                                                                 Exhibit 10.17

                          INDEMNIFICATION AGREEMENT

            This Indemnification Agreement ("Agreement") is made as of ____________, 1997, by and between American Champion
Entertainment, Inc., a Delaware corporation (the "Company"), and
________________ ("Indemnitee"), with reference to the following facts:

            A. Indemnitee is currently serving as a director or officer of the Company.

            B. The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

            C. Indemnitee does not regard the current protection available to be adequate under the present circumstances to protect him or her against the risks associated with his or her service to the Company and the Company recognizes that Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers or directors without additional protection.

            D. The Company desires to attract and retain the services of highly qualified individuals, including Indemnitee, to serve as officers and directors of the Company and thus desires to indemnify its officers and directors to provide them with the maximum protection permitted by law.

            THEREFORE, IN CONSIDERATION OF the foregoing premises, the Company and Indemnitee hereby agree as follows:

      1.    Indemnification.

            1.1 Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company, or any subsidiary of the Company, and such proceeding relates to any action or inaction on the part of Indemnitee while an officer, director, employee or agent or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 13 hereof, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, if Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any proceeding by

                                       -1-
                                 Page 202 of 209
judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal proceedings, would not create a presumption that indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

            1.2 Proceedings By or In the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company, or any subsidiary of the Company, and such action relates to any action or inaction on the part of Indemnitee while an officer, director or agent, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 13 hereof, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under Delaware law) and amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the proceeding if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee shall have been adjudged to have been liable to the Company in the performance of Indemnitee's duty to the Company, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine is proper.

            1.3 Successful Defense on Merits. To the extent that Indemnitee has been successful on the merits in defense of any proceeding referred to in
 Section 1.1 or 1.2 above, or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

            1.4 Certain Terms Defined. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Agreement, references to the "Company" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that an Indemnitee who is or was a director, officer, employee or other agent of such a constituent corporation, or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as an Indemnitee would if he or she had served the resulting or surviving corporation in the same capacity.

                                       -2-
                                 Page 203 of 209

      2. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company for so long as he or she is duly elected or appointed or until such time as he or she voluntarily resigns. Indemnitee agrees to tender written notice to the Company at least 30 days prior to voluntarily resigning. The terms of any existing employment agreement between Indemnitee and the Company shall continue in effect but shall be modified or supplemented by the terms of this Agreement. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

      3.    Expenses; Indemnification Procedure.

            3.1 Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Section 1.1 or 1.2 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

            3.2 Notice of Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Secretary of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

            3.3  Enforcement Rights.  Any indemnification provided for in
Section 1 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Agreement, under any statute, or under any provision of the Company's Bylaws providing for indemnification, is not paid by the Company, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request, and subject to
Section 13, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify
Indemnitee for the amount claimed but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3.1 unless and until such defense may be finally


                                       -3-
                                 Page 204 of 209
adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that, if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Company (including its Board of Directors or any committee thereof, independent legal counsel or its stockholders).

            3.4 Assumption of Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. At all times Indemnitee shall have the right to employ other counsel in any such proceeding at Indemnitee's expense.

            3.5 Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3.2 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            3.6 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      4. Exceptions. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this
Agreement:



                                       -4-
                                 Page 205 of 209

           4.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or as otherwise required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

            4.2 Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

            4.3 Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

            4.4 Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

      5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

      6.    Additional Indemnification Rights; Nonexclusivity.

            6.1 Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary and notwithstanding that such indemnification is not specifically authorized by this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

            6.2 Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee may be entitled under the Company's Bylaws, any agreement, any vote of stockholders or disinterested directors, or under the laws of the State of Delaware.


                                       -5-
                                 Page 206 of 209

      7. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

      8. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

      9. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

      10. Effective Dates. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or any predecessor corporation or constituent corporation in a merger involving the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

      11. Coverage. The provisions of this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.


                                       -6-
                                 Page 207 of 209

      12. Notice. All notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

      13. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

      15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts in the State of Delaware.

      16. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


American Champion Entertainment, Inc.     Address:

                                          26203 Production Avenue
By: -------------------------------       Suite 5
                                          Hayward, CA 94545
Title: ----------------------------
                                          Address:
                                          --------------------------
----------------------------              --------------------------
        (Signature)

----------------------------
   (Printed or typed name)

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                                 Page 208 of 209

                                                                  Exhibit 23.2



                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


            We consent to the use in this Registration Statement on Form SB-2 of our report dated February 5, 1997, on our audit of the balance sheet of American Champion Entertainment, Inc. and of our report dated January 31, 1997 on our audits of the financial statements of America's Best Karate. We also consent to the reference to our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.




                              /s/    Moore Stephens, P.C.
                              ----------------------------
                              MOORE STEPHENS, P.C.
                              Certified Public Accountants


Cranford, New Jersey
March 17, 1997











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